Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of February 8, 2021

among

LD LOWER HOLDINGS, INC.
as Borrower,

LD TOPCO, INC.

as Holdings Topco,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Administrative Agent and Collateral Agent,

and

The Lenders and L/C Issuers Party Hereto

TABLE OF CONTENTS

Page

ARTICLE I. Definitions and Accounting Terms1

Section 1.01.	Defined Terms1
Section 1.02.	Other Interpretive Provisions102
Section 1.03.	Accounting Term105
Section 1.04.	Rounding106
Section 1.05.	References to Agreements and Laws106
Section 1.06.	Times of Day106
Section 1.07.	Timing of Payment or Performance106
Section 1.08.	[Reserved]107
Section 1.09.	[Reserved]107
.	107
Section 1.10.	Pro Forma Calculations107
Section 1.11.	Calculation of Baskets107
Section 1.12.	Administrative Matters107

ARTICLE II. The Commitments and Credit Extensions107

Section 2.01.	The Loans107
Section 2.02.	Borrowings, Conversions and Continuations of Loans109
Section 2.03.	Letters of Credit111
Section 2.04.	[Reserved]121
Section 2.05.	Prepayments121
Section 2.06.	Termination or Reduction of Commitments128
Section 2.07.	Repayment of Loans129
Section 2.08.	Interest130
Section 2.09.	Fees131
Section 2.10.	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate131
Section 2.11.	Evidence of Indebtedness132
Section 2.12.	Payments Generally; Administrative Agent’s Clawback133
Section 2.13.	Sharing of Payments135

i

Section 2.14.	Incremental Facilities136
Section 2.15.	Incremental Equivalent Debt.140
Section 2.16.	Cash Collateral143
Section 2.17.	Defaulting Lenders144
Section 2.18.	Specified Refinancing Debt146

ARTICLE III. Taxes, Increased Costs Protection and Illegality148

Section 3.01.	Taxes148
Section 3.02.	[Reserved]153
Section 3.03.	Illegality153
Section 3.04.	Inability to Determine Rates153
Section 3.05.	Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements154
Section 3.06.	Funding Losses155
Section 3.07.	Matters Applicable to All Requests for Compensation155
Section 3.08.	Replacement of Lenders under Certain Circumstances157
Section 3.09.	Benchmark Replacement158

ARTICLE IV. Conditions Precedent to Credit Extensions161

Section 4.01.	Conditions to the Initial Credit Extension on the Closing Date161
Section 4.02.	Conditions to All Credit Extensions after the Closing Date163

ARTICLE V. Representations and Warranties164

Section 5.01.	Existence, Qualification and Power; Compliance with Laws164
Section 5.02.	Authorization; No Contravention165
Section 5.03.	Governmental Authorization; Other Consents165
Section 5.04.	Binding Effect165
Section 5.05.	Financial Statements; No Material Adverse Effect165
Section 5.06.	Litigation166
Section 5.07.	Use of Proceeds166
Section 5.08.	Ownership of Property; Liens167
Section 5.09.	Environmental Compliance167
Section 5.10.	Taxes168
Section 5.11.	Employee Benefits Plans168
Section 5.12.	Subsidiaries; Capital Stock169
Section 5.13.	Margin Regulations; Investment Company Act170

Section 5.14.	Disclosure170
Section 5.15.	Compliance with Laws170
Section 5.16.	Intellectual Property; Licenses, Etc.170
Section 5.17.	Solvency171
Section 5.18.	Perfection, Etc.171
Section 5.19.	Sanctions; OFAC171
Section 5.20.	Anti-Corruption Laws172
Section 5.21.	[Reserved]172
Section 5.22.	Holdings Activities172
Section 5.23.	Data Privacy and Security172
Section 5.24.	Insurance173
Section 5.25.	No Default173

ARTICLE VI. Affirmative Covenants173

Section 6.01.	Financial Statements173
Section 6.02.	Certificates; Other Information175
Section 6.03.	Notices177
Section 6.04.	Payment of Taxes178
Section 6.05.	Preservation of Existence, Etc.178
Section 6.06.	Maintenance of Properties178
Section 6.07.	Maintenance of Insurance178
Section 6.08.	Compliance with Laws179
Section 6.09.	Books and Records179
Section 6.10.	Inspection Rights179
Section 6.11.	Use of Proceeds180
Section 6.12.	Covenant to Guarantee Obligations and Give Security180
Section 6.13.	Compliance with Environmental Laws182
Section 6.14.	Further Assurances182
Section 6.15.	[Reserved].184
Section 6.16.	Post-Closing Undertakings184
Section 6.17.	No Change in Line of Business184
Section 6.18.	Transactions with Affiliates184
Section 6.19.	Lender Conference Calls188

ARTICLE VII.188

Negative Covenants188

Section 7.01.	Indebtedness188
Section 7.02.	Limitations on Liens196
Section 7.03.	Fundamental Changes197
Section 7.04.	Asset Sales198
Section 7.05.	Restricted Payments200
Section 7.06.	Burdensome Agreements209
Section 7.07.	Accounting Changes211
Section 7.08.	Financial Covenant211
Section 7.09.	Holding Company211
Section 7.10.	Division of Loan Parties212
Section 7.11.	Intellectual Property212

ARTICLE VIII. Events of Default and Remedies212

Section 8.01.	Events of Default212
Section 8.02.	Remedies Upon Event of Default215
Section 8.03.	Right to Cure216
Section 8.04.	Application of Funds217

ARTICLE IX. Administrative Agent and Other Agents219

Section 9.01.	Appointment and Authorization of Agents219
Section 9.02.	Delegation of Duties221
Section 9.03.	Liability of Agents221
Section 9.04.	Reliance by Agents223
Section 9.05.	Notice of Default224
Section 9.06.	Credit Decision; Disclosure of Information by Agents224
Section 9.07.	Indemnification of Agents225
Section 9.08.	Agents in their Individual Capacities226
Section 9.09.	Successor Agents226
Section 9.10.	Administrative Agent May File Proofs of Claim228
Section 9.11.	Collateral and Guaranty Matters228
Section 9.12.	No Other Duties, No Fiduciary Relationship230

Section 9.13.	Secured Cash Management Agreements and Secured Hedge Agreements231
Section 9.14.	Appointment of Supplemental Agents, Incremental Arrangers, Incremental Equivalent Debt Arrangers and Specified Refinancing Agents231
Section 9.15.	Intercreditor Agreement233
Section 9.16.	Withholding Tax233
Section 9.17.	Certain ERISA Matters234

ARTICLE X. Miscellaneous235

Section 10.01.	Amendments, Etc.235
Section 10.02.	Notices; Electronic Communications240
Section 10.03.	No Waiver; Cumulative Remedies; Enforcement242
Section 10.04.	Expenses243
Section 10.05.	Indemnification by the Borrower244
Section 10.06.	Payments Set Aside246
Section 10.07.	Successors and Assigns246
Section 10.08.	Confidentiality255
Section 10.09.	Setoff256
Section 10.10.	Interest Rate Limitation257
Section 10.11.	Counterparts257
Section 10.12.	Integration; Effectiveness257
Section 10.13.	Survival of Representations and Warranties258
Section 10.14.	Severability258
Section 10.15.	Governing Law; Jurisdiction; Etc.258
Section 10.16.	Service of Process259
Section 10.17.	Waiver of Right to Trial by Jury259
Section 10.18.	Binding Effect259
Section 10.19.	No Advisory or Fiduciary Responsibility260
Section 10.20.	Affiliate Activities260
Section 10.21.	Electronic Execution of Assignments and Certain Other Documents261
Section 10.22.	USA PATRIOT Act; Beneficial Ownership261
Section 10.23.	Judgment Currency261
Section 10.24.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions262
Section 10.25.	Acknowledgement Regarding Any Supported QFCs262

v

SCHEDULES

1	Guarantors
1.01(e)	Contracts Prohibiting Subsidiary Guarantees
2.01	Commitments and Pro Rata Shares
5.06	Litigation
5.08(b)	Material Real Property
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property Matters
6.16	Post-Closing Undertakings
7.01	Closing Date Indebtedness
7.02	Closing Date Liens
7.05	Closing Date Investments
10.02	Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Request for L/C Credit Extension
B-1	Initial Term Note
B-2	Delayed Draw Term Note
B-3	Revolving Credit Notes
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Affiliate Lender Assignment and Assumption
D-3	Administrative Questionnaire
E-1	Holdings Guaranty
E-2	Subsidiary Guaranty
F	Security Agreement
G	Solvency Certificate
H	Intercompany Subordination Agreement
I-1	U.S. Tax Compliance Certificate
I-2	U.S. Tax Compliance Certificate
I-3	U.S. Tax Compliance Certificate
I-4	U.S. Tax Compliance Certificate
J	Optional Prepayment of Loans
K-1	Pari Passu Intercreditor Agreement
K-2	1L/2L Intercreditor Agreement
L	Secured Party Designation Notice

This CREDIT AGREEMENT is entered into as of February 8, 2021, among LD Lower Holdings, Inc., a Delaware corporation (the “Borrower” or the “Company”), LD Topco, Inc., a Delaware corporation (“Holdings Topco”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer party hereto and Wilmington Trust, National Association (“Wilmington Trust”), as Administrative Agent and Collateral Agent.

PRELIMINARY STATEMENTS

The Borrower has requested that, upon the satisfaction in full of the applicable conditions precedent set forth in Article IV below, the applicable Lenders (a) make term loans to the Borrower on the Closing Date in an aggregate principal amount of $300,000,000, (b) make available to the Borrower after the Closing Date delayed draw term loans in an aggregate principal amount of $50,000,000 and (c) make available to the Borrower, on and after the Closing Date, a $40,000,000 super-priority revolving credit facility for the making, from time to time, of revolving loans and the issuance, from time to time, of letters of credit, in each case on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
Definitions and Accounting Terms

Section 1.01.Defined Terms

.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accepting Lender” has the meaning specified in Section 10.01.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Cash” means the amount of unrestricted cash after giving effect to unrealized gains and losses under (and as determined by) any Swap Contracts (with respect to currency exchange rates) in place at the time of determination (but only with respect to the then-elapsed portion of the current monthly or quarterly (as applicable under the relevant Swap Contract) calculation period thereunder).

“Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum equal to the Eurocurrency Rate for such Interest Period, multiplied by the Statutory Reserve Rate; provided that, with respect to the Term Loans and the Revolving Credit Loans, the Adjusted Eurocurrency Rate shall not be less than 1.00% per annum.

“Administrative Agent” means Wilmington Trust, National Association, acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Account” means such account of the Administrative Agent as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-3 or any other form approved by the Administrative Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Lenders” means, collectively, the Sponsor and its Affiliates (other than any Natural Person, Holdings and any of Holdings’ Subsidiaries).

“Affiliate Transaction” has the meaning specified in Section 6.18(a).

“Agent Fee Letter” means the Fee Letter, dated the Closing Date, among the Borrower, the Administrative Agent and the Collateral Agent.

“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent or the Collateral Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law is commenced, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided, that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide the Administrative Agent or Collateral Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent or Collateral Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent or the Collateral Agent.

“Agent-Related Persons” means each Agent, together with its Related Parties.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, Incremental Arrangers and Incremental Equivalent Debt Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this term loan, delayed draw term loan and revolving credit agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Among Lenders” means that certain Agreement Among Lenders, dated as of the date hereof, by and among the Lenders as of the Closing Date and each other entity that becomes party thereto.

“Agreement Currency” has the meaning specified in Section 10.23.

“All-in Yield” means, with respect to any Indebtedness, the yield of such Indebtedness, whether in the form of interest rate, margin, OID, upfront fees, index floors or otherwise, in each case payable by the Borrower generally to lenders; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity, and shall not include arrangement fees, structuring fees, ticking fees, commitment fees, unused line fees, underwriting fees and any amendment and similar fees (regardless of whether paid in whole or in part to the relevant lenders). For the avoidance of doubt, the Underwriting Fee (as defined in the Blackstone Credit Fee Letter) shall constitute OID for purposes of this definition.

“Ally” means Ally Bank.

“Ally Representative” means Ally, and, after the Closing Date, any successor and assign that is an Affiliate of Ally appointed by Ally.

“Alternative Interest Rate Election Event” has the meaning specified in Section 3.04(b).

“Anti-Corruption Laws” has the meaning specified in Section 5.20.

“Applicable Commitment Fee” means, for any calendar quarter, a percentage per annum determined as of the first day of such calendar quarter, equal to (x) 0.50% if the average daily balance of the Outstanding Amount of Revolving Credit Loans during the immediately preceding calendar quarter is greater than $7,500,000 or (y) 0.75% if the average daily balance of the Outstanding Amount of Revolving Credit Loans during the immediately preceding calendar quarter is less than or equal to $7,500,000.

“Applicable Data Privacy Laws” has the meaning given to that term in paragraph (a) of the definition of “Data Privacy and Security Laws, Requirements, and Standards.”

“Applicable Discount” has the meaning specified in the definition of “Dutch Auction.”

“Applicable Rate” means a percentage per annum equal to, (a) with respect to the Initial Term Loans and Delayed Draw Term Loans, 6.50% per annum for Eurocurrency Rate Loans and

5.50% per annum for Base Rate Loans, and (b) with respect to the Revolving Credit Loans, 4.00% per annum for Eurocurrency Rate Loans and 3.00% per annum for Base Rate Loans.

“Appropriate Lender” means, at any time, (a) with respect to either any Term Facility or Revolving Credit Facility, a Lender that has a Commitment with respect to such Tranche or holds a Term Loan or a Revolving Credit Loan, respectively, under such Tranche at such time, (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued (or arranged) pursuant to Section 2.03(a), the Revolving Credit Lenders, (c) with respect to any New Term Facility, a Lender that holds a New Term Loan at such time, and (d) with respect to any Specified Refinancing Debt, a Lender that holds Specified Refinancing Term Loans or Specified Refinancing Revolving Loans, as applicable.

“Approved Counterparty” shall mean (a) the Administrative Agent, any Lender or any affiliate of the Administrative Agent or Lender at the time it entered into a Secured Hedge Agreement or a Cash Management Agreement, as applicable (or, in the case of any Secured Hedge Agreement in existence as of the Closing Date, the Administrative Agent or any Lender or affiliate thereof as of the Closing Date), in its capacity as a party thereto, (b) any other person whose long term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (c) any other person from time to time approved in writing by Blackstone Credit; provided, however, that for any of the foregoing to be included as an “Approved Counterparty” on any date of determination by the Administrative Agent or the Collateral Agent, the applicable Person referred to in any of clauses (a) through (d) above must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Approved Fund” means the Warehouse Entity, any Blackstone Credit Entity and any Fund that is administered, advised, sub-advised or managed by (a) Blackstone Credit, (b) a Lender, (c) an Affiliate of a Lender or (d) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale” means:

(a)

the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Borrower or any Restricted Subsidiary, or

(b)

the issuance or sale of Equity Interests (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 7.01 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),

(each of the foregoing referred to in this definition as a “Disposition”).  Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a)

a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights to lapse or become abandoned);

(b)

(i) without limiting the provisions of Section 8.01(k), the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Borrower in compliance with the provisions of Section 7.03 or 7.04 or any Disposition that constitutes a Change of Control, and (ii) any Specified Change of Control;

(c)	any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05 or any Permitted Investment;
(d)

any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than or equal to $5,000,000;

(e)

any transfer or Disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to another Restricted Subsidiary; provided, that any such dispositions to a Restricted Subsidiary that is not a Guarantor hereunder shall not exceed in the aggregate at any time the greater of (x) $10,000,000 and (y) 1.50% of Consolidated Total Assets of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis;

(f)	the creation of any Lien permitted under this Agreement;
(g)	any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(h)

the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof;

(i)	the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;
(j)

a sale, assignment or other transfer of Receivables Assets, or participations therein, (i) to a Receivables Subsidiary in a Qualified Receivables Financing or (ii) to any other Person in a Qualified Receivables Factoring, in each case so long as no Event of Default exists or would result therefrom;

(k)

a sale, assignment or other transfer of Receivables Assets, or participations therein, by a Receivables Subsidiary in a Qualified Receivables Financing, in each case so long as no Event of Default exists or would result therefrom;

(l)

any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Borrower;

(m)

(i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property or other intellectual property rights or other general intangibles in the ordinary course of business of the Borrower and the Restricted Subsidiaries of the Borrower;

(n)

any transfer in a Sale/Leaseback Transaction of any property acquired or built after the Closing Date; provided that such sale is for at least Fair Market Value (as determined on the date on which a definitive agreement for such Sale/Leaseback Transaction was entered into);

(o)

the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary of the Borrower, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(p)	Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to Casualty Events;
(q)

Dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r)	to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(s)	the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;
(t)

Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition or (ii) the proceeds of such Asset Sale are applied within 90 days of such disposition to the purchase price of such replacement property (which replacement property is actually purchased within 90 days of such disposition); and

(u)	a sale or transfer of equipment receivables, or participations therein, and related assets.

For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1, or otherwise in form and substance reasonably acceptable (including electronic documentation generated by MarkitClear or other electronic platform) to the Administrative Agent.

“Auction Amount” has the meaning specified in the definition of “Dutch Auction.”

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Dutch Auction; provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Auction Notice” has the meaning specified in the definition of “Dutch Auction.”

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(c)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.09, or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to (a) any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time and (b) in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (which, if negative, shall be deemed to be 0%) on such day plus 1/2 of 1%, (b) the Prime Lending Rate on such day, (c) the Adjusted Eurocurrency Rate (or, if applicable the successor rate established pursuant to Section 3.09) published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month plus 1%; provided that for the purposes of clause (c), the Adjusted Eurocurrency Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the Screen Rate, as if the relevant Borrowing of Base Rate Loans were a Eurocurrency Rate Borrowing and (d) solely with respect to the Term Loans and the Revolving Credit Loans, 2.00% per annum.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or the Adjusted Eurocurrency Rate for any reason, the Base Rate shall be determined without regard to clause (a) or (c) above, as applicable, until the circumstances giving rise to such inability no longer exist.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, the Eurocurrency Rate; provided that if a Benchmark Trigger Event has occurred with respect to Eurocurrency Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement Rate to the extent that such Benchmark Replacement Rate has replaced such prior benchmark rate pursuant to Section 3.09.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the interbank offered rate with an Unadjusted Benchmark Replacement for each applicable Interest Period (to the extent an Interest Period remains applicable, otherwise, such other period and Available Tenor):

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement Rate”, the first alternative set forth in the order below that (x) can be determined by the Blackstone Credit Representative (notice of which has been provided by the Blackstone Credit Representative to the Administrative Agent and (y) is administratively feasible as determined by the Administrative Agent in its sole discretion:

(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)  for purposes of clause (3) of the definition of “Benchmark Replacement Rate”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Holdings Topco and the Blackstone Credit Representative giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the interbank offered rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the interbank offered rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities of the applicable currency at such time or and (iii) the making of appropriate adjustments to (a) preserve pricing in effect at the time of selection of such Benchmark Replacement Rate and (b) for the duration and time for determination of the Benchmark Replacement Rate in relation to any applicable Interest Period;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any proposed Benchmark Replacement Amendment, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent (acting at the direction of the Blackstone Credit Representative) (or, for purposes of clause (3) of the definition of “Benchmark Replacement Rate”, the Administrative Agent (acting at the direction of the Blackstone Credit Representative) with the consent of Holdings Topco) determines may be appropriate to reflect the adoption and implementation of such Benchmark Replacement Rate and the other provisions contemplated by Section 3.09 (provided that any such change is substantially consistent with market practice (or, if the Administrative Agent determines that the adoption of any portion of such market practice is not administratively feasible or if the Blackstone Credit Representative determines that no market practice for the administration of such Benchmark Replacement Rate exists, in such other manner of administration as (x) the Blackstone Credit Representative decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents and (y) the Administrative Agent determines is administratively feasible), and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Blackstone Credit Representative determines that no market practice for the administration of the Benchmark Replacement Rate exists, in such other manner of administration as (x) the Blackstone Credit Representative, in consultation with Holdings Topco (or, for purposes of clause (3) of the definition of “Benchmark Replacement Rate”, the Blackstone Credit Representative with the consent of Holdings Topco determines is reasonably necessary in connection with the administration of this Agreement and (y) the Administrative Agent determines is administratively feasible).

“Benchmark Replacement Rate” means:

(i)if a Benchmark Trigger Event pursuant to clause (a) of the definition thereof has occurred, the first alternative set forth in the order below that (x) can be determined by the Blackstone Credit Representative (notice of which has been provided by the Blackstone Credit Representative to the Administrative Agent) and (y) is administratively feasible as determined by the Administrative Agent in its sole discretion) upon such occurrence:

(1)	the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)	the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and
(3)

the sum of: (a) the alternate benchmark rate that has been selected by Holdings Topco and the Administrative Agent (acting at the direction of the Blackstone Credit Representative) giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the interbank offered rate (e.g., the London interbank offered rate) for syndicated credit facilities of the applicable currency and (b) the Benchmark Replacement Adjustment; and

(ii)if a Benchmark Trigger Event pursuant to clauses (b) – (d) of the definition thereof has occurred, the sum of: (a) the alternate benchmark rate that has been selected by Holdings Topco and the Administrative Agent (acting at the direction of the Blackstone Credit Representative) (and that the Administrative Agent has determined is administratively feasible) giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the interbank offered rate (e.g., the London interbank offered rate) for syndicated credit facilities of the applicable currency and (b) the Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement Rate as so determined pursuant to any clause above would be less than 1.00% per annum, the Benchmark Replacement Rate will be deemed to be 1.00% per annum for the purposes of this Agreement.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blackstone Credit” shall mean Blackstone Alternative Credit Advisors LP (formerly known as GSO Capital Partners LP) and its Affiliates.

“Blackstone Credit Entities” shall mean Blackstone Credit, BX Finco, any of their respective Affiliates, and shall include, without limitation, certain funds, accounts and clients managed, or advised by Blackstone Credit, BX Finco or any of their respective Affiliates, as the context may require.

“Blackstone Credit Fee Letter” means that certain Fee Letter, dated as of February 8, 2021, by and among the Borrower, Holdings Topco and the Blackstone Credit Representative.

“Blackstone Credit Investor” shall mean any investor (or an Affiliate of such investor) of a fund managed or advised by Blackstone Credit to which investor (or an Affiliate of such investor) Blackstone Credit is providing certain administrative and other services.

“Blackstone Credit Representative” shall mean, Blackstone Credit, and, after the Closing Date, any successor or assign that is a Blackstone Credit Entity appointed by the previous Blackstone Credit Entity that fulfilled the role as Blackstone Credit Representative hereunder, effective after five Business Days’ advance written notice of such appointment to the Borrower and the Administrative Agent; provided, that if no Lender under this Agreement is a Blackstone Credit Entity, then "Blackstone Credit Representative" shall mean a Lender appointed by the Required Lenders and Required Revolving Credit Lenders and notified to the Administrative Agent to fulfill the role as the Blackstone Credit Representative with the consent of the Borrower or, in the absence of any such appointment, shall mean the Required Lenders.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” means materials and/or information provided by or on behalf of the Borrower hereunder.

“Borrower Parties” means the collective reference to Holdings, the Borrower and the Restricted Subsidiaries, and “Borrower Party” means any one of them. For the avoidance of doubt, the Parent shall not be considered a Borrower Party.

“Borrowing” means a Term Borrowing or a Revolving Credit Borrowing.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of the State of New York, or are in fact closed in, New York City and, if such day relates to any Eurocurrency Rate Loan, is a day that is also a London Banking Day.

“BX Finco” shall mean Blackstone Holdings Finance Co. L.L.C. and its Affiliates.

“Capital Stock” means:

(1)	in the case of a corporation or company, corporate stock or share capital;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Closing Date (whether or not such operating lease obligations were in effect on such date) shall, if so elected by the Borrower, continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.

“Cash-Capped Incremental Facility” has the meaning specified in Section 2.14(a).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer (as applicable) and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the applicable L/C Issuer) or deposit account balances or, if the Administrative Agent or L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support (including by backstop with a letter of credit satisfactory to the applicable L/C Issuer or by being deemed reissued under or otherwise transferred to another agreement acceptable to the applicable L/C Issuer), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent, (b) the Blackstone Credit Representative and (c) the applicable L/C Issuer (which documents are hereby consented to by the Lenders).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Borrower or any Guarantor (in each case, other than from a Restricted Subsidiary (other than in its capacity as a conduit)) and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1)

Dollars, Canadian Dollars, Pounds Sterling, Euro, the national currency of any Participating Member State of the European Union (as it is constituted on the Closing Date) and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;

(2)

securities issued or directly guaranteed or insured by the government of the United States, the United Kingdom or any country that is a member of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)

money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks;

(4)

repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;

(5)

commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Borrower) rated at least “A-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(6)

readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)

Indebtedness issued by Persons (other than the Sponsor) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A- 2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8)	investment funds investing at least 95% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(9)

Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and

(10)

in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Foreign Subsidiary is located or in which such investment is made.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to the Borrower or any Restricted Subsidiary.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date or any effective date with respect to any amendment hereof (an “Amendment Effective Date”), is, as of the Closing Date or such Amendment Effective Date, as applicable, or within 45 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement, (iii) within 45 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Cash Management Agreement or (iv) any other Approved Counterparty; provided, however, that for any of the foregoing to be included as a “Cash Management Bank” on any date of determination by the Administrative Agent or the Collateral Agent, the applicable Person referred to in any of clauses (i) through (iv) above must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, credit card processing services and merchant services.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.

A “Change of Control” will be deemed to occur if:

(a)	Parent shall cease to own, directly or indirectly, 100% of the Equity Interests of Borrower;
(b)

any person or “group” (within the meaning of Rule 13d-5 under the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, acquires beneficial ownership (within the meaning of Rule 13d-5 under the Exchange Act) of Voting Stock of Parent representing both (i) more than 35% of the aggregate ordinary voting power for the election of directors of Parent and (ii) more than the percentage of the aggregate ordinary voting power for the election of directors of Parent that is at the time beneficially owned (within the meaning of Rule 13d-5 under the Exchange Act), directly or indirectly, by the Permitted Holders, taken together; or

(c)

the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to any Person other than the Borrower or a Restricted Subsidiary;

provided that a Specified Change of Control will not be deemed to be a Change of Control.

“Closing Date” means February 8, 2021.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Wilmington Trust, National Association, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages (if any), each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, Section 6.14 or Section 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to another or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, in each case shall be in writing, substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph to this Agreement.

“Company Competitor” means any Person that competes with the business of Holdings, the Borrower and its Subsidiaries from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrower and the Blackstone Credit Representative.

“Computer Systems” means any of, or combination of, computer software, computer hardware (whether general or special purpose), information technology systems, applications, cloud-based storage platforms and systems, telecommunications capabilities (including voice, data or video networks), and other similar or related items of any automated, computerized or software system and any other network or system or related service that is owned, controlled, licensed, leased, operated, used, or held for use by the Borrower or any of its Affiliates or Subsidiaries in the conduct of its or their business.

“Consolidated Cash Taxes” means, for an applicable period with respect to the Borrower Parties on a consolidated basis, the aggregate of all taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries (including (i) federal, state, franchise, excise and similar taxes and foreign withholding taxes, (ii) penalties and interest related to such taxes or arising from any tax examinations and (iii) taxes in respect of repatriated funds), paid in cash during such period, to the extent they exceed the amount of taxes deducted in determining Consolidated Net Income for such period.

“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all assets of such Person and its Restricted Subsidiaries on a consolidated basis that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person and its Restricted Subsidiaries on a consolidated basis, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person, (iv) deferred financing fees, (v) amounts related to current or deferred taxes (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) (so long as the items described in clauses (iv) and (v) are non-cash items), (vi) in the event that a Qualified Receivables Factoring or Qualified Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Receivables Assets subject to such Qualified Receivables Factoring or Qualified Receivables Financing minus (y) collections by such Person against the amounts sold pursuant to clause (x),

(vii) [reserved] and (viii) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) escrow account balances, (g) the current portion of pension liabilities, (h) liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale, and (j) any L/C Obligations or Revolving Credit Loans and any letter of credit obligations, swing line loans or revolving loans under any other revolving credit facility.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of:

(a)	Consolidated Net Income; plus

(b)an amount which, in the determination of Consolidated Net Income for such period, has been deducted (and not added back) (or, in the case of amounts pursuant to clauses (vi), (x) or (xi) below, not already included in Consolidated Net Income) for, without duplication,

(i)total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Lease Obligations, (E) net payments, if any, made (less net amounts, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness (other than in connection with the early termination thereof), (F) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to the Facilities and with respect to other Indebtedness permitted to be incurred hereunder and (G) any expensing of bridge, commitment and other financing fees, but excluding total interest expense associated with Synthetic Lease Obligations) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income or gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

(ii)provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including corporate income tax, federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including (A) penalties and interest related to such taxes or arising from any tax examinations and (B) in respect of repatriated funds,

(iii)depreciation and amortization expense and impairment charges (including amortization of intangible assets (including goodwill), deferred financing fees or costs, capitalized software expenditures (including capitalized software development expenditures), customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs),

(iv)other non-cash charges, expenses or losses (excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior period, or write-off or write-down or reserves with respect to current assets but including (A) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization and variances), (B) charges recognized in relation to post-retirement benefits or other charges necessary to adjust the defined benefit pension expense to reflect service cost only, (C) losses on minority interests owned by such Person, (D) the non-cash impact of accounting changes or restatements, (E) non-cash fair value adjustments in Investments, (F) the non-cash portion of “straight line” rent expense and (G) any other non-cash losses and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations) all as determined on a consolidated basis,

(v)restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with the Transactions, and other acquisitions permitted hereunder after the Closing Date, project start-up costs, losses, charges and expenses relating to any strategic initiatives (including any multi-year strategic initiatives), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities, reconfiguration of fixed assets for alternative uses and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs, excess pension charges (including curtailments and modifications to pensions and post retirement employee benefit plans), and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing in an amount, not to exceed, when taken together with the amount under clause (vi) below and in Section 1.10 in such period, an aggregate amount of 25% of Consolidated EBITDA (determined prior to giving effect to such amounts) in any consecutive fiscal quarter period,

(vi)the amount of “run rate” net cost savings, operating expense reductions, other operating improvements and acquisition synergies, in each case, projected by the Borrower in good faith to be realized (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of a responsible financial officer of the Borrower), net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (A) the Compliance Certificate required to be delivered pursuant to Section 6.02 for the applicable period shall include a certification that such cost savings, operating expense reductions, other operating improvements, synergies are, in the good faith judgment of a responsible financial officer of the Borrower, (1) factually supportable and (2) reasonably anticipated to be realized within 18 months after the consummation of any operational change or the acquisition or disposition or the entry into any new agreements or amendments to existing agreements with customers or joint ventures, in each case, which is expected to result in such cost savings, expense reductions, operating improvements or synergies, as the case may be, (B) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this clause (vi) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA pursuant to the other clauses of this definition or Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (C) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (vi) to the extent occurring more than six full fiscal quarters after the specified action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken in order to realize such projected cost savings, operating expense reductions, operating improvements and synergies; provided that, amounts added to Consolidated EBITDA pursuant to this clause (vi), other than to the extent in connection with the Transactions, shall not, when combined with amounts added to Consolidated EBITDA pursuant to clause (v) above and Section 1.10, in the aggregate exceed 25% of Consolidated EBITDA (determined prior to giving effect to such amounts) in any four consecutive fiscal quarter period,

(vii)non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options and other equity and equity-based interests to employees or other service providers of the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement (including expenses arising from the grant of stock and stock options and other equity and equity-based interests prior to the Closing Date) or the treatment of such options and other equity and equity-based interests under variable plan accounting,

(viii)(A) management, consulting and advisory fees, termination payments, transaction fees, indemnities and expenses permitted under Section 7.05 and (B) the amount of expenses, if any relating to payments made to any current, former or future officers, directors, employees, managers, consultants and independent contractors that are holders of stock options or other compensatory equity-based awards in Holdings Topco or any Parent Holding Company in connection with, or as a result of, any distribution being made to equity holders or unit holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such holders of compensatory equity-based awards as though they were shareholders or unit holders at the time entitled to share in such distribution, in each case to the extent permitted by this Agreement,

(ix)any costs or expenses incurred pursuant to any management equity plan or share or unit option plan or any other management, director or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or the Net Cash Proceeds of any issuance of Equity Interests (other than Disqualified Stock) of the Borrower (or any Parent Holding Company thereof) and not otherwise applied hereunder,

(x)proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income),

(xi)charges, losses, lost profits, expenses or write offs to the extent indemnified or insured by a third party that are covered by indemnification or other reimbursement provisions in connection with the Transaction, or any other acquisition or transaction permitted hereunder, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed to the Borrower or a Restricted Subsidiary in cash, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed in cash within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days) and to the extent that the related loss was deducted in the determination of Consolidated Net Income,

(xii)Synthetic Lease Obligations, to the extent deducted as an expense in such period,

(xiii)any losses realized upon a Disposition of property (including abandoned or discontinued operations or product lines) outside of the ordinary course of business,

(xiv)cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (c) below for any previous period and not added back,

(xv)net realized losses relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (or any similar pronouncement) (including net realized losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice),

(xvi)cash expenses relating to earn outs and similar obligations and any other earn-out obligations incurred prior to the date thereof or in connection with any acquisition, buyout or other investment paid or accrued during the applicable period, including any mark-to-market adjustments, in each case to the extent permitted by this Agreement,

(xvii)transaction costs related to any public offering consummated by the Borrower,

(xviii)any loss relating to Swap Contracts permitted hereunder (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice),

(xix)the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, excluding cash distributions in respect thereof, and

(xx)compensation and reimbursement of expenses of non-management members of the board of directors (or similar body) of such Person (other than employees of the Sponsor);

minus

(c)an amount which, in the determination of Consolidated Net Income, has been included for:

(i)non-cash income or gains, including (A) any non-cash portion of “straight line” rent expense, (B) credits recognized in relation to post-retirement benefits or other credits necessary to adjust the defined benefit pension income to reflect service cost only, (C) gains on minority interests owned by such Person, (D) the non-cash impact of accounting changes or restatements and (E) non-cash fair value adjustments in Investments but excluding (x) accrual of revenue in the ordinary course, (y) any such items in respect of which cash was received in a prior period or will be received in a future period (and, in the case of cash that was received in a prior period, such amounts previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b) of this definition)) or (z) any such items which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required (and where such accrual or reserve previously reduced Consolidated Net Income in a prior period (and would not have been required to be added back pursuant to clause (b)

of this definition)) and (F) any other non-cash gains and income resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, all as determined on a consolidated basis,

(ii)any gains realized upon the Disposition of property (including abandoned or discontinued operations or product lines) outside of the ordinary course of business,

(iii)the amount of cash received in such period in respect of any non-cash income or gain in a prior period (and such non-cash income or gain previously increased Consolidated Net Income in a prior period (and would not have been required to be deducted pursuant to clause (c)(i) of this definition)),

(iv)net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (or any similar pronouncement) (including net realized gains from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized losses from related Swap Contracts) (entered into in the ordinary course of business or consistent with past practice), and

(v)any gain related to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice).

Notwithstanding the foregoing, for purposes of determining Consolidated EBITDA for any four-quarter period that includes any of the fiscal quarters ended September 30, 2020, June 30, 2020, March 31, 2020 or December 31, 2019, Consolidated EBITDA for such fiscal quarters shall equal $16,700,000, $12,200,000, $15,000,000 and $17,200,000, respectively (which amounts, for the avoidance of doubt, shall not be subject to add-backs and adjustments pursuant to this definition but shall give effect to calculations on a Pro Forma Basis in accordance with this Agreement in respect of acquisitions permitted hereunder and consummated after the Closing Date (including with respect to cost savings, synergies and “run-rate” adjustments described in clause (b)(vi) above or in Section 1.10 in connection with such acquisitions, subject in each case to the applicable limitations set forth therein)).

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments), (a)(iv), (b) (in respect of Indebtedness of the type described in (a)(i), (a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) and (a)(iv)), (d) and (e) of the definition of “Indebtedness”, of a Person and its Restricted Subsidiaries on a consolidated basis, in each case (other than with respect to Indebtedness of the type described in clauses (d) and (e) of the definition of “Indebtedness”), in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit (including Letters of Credit), bank guarantees, and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder.  For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and Cash Management Agreements, (ii) owed by Unrestricted Subsidiaries and (iii) in respect of intercompany Indebtedness (including Disqualified Stock and Preferred Stock) held by any Loan Party, do not constitute Consolidated Funded Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)

the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities); plus

(b)	consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(c)	interest income of the referent Person and its Restricted Subsidiaries for such period;

provided that (a) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (b) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded.   For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income, excluding, without duplication:

(i)extraordinary, unusual or non-recurring charges, expenses, losses or gains (including gains and losses realized on disposition of property outside of the ordinary course of business);

(ii)any amounts attributable to Investments in any non-wholly owned Restricted Subsidiary, Unrestricted Subsidiary or joint venture (other than a Guarantor or any Person at the Closing Date accounted for by the equity method of accounting; provided that to the extent not already excluded or deducted as minority interest expense, payments made in respect of interests of third parties shall be excluded) to the extent that such amounts have not been distributed in cash or Cash Equivalents to such Person and its Restricted Subsidiaries during such applicable period;

(iii)(x) any net unrealized gains and losses resulting from fair value accounting (including as a result of the mark-to-market of obligations of Swap Contracts and other derivative instruments) and (y) any net unrealized gains and losses relating to mark-to-market of amounts denominated in foreign currencies (including net unrealized gain and losses from exchange rate fluctuations on intercompany balances and balance sheet items), in each case, to the extent included in Consolidated Net Income;

(iv)the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis);

(v)[reserved];

(vi)the net income for such period shall not include the cumulative effect of a change in or the adoption, application or modification of accounting principles or policies during such period, whether effected through a cumulative effect adjustment or a retroactive application;

(vii)effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements resulting from the application of purchase accounting (including any step-ups with respect to re-valuing assets and liabilities) in relation to the Transactions and any investment, acquisition, merger or consolidation (or resulting from any reorganization or restructuring) that is consummated after the Closing Date or the depreciation, amortization or write-off of any amounts thereof shall be excluded;

(viii)Transaction Costs; and

(ix)transaction fees and expenses incurred, or amortization thereof, in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, any Casualty Event, recapitalization or any amendments or waivers of the Loan Documents, documentation governing other securities, credit facilities or debt instruments (including, in each case listed above, any amendments or other modifications thereto) and Permitted Refinancings in connection therewith, in each case, whether or not consummated.

There shall be excluded from Consolidated Net Income for any period (A) the accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and/or the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date, the

Transactions and any acquisitions permitted hereunder (or Investments similar to those made for such acquisitions) or any Investment permitted under Section 7.05 or the amortization or write-off of any amounts thereof and (B) any income (loss) for such period attributable to the early extinguishment or cancellation of (i) Indebtedness, (ii) obligations under any Swap Contracts and (iii) other derivative instruments.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the sum of all scheduled payments of principal made in cash during such period on Consolidated Funded Indebtedness that constitutes funded Indebtedness (including the implied principal component of payments due on Capitalized Lease Obligations during such period to the extent not deducted in the calculation of Consolidated Net Income), less the reduction in such scheduled payments resulting from voluntary prepayments pursuant to Section 2.05(a) or mandatory prepayments required pursuant to Section 2.05(b), in each case as applied pursuant to Section 2.05, as determined in accordance with GAAP.

“Consolidated Total Assets” means, the consolidated total assets of the Borrower Parties as set forth on the consolidated balance sheet of the Borrower as of the most recent period for which financial statements have been delivered (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment, Restricted Payment or other acquisition, on a Pro Forma Basis including any property or asset being acquired or disposed of in connection therewith).

“Consolidated Total Net Leverage Ratio” means on any date of determination, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (less the amount of Adjusted Cash and unrestricted Cash Equivalents of Holdings and its Restricted Subsidiaries as of such date) of Holdings and its Restricted Subsidiaries on such date, calculated on a Pro Forma Basis to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)	to advance or supply funds:
(a)	for the purchase or payment of any such primary obligation; or
(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contract Consideration” has the meaning specified in Section 2.05(b)(i)(6).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Borrower or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by the Borrower or any other Restricted Subsidiary to its capital) after the Closing Date and designated as a Cash Contribution Amount; provided that such Contribution Indebtedness (a) is incurred within 210 days after the date of such cash contribution, (b) is designated as Contribution Indebtedness pursuant to a certificate signed by a Responsible Officer of the Borrower on the incurrence date thereof and (c) is subordinated in right of payment and security to the Obligations pursuant to an Intercreditor Agreement.

“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity investments in one or more companies.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Agreement” means (i) this Agreement and (ii) whether or not this Agreement remains outstanding, if designated by the Borrower to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrower(s) or issuer(s) and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under this Agreement), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.03(a).

“Cure Equity” has the meaning specified in Section 8.03(a).

“Cure Right” has the meaning specified in Section 8.03(a).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (acting at the direction of the Blackstone Credit Representative) and the Blackstone Credit Representative (in consultation with the Borrower) in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent and the Blackstone Credit Representative (in consultation with the Borrower) may establish another convention in its reasonable discretion.

“Data Privacy and Security Laws, Requirements, and Standards” means: (a) all applicable laws and regulations governing the protection, collection, access, use, storage, disposal, disclosure, registration, processing, or transfer of Personal Data, including, but not limited to, the Health Insurance Portability and Accountability Act (HIPAA), the Gramm-Leach-Bliley Act (GLBA), the Fair Credit Reporting Act (FCRA), U.S. state data security and breach notification laws, the California Consumer Privacy Act (CCPA), the European Union General Data Protection Regulation (EU) 2016/679 (GDPR), and any other applicable U.S. and international laws concerning the privacy or security of Personal Data (“Applicable Data Privacy Laws”); (b) the data privacy and security contractual obligations in all material agreements to which the Borrower is bound that relate to the protection, collection, access, use, storage, disposal, disclosure, registration, processing, or transfer of Personal Data, as well as the security of the Borrower’s software, solutions, applications, and/or Computer Systems; and (c) the privacy notices set forth at:https://www.kldiscovery.com/uk/privacy-policy,https://www.ontrack.com/en-us/legal/privacy-policy and https://www.ibas.com/privacy/ and any other external notices or policies the Borrower maintains concerning the protection, collection, access, use, storage, disposal, disclosure, registration, processing, or transfer of Personal Data of job applicants to, employees of, owners of, directors of, officers of, medical staff members of, and contractors of the Borrower.

“Debt Contributions” has the meaning specified in Section 7.05(14)(b).

“Debt Fund Affiliate” means any Affiliate of the Sponsor (other than Holdings and its Subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of any such Affiliate.  Notwithstanding the foregoing, in no event shall a Natural Person be a Debt Fund Affiliate.

“Debt Issuance” means the issuance by any Person of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(c).

“Declining Lender” has the meaning specified in Section 2.05(c).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Eurocurrency Rate Loans, the determination of the applicable interest rate is subject to Section 2.02(d) to the extent that Eurocurrency Rate Loans may not be converted to, or continued as, Eurocurrency Rate Loans, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans that are Term Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, solely with respect to a Revolving Credit Lender, under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations; provided that the Administrative Agent shall request such confirmation upon reasonable request from any L/C Issuer; provided further that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent (it being understood that such Lender may otherwise remain a Defaulting Lender pursuant to one or more other clauses of this definition) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement.  Any determination by the Administrative Agent or the Required Lenders that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer and each Lender.

“Delayed Draw Closing Date” means the date of any Borrowing of Delayed Draw Term Loans in accordance with Sections 2.01(a)(ii) and 4.02.

“Delayed Draw Commitment” means, as to each Lender, its obligation to make a Delayed Draw Term Loan to the Borrower hereunder during the Delayed Draw Commitment Period, expressed as an amount representing the maximum principal amount of the Delayed Draw Term Loans to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment.  The initial amount of each Lender’s Delayed Draw Commitment is set forth on Schedule 2.01 under the caption “Delayed Draw Commitment” or, otherwise, in the Assignment and Assumption or Refinancing Amendment pursuant to which such Lender shall have assumed its Delayed Draw Commitment, as the case may be.  The initial aggregate amount of the Delayed Draw Commitments is $50,000,000.

“Delayed Draw Commitment Period” means the period from the Closing Date to and including the Delayed Draw Commitment Termination Date.

“Delayed Draw Commitment Termination Date” means the earliest to occur of (i) the date that is twenty-four (24) months after the Closing Date, (ii) the date on which all Delayed Draw Commitments then outstanding have been funded in one or more Borrowings pursuant to Section 2.01(a)(ii) and (iii) the date on which all unfunded Delayed Draw Commitments have been reduced to $0 pursuant to Section 2.06 or terminated by the Borrower.

“Delayed Draw Term Loan” has the meaning assigned to such term in Section 2.01(a)(ii).

“Delayed Draw Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Delayed Draw Term Loans under the same Term Loan Tranche made or held by such Term Lender.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any of the Restricted Subsidiaries in connection with a Disposition made pursuant to Section 7.04(2)(c) that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Borrower or any direct or indirect parent of the Borrower, as applicable (other than Excluded Equity), that is issued after the

Closing Date for cash and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate of the Borrower, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the Borrower (if issued by the Borrower or any direct or indirect parent of the Borrower) and excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Discount Range” has the meaning specified in the definition of “Dutch Auction.”

“Discounted Value” means, with respect to the principal of the Loans voluntarily prepaid prior to the first anniversary of the Closing Date, the amount obtained by discounting all Remaining Scheduled Payments with respect to such principal from their respective scheduled due dates to the date of such repayment in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Loans is payable) equal to the Reinvestment Yield.

“Disposition” or “Dispose” has the meaning specified in the definition of “Asset Sale”.

“Disqualified Institution” means (a) each person identified as a “Disqualified Institution” on a list delivered to the Administrative Agent and the Blackstone Credit Representative by the Borrower or the Sponsor on or prior to the Closing Date, as such list may be updated with the Blackstone Credit Representative’s consent (such consent not to be unreasonably withheld, conditioned or delayed), (b) any Company Competitor identified on a list delivered to the Administrative Agent and the Blackstone Credit Representative by the Borrower or the Sponsor from time to time and (c) as to any entity referenced in clause (a) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s known Affiliates or Affiliates identified in writing to the Administrative Agent and the Blackstone Credit Representative from time to time or otherwise readily identifiable as such solely by name, but excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided, that no debt fund associated with The Blackstone Group, Inc. will be a Disqualified Institution; provided further that any additional designation permitted by the foregoing shall not apply retroactively to any prior assignment or participation to any Lender or Participant that was permitted under the terms of this Agreement at the time of such assignment or participation.  Notwithstanding the foregoing, any list of Disqualified Institutions shall only be required to be available to any Lender or Participant or prospective Lender or Participant on the Platform or another similar electronic system (i) to the extent the Borrower desires to prevent any such Disqualified Institution from being a Lender or a Participant or (ii) upon written request by such Lender.  For the purposes of clause (b), such list shall be made available to the Blackstone Credit Representative and the Administrative Agent pursuant to Section 10.02, and any additions, deletions or other modifications to the list of Disqualified Institutions shall become effective immediately after delivery to the Administrative Agent and the Blackstone Credit Representative (or in the case of clause (a) in the previous sentence, after the Blackstone Credit Representative’s consent thereto).

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable) provides for the scheduled payments of dividends in cash or other cash distributions or, in each case, at the option of the holder thereof or upon the happening of any event:

(1)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control, the repayment in full of the Obligations),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock, or
(3)	is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to the date that is 91 days after the Latest Maturity Date of the Term Loans at the time of issuance of the respective Disqualified Stock; provided that only the portion of Equity Interests that so mature or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees, consultants and directors of Holdings (or any Parent Holding Company), the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or any of the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by the Borrower or one of its Subsidiaries in order to purchase any Term Loans under a Tranche (the “Purchase”) in accordance with the following procedures or such other procedures as may be agreed to between the Blackstone Credit Representative and the Borrower:

(a)

Notice Procedures.  In connection with any Auction, the Borrower shall provide notification to the Auction Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Tranche that will be the subject of the Auction (an “Auction Notice”).  Each Auction Notice shall be in a form reasonably acceptable to the Blackstone Credit Representative and shall specify (i) the total cash value of the bid, in a minimum amount of $5,000,000 with minimum increments of $1,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Tranche at issue

(the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.
(b)

Reply Procedures.  In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $2,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”).  Lenders may only submit one Return Bid per Auction.  In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Auction Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Auction Agent.

(c)

Acceptance Procedures.  Based on the Reply Discounts and Reply Amounts received by the Auction Agent, the Blackstone Credit Representative, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which the Borrower or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Borrower or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount.  The Borrower or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Blackstone Credit Representative).  Each participating Lender (with a copy to the Administrative Agent) will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d)

Additional Procedures.  Once initiated by an Auction Notice, the Borrower or any of its Subsidiaries, as applicable, may not withdraw an Auction other than a Failed Auction.  Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.  The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by the Borrower or such Subsidiary, as applicable) reasonably acceptable to the Blackstone Credit Representative and the Borrower.

“ECF Prepayment Amount” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii)).

“EMU” means the economic and monetary union as contemplated in the EU Treaty.

“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, including common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the Environment, human health (to the extent relating to exposure to Hazardous Materials) or safety, including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” has the meaning specified in the definition of “Transactions.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in “endangered”, “critical”, or “critical and declining” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; (k) any Foreign Benefit Event; or (l) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“Euro” and “€” shall mean the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Eurocurrency Rate” means, with respect to any Credit Extension, LIBOR.

“Eurocurrency Rate Borrowing” means a Borrowing comprising Eurocurrency Rate Loans.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the applicable Adjusted Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to:

(a)

the sum, without duplication, of (i) Consolidated Net Income of Holdings and its Restricted Subsidiaries for such Excess Cash Flow Period, plus (ii) the amount of all non-cash charges, losses or expenses (including depreciation, amortization and deferred tax expense) deducted in arriving at such Consolidated Net Income, plus (iii) the aggregate net amount of non-cash loss on Dispositions by Holdings and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, plus (iv) to the extent not otherwise included in determining Consolidated Net Income, the aggregate amount of cash receipts for such period attributable to Swap Contracts or other derivative instruments (other than commodity Swap Contracts); minus

(b)	the sum, without duplication (in each case, for Holdings and its Restricted Subsidiaries on a consolidated basis), of:

(i)[reserved];

(ii)without duplication of any reduction taken in Section 2.05(b)(i)(3), the amount of Consolidated Scheduled Funded Debt Payments (except to the extent financed with the proceeds of funded Indebtedness other than the Loans) and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes, in each case, actually made during such period;

(iii)to the extent not deducted in arriving at Consolidated Net Income, Restricted Payments made in cash during such period by the Borrower to the extent that such Restricted Payments are made under Sections 7.05(5), (19), (25) and (26) solely to the extent made, directly or indirectly, with the net cash proceeds from events or circumstances that were included in the calculation of Consolidated Net Income;

(iv)without duplication of any reduction taken in Section 2.05(b)(i)(3), the aggregate amount of voluntary or mandatory permanent principal payments or mandatory repurchases of (A) Indebtedness for borrowed money and (B) the principal component of payments in respect of Capitalized Lease Obligations of the Borrower Parties (in each case, excluding the Obligations and the Revolving Credit Commitments) made by the Borrower Parties during such period; provided that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such

Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase, and (C) such prepayments or repurchases are not made, directly or indirectly, using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness);

(v)(A) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower or any Restricted Subsidiaries during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness of the Borrower or any Restricted Subsidiaries (except to the extent financed with the proceeds of funded Indebtedness other than the Loans) to the extent that the amount so prepaid, satisfied or discharged is not deducted from Consolidated Net Income for purposes of calculating Excess Cash Flow and (B) to the extent included in determining Consolidated Net Income, the aggregate amount of any income (or loss) for such period attributable to the early extinguishment or cancellation of Indebtedness, Swap Contracts or other derivative instruments (other than commodity Swap Contracts);

(vi)cash payments made by the Borrower or any Restricted Subsidiaries during such period (to the extent not deducted in arriving at such Consolidated Net Income) in satisfaction of non-current liabilities (excluding payments of Indebtedness for borrowed money) not made directly or indirectly using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness);

(vii)to the extent not deducted in arriving at Consolidated Net Income, fees, expenses and purchase price adjustments paid in cash during such period by the Borrower Parties in connection with the Transactions  or, to the extent permitted hereunder, any Investment permitted under Section 7.05, any Disposition permitted by Section 7.04, Equity Issuance or Debt Issuance (whether or not consummated) and any Restricted Payment made in cash by any Borrower Party pursuant to Section 7.05 to pay any of the foregoing;

(viii)to the extent not deducted in arriving at Consolidated Net Income, the aggregate amount of expenditures actually made in cash by the Borrower Parties during such period (including expenditures for payment of financing fees) to the extent such expenditures are (1) not expensed during such period and (2) made with cash from operations;

(ix)without duplication of amounts deducted pursuant to clause (xv) below in prior fiscal years, cash from operations used by the Borrower Parties or committed to be used by the Borrower Parties to consummate an acquisition, in each case, as permitted hereunder;

(x)the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income;

(xi)the amount of cash expenditures in respect of Swap Contracts during such fiscal year to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such period;

(xii)the aggregate principal amount of all mandatory prepayments of the Term Facilities made during such Excess Cash Flow Period pursuant to Section 2.05(b)(ii) or any amounts offered pursuant to Section 2.05(c) and constituting Declined Amounts, or reinvestments of Net Cash Proceeds in lieu thereof, to the extent that the applicable Net Cash Proceeds resulted in an increase of Consolidated Net Income (and are not in excess of such increase) for such Excess Cash Flow Period;

(xiii)the amount representing accrued expenses for cash payments (including with respect to retirement plan obligations) that are not paid in cash during such Excess Cash Flow Period; provided that such amounts will be added to Excess Cash Flow for the following Excess Cash Flow Period to the extent not paid in cash within six months after the end of such Excess Cash Flow Period (and no future deduction shall be made for purposes of this definition when such amounts are paid in cash in any future period);

(xiv)the aggregate net amount of any non-cash gains and credits to the extent included in arriving at Consolidated Net Income;

(xv)[reserved];

(xvi)[reserved];

(xvii)reimbursable or insured expenses incurred during such fiscal year to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income;

(xviii)amounts received from customers in the ordinary course of business representing an overfunding or overpayment of amounts owed to the Borrower Parties; and

(xix)to the extent not taken into account in clause (ii) above, the amount of Permitted Tax Distributions actually distributed for such period;

minus

(c)

any increase in Net Working Capital during such Excess Cash Flow Period (measured as the excess, if any, of Net Working Capital at the end of such Excess Cash Flow Period minus Net Working Capital at the beginning of such Excess Cash Flow Period) or increases in long-term accounts receivable and decreases in the long term portion of deferred revenue for such period, except as a result of the reclassification of items from short-term to long-term or vice versa; plus
(d)

any decrease in Net Working Capital during such Excess Cash Flow Period (measured as the excess, if any, of Net Working Capital at the beginning of such Excess Cash Flow Period minus Net Working Capital at the end of such Excess Cash Flow Period) or decreases in long-term accounts receivable and increases in the long-term portion of deferred revenue for such period, except as a result of the reclassification of items from short-term to long-term or vice versa;

provided that for purposes of calculating any increase or decrease in Net Working Capital, long-term accounts receivables or long-term portion of deferred revenue for such period pursuant to clauses (c) and (d) above, (1) any such increase or decrease shall be disregarded if attributable to property Disposed by Holdings and its Restricted Subsidiaries during such period and (2) the Net Working Capital, long-term accounts receivables or long-term portion of deferred revenue at the beginning of such period shall include such amounts as set forth on the opening balance sheet of any entity acquired (or combined into) Holdings and its Restricted Subsidiaries at the time of any acquisition consummated during such period.

“Excess Cash Flow Period” means any fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2021 (but with respect to the fiscal year ending December 31, 2021, the Excess Cash Flow Period shall be from the Closing Date through December 31, 2021).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Borrower after the Closing Date from (in each case, other than in connection with any Specified Change of Control):

(1)	contributions to its common equity capital (other than as a result of issuance of Excluded Equity), and
(2)	the sale of Capital Stock (other than Excluded Equity) of the Borrower,

in each case, not otherwise applied towards the making of a Restricted Payment and designated as Excluded Contributions pursuant to an officer’s certificate of a Responsible Officer, or that has been utilized to make a Restricted Payment pursuant to clause (2) of the second paragraph of Section 7.05; provided that in no event shall any Cure Equity, Specified Change of Control Equity Contribution or Debt Contributions constitute an Excluded Contribution.  Excluded Contributions will be excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries or a direct or indirect parent of the Borrower (to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Subsidiary or a direct or indirect parent of the Borrower), (iii) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) a Cash Contribution Amount,

Designated Preferred Stock, an Excluded Contribution, Cure Equity or Refunding Capital Stock, or (y) to increase the amount available under clause (5)(a) of the second paragraph under Section 7.05 or clause (14) of the definition of “Permitted Investments” or is proceeds of Indebtedness referred to in clause (14)(b) of the second paragraph in Section 7.05, (iv) the Equity Contribution, and (v) any Equity Interests issued or sold as part of a Specified Change of Control.

“Excluded Information” has the meaning specified in Section 10.07.

“Excluded Property” means, with respect to any Loan Party, (a) (i) any fee-owned real property not constituting Material Real Property and any real property leasehold or subleasehold interests and (ii) any portion of real property not subject to preceding clause (i) that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”, (b) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a UCC financing statement, letter of credit rights (other than letter of credit rights that can be perfected by the filing of a UCC financing statement) with a value not in excess of $5,000,000 in the aggregate and commercial tort claims with a value not in excess of $5,000,000 in the aggregate, (c) assets to the extent a security interest in such assets would result in material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), or material adverse regulatory consequences, in each case, as reasonably determined by the Borrower and notified to the Administrative Agent, (d) pledges of, and security interests in, certain assets, in favor of the Collateral Agent which are prohibited by applicable Law; provided, that (i) any such limitation described in this clause (d) on the security interests granted shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law, a security interest in such assets shall be automatically and simultaneously granted under the applicable Collateral Documents and such asset shall be included as Collateral, (e) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition; provided that (i) any such limitation described in this clause (e) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and such licenses, franchises, charters or authorizations shall be included as Collateral, (f) Equity Interests in (A) any Person (other than the Borrower and Wholly Owned Restricted Subsidiaries of the Borrower) to the extent and for so long as the pledge thereof in favor of the Collateral Agent is not permitted by the terms of such Person’s joint venture agreement or other applicable Organization Documents, in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition; provided, that such prohibition exists on the Closing Date or at the time such Equity Interests are acquired (so long as such prohibition did not arise in contemplation of the Closing Date or such acquisition), (B) any not-for-profit Subsidiary, (C) any captive insurance Subsidiary, (D) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (E) any Unrestricted Subsidiary, (F) any Person which is acquired after the date hereof to the extent and for so long as such Equity Interests are pledged in respect of Acquired Indebtedness, such pledge constitutes a Permitted Lien and the terms thereof do not permit the pledge of such Equity Interests to the Collateral Agent, (G) any Person that is an Excluded Subsidiary pursuant to clause (e) of the definition of “Excluded Subsidiary” and (H) any indirect Subsidiary that is not directly owned by a Loan Party, (g) any lease, license or other agreement or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement in each case permitted to be incurred under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or their Wholly Owned Subsidiaries), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition, (h) “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” filing, (i) any Receivables Assets sold pursuant to a Qualified Receivables Factoring or Qualified Receivables Financing that is permitted hereunder, (j) Equity Interests in excess of 65% of each class of voting Equity Interests of any Foreign Subsidiary or any FSHCO, (k) any assets of any Foreign Subsidiary or FSHCO (including any equity interests of any Subsidiary thereof), (l) trust accounts, payroll accounts and escrow accounts, (m) cash to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted by this Agreement and (n) Margin Stock.  Other assets shall be deemed to be “Excluded Property” if the Blackstone Credit Representative and the Borrower agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the benefit of the Lenders of the security afforded thereby.  Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).

““Excluded Subsidiary” means any direct or indirect Subsidiary of the Borrower that is (a) an Unrestricted Subsidiary, (b) not wholly owned by the Borrower or one or more Wholly Owned Restricted Subsidiaries of the Borrower, (c) an Immaterial Subsidiary that is designated in writing to the Administrative Agent as such by the Borrower, (d) a FSHCO or Foreign Subsidiary (or any Subsidiary of such FSHCO or Foreign Subsidiary), (e) established or created pursuant to clause (14)(g) of the second paragraph of Section 7.05 and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (f) [reserved]; (g) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, (h) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date (but not entered into in contemplation thereof) and is listed on Schedule 1.01(e) hereto and for so long as any such Contractual Obligation exists (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof and for so long as any such Contractual Obligation exists), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would result in material adverse tax consequences to any direct or indirect parent of the Borrower, the Borrower or one or more of its Restricted Subsidiaries, as reasonably determined by the Borrower in consultation with the Blackstone Credit Representative and notified to the Administrative Agent, (j) any affiliated professional entities, (k) not-for-profit subsidiaries, (l) Subsidiaries that are special purpose entities, and (m) any other Subsidiary with respect to which, in the reasonable judgment of the Blackstone Credit Representative and the Borrower, the cost or other consequences of guaranteeing the Facilities would be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that (i) if a Subsidiary executes the Guaranty as a “Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Guaranty as a “Guarantor” in accordance with the terms hereof and thereof), and (ii) no Subsidiary of the Borrower shall be an Excluded Subsidiary if such Subsidiary is a guarantor with respect to any Refinancing Notes or any Incremental Equivalent Debt, in each case, with an aggregate outstanding principal amount in excess of $7,500,000.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Approved Counterparty applicable to such Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii)

that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed pursuant to a Law in effect on the date on which such Lender becomes a party hereto (other than pursuant to a request by any Loan Party under Section 3.08) or changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any Taxes imposed under FATCA.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Existing Credit Agreement” means the First Lien Credit Agreement, dated as of December 9, 2016, by and among Royal Bank of Canada, as administrative agent, collateral agent, issuing lender and swingline lender, those financial institutions from time to time party thereto, LD Lower Holdings, Inc., a Delaware corporation and LD Intermediate Holdings, Inc., a Delaware corporation, as borrowers, LD Topco, Inc., a Delaware corporation, as holdings, and certain subsidiaries thereof (as amended, restated, amended and restated, extended, supplemented or otherwise modified prior to the date hereof).

“Extendable Bridge Loans/Interim Debt” means customary “bridge” loans which by their terms will be automatically converted into loans or other Indebtedness that have, or automatically extended such that they have, a maturity date later than the Latest Maturity Date of all Term Loan Tranches then in effect.

“Extended SEC Reporting Deadline” has the meaning specified in Section 6.01.

“Facility” means the Term Facilities or the Revolving Credit Facility, as the context may require.

“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which such Borrower or such Restricted Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such Subsidiary party to such transaction or series of transactions meets the qualifications in clauses (1) – (3) of the definition of “Receivables Subsidiary”.

“Failed Auction” has the meaning specified in the definition of “Dutch Auction.”

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Borrower, Holdings or any Parent Holding Company).  All determinations of fair market value under a Loan Document shall be made by the Borrower in good faith and if such determination is consistent with a valuation or opinion of an Independent Financial Advisor, such determination shall be conclusive for all purposes under the Loan Documents or related to the Obligations.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.  The Federal Funds Rate shall be deemed equal to 0% if such rate, as otherwise determined above, would be less than 0%.

“Fee Letters” means (i) the Blackstone Credit Fee Letter, (ii) that certain Fee Letter, dated as of the Closing Date, by and between the Borrower and Ally and (iii) the Agent Fee Letter.

“Financial Covenant” has the meaning specified in Section 7.08.

“First Lien Net Leverage Ratio” means, on any date of determination, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis, the ratio of (a) Funded First Lien Indebtedness (less the amount of Adjusted Cash and unrestricted Cash Equivalents of Holdings and its Restricted Subsidiaries as of such date) of Holdings and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis.

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit K-1 (or with such changes thereto that are reasonably satisfactory to the Collateral Agent, the Blackstone Credit Representative and the Ally Representative) among the Loan Parties, the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is permitted under Section 7.01 to be, and intended to be, secured by Liens permitted by Section 7.02 on the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations.

“First Out Lender Representative” has the meaning specified in the Agreement Among Lenders.

“First Out Loan Obligations” has the meaning specified in the Agreement Among Lenders.

“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by Holdings or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by Holdings or any of its Subsidiaries, or the imposition on Holdings or any of its Subsidiaries of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Casualty Event” shall have the meaning assigned to such term in Section 2.05(b)(viii).

“Foreign Disposition” shall have the meaning assigned to such term in Section 2.05(b)(viii).

“Foreign Lender” means a lender that is not a U.S. Person.

“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by a Loan Party or any of its Subsidiaries primarily for the benefit of employees employed and residing outside the United States (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Non-Defaulting Lenders or Cash Collateralized in accordance with the terms hereof).

“FSHCO” means any direct or indirect Subsidiary of the Borrower or any Subsidiary of a Guarantor, in each case, which Subsidiary that owns no material assets other than Capital Stock (or, if applicable, Capital Stock and indebtedness) of one or more Foreign Subsidiaries or another FSHCO.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on any asset or property of Holdings or any Restricted Subsidiary; provided that such Consolidated Funded Indebtedness (i) is not expressly subordinated in right of payment to the Obligations or (ii) is not secured by Liens on the Collateral that are expressly junior to the Liens securing the Obligations, in each case of the foregoing clauses (i) and (ii), on written terms reasonably satisfactory to the Blackstone Credit Representative and the Ally Representative.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to Public Companies).  All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings and, as of the Closing Date, the Subsidiaries of the Borrower listed on Schedule 1 and each other Subsidiary of the Borrower that executes and delivers a Guaranty or guaranty supplement pursuant to the Guaranty, Section 6.12 or 6.16, unless it has ceased to be a Guarantor pursuant to the terms hereof.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other toxic substances, materials or wastes of any nature regulated pursuant to any Environmental Law.

“Holdco Notes” means those certain 8.00% convertible debentures due December 19, 2024 issued by Parent to the Holders (as defined therein) pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2019, including, for the avoidance of doubt, any interest paid in kind on such Holdco Notes, as such Holdco Notes and such Securities Purchase Agreement may be replaced, refinanced, renewed, modified, amended or extended from time to time.

“Holdings” means, collectively each of Holdings Topco, WVLD Acquisition Corp., a Delaware corporation and LD Intermediate Holdings, Inc., a Delaware corporation.

“Holdings Topco” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E‑1.

“Honor Date” has the meaning specified in Section 2.03(d)(i).

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b), (x) does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets or (b) revenues (when combined with the revenues of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date in excess of 5.0% of the consolidated revenues of Holdings and its Restricted Subsidiaries for such period or (y) whose contribution to Consolidated EBITDA (when combined with the contribution to Consolidated EBITDA of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date does not exceed 5.0% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries for such period; provided that, at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Company and its Subsidiaries delivered to the Administrative Agent prior to the date hereof.

“Increase Effective Date” has the meaning specified in Section 2.14(c).

“Incremental Amount” has the meaning specified in Section 2.14(a).

“Incremental Arranger” has the meaning specified in Section 2.14(a).

“Incremental Equivalent Debt” has the meaning specified in Section 2.15(a).

“Incremental Equivalent Debt Arranger” has the meaning specified in Section 2.15(a).

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(a)

the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b)

to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(c)

to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (x) the Fair Market Value of such asset at such date of determination, and (y) the amount of such Indebtedness of such other Person;

(d)

all obligations of such Person with respect to the redemption, repayment or other repurchase (excluding accrued dividends to the extent not increasing liquidation preference) in respect of Disqualified Stock; and

(e)	with respect to any Restricted Subsidiary of such Person, the liquidation preference of any shares of Preferred Stock of such Restricted Subsidiary.

The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on the Closing Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;
(ii)	[reserved];
(iii)	any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;
(iv)	intercompany liabilities that would be eliminated on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries;
(v)	prepaid or deferred revenue arising in the ordinary course of business;
(vi)	Cash Management Services;
(vii)

in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(viii)	obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that have been defeased or satisfied and discharged pursuant to the terms of such agreement;
(ix)

for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(x)	Capital Stock (other than Disqualified Stock and Preferred Stock);
(xi)	[reserved]; and

(xii) indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of Holdings Topco, qualified to perform the task for which it has been engaged.

“Information” has the meaning specified in Section 10.08.

“Initial Term Borrowing” means a borrowing consisting of simultaneous Initial Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a)(i), in each case, on the Closing Date.

“Initial Term Commitment” means, as to each Term Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(a)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement.  The initial aggregate amount of the Initial Term Commitments is $300,000,000.

“Initial Term Loans” has the meaning specified in Section 2.01(a)(i).

“Initial Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Initial Term Loans under the same Term Loan Tranche made or held by such Term Lender.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement substantially in the form of Exhibit B to the Security Agreement, dated the date of this Agreement, together with each other intellectual property security agreement or Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.12, Section 6.14 or Section 6.16.

“Intellectual Property Security Agreement Supplement” means, collectively, any intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit H hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Blackstone Credit Representative (and the Lenders hereby authorize and direct the Administrative Agent to enter into any intercompany subordination agreement that is reasonably satisfactory to the Blackstone Credit Representative).

“Intercreditor Agreement” means (i) with respect to Indebtedness that is permitted under Section 7.01 to be, and intended to be, secured by Liens permitted by Section 7.02 on the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations, the First Lien Intercreditor Agreement, (ii) with respect to any Indebtedness that is permitted under Section 7.01 to be, and intended to be, secured by Liens permitted under Section 7.02 on the Collateral on a junior basis to the Liens securing the Obligations, the Junior Lien Intercreditor Agreement or (iii) such other customary intercreditor or subordination arrangements reasonably satisfactory to the Blackstone Credit Representative, the Ally Representative and the Administrative Agent (and the Lenders hereby authorize and direct the Administrative Agent and/or the Collateral Agent, as applicable, to enter into any intercreditor or subordination arrangement that is reasonably satisfactory to the Blackstone Credit Representative and the Ally Representative).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December, and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, or to the extent consented to by all Appropriate Lenders, twelve months thereafter (or such shorter interest period as may be agreed to by all Lenders of the applicable Tranche) as the Borrower may elect, as selected by the Borrower in a Committed Loan Notice; provided that:

(a)

any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)	no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made;

provided, further, that (i) the Interest Period for any Borrowing to be made on the Closing Date (which Interest Period shall commence on the Closing Date) may end on March 31, 2021 (and the Adjusted Eurocurrency Rate for such Interest Period shall be determined for a Eurodollar Rate Loan with an interest period of three (3) months determined as of the Closing Date notwithstanding that such Interest Period is less than three (3) months in duration) and (ii) the Interest Period for any Borrowing of Delayed Draw Term Loans to be made following the Closing Date (which

Interest Period shall commence on the Delayed Draw Closing Date applicable thereto) may end on the last day of the Interest Period then applicable to the Initial Term Loans (and the Adjusted Eurocurrency Rate for the Interest Period applicable to such Delayed Draw Term Loans shall be determined for a Eurodollar Rate Loan with an interest period equal to the Interest Period then applicable to the Initial Term Loans notwithstanding that the Interest Period applicable to such Delayed Draw Term Loans may be greater or less than that number of months in duration).

“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash, Cash Equivalents or other property; provided that Investments shall not include, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business (unless made in respect of an Affiliate that is a Non-Loan Party).  If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale, division or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained.  In no event shall a guarantee of an operating lease of the Borrower or any Restricted Subsidiary be deemed an Investment.  For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05:

(1)

“Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)	the Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less
(b)	the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.05 and otherwise determining compliance with Section 7.05) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Borrower or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Borrower or any Restricted Subsidiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Borrower as a replacement agency for Moody’s or S&P, as the case may be.

“Investment Grade Securities” means:

(1)	securities issued or directly and guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),
(2)	securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,
(3)

investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)

corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance (or arrangement) and to which such Letter of Credit is subject).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or, if applicable, a Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“Judgment Currency” has the meaning specified in Section 10.23.

“Junior Financing” has the meaning specified in Section 7.05.

“Junior Financing Document” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit K-2 (or with such changes thereto that are reasonably satisfactory to the Ally Representative, the Blackstone Credit Representative and Administrative Agent) among the Loan Parties from time to time party thereto, the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is permitted under Section 7.01 to be, and intended to be, secured by Liens permitted under Section 7.02 on the Collateral on a junior basis to the Liens securing the Obligations (and the Lenders hereby authorize and direct the Collateral Agent to enter into any junior lien intercreditor agreement that is reasonably satisfactory to the Ally Representative and the Blackstone Credit Representative).

“JV Distribution” means, at any time, 50% of the aggregate amount of all cash dividends or distributions received by the Borrower or any of its Restricted Subsidiaries as a return on an Investment in a Permitted Joint Venture during the period from the Closing Date through the end of the fiscal quarter most recently ended immediately prior to such date for which financial statements are internally available; provided that the Borrower or any of its Restricted Subsidiaries are not required to reinvest such dividends or distributions in the Permitted Joint Venture.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche or Revolving Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its applicable Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the date required under Section 2.03(d)(i) or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof (including by arrangement for the issuance thereof) or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) Ally, directly or through its Affiliates or through any other financial institution acceptable to Ally in its capacity as an issuer (or arranger) of Letters of Credit hereunder and (b) any other Lender reasonably acceptable to the Borrower and the Blackstone Credit Representative (which consent shall not be unreasonably withheld, delayed or conditioned) that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer (or arranger) of Letters of Credit hereunder, or any successor issuer (or arranger) of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but (a) any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn, or (b) any drawing was made thereunder on or before the last day permitted thereunder and such drawing has not been honored or refused by the applicable L/C Issuer, such Letter of Credit shall be deemed to be “outstanding” in the amount of such drawing.

“Last Out Lender Representative” has the meaning specified in the Agreement Among Lenders.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b)

the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(c)

any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Loan Document;

(d)	the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;
(e)

the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;

(f)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(g)

the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;

(h)	provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and
(i)	similar principles, rights and defenses under the laws of any relevant jurisdiction.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued (or at an L/C Issuer’s sole option, arranged) hereunder.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance (including in connection with an arrangement of the issuance of) or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension, substantially in the form of Exhibit A-2 hereto.

“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(ii)(C), the day that is three Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $10,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” means, in relation to any Loan other than a Base Rate Loan:

(a)the applicable Screen Rate; or

(b)if no Screen Rate is available for the Interest Period of that Loan, the rate determined in accordance with Section 3.09,

As of, in the case of paragraphs (a) and (b) above, the 11:00 a.m. London time on the date that is two Business Days before the first day of such period, for a period equal in length to the Interest Period of that Loan.

Notwithstanding the foregoing, if LIBOR, determined as provided above, would otherwise be less than 1.00% per annum, then LIBOR shall be deemed to be 1.00% per annum for all purposes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” has the meaning specified in Section 1.02.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan or a Revolving Credit Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letters, (vi) the Intercompany Subordination Agreement, (vii) any Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement, (viii) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, and (ix) any Refinancing Amendment.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Make-Whole Amount” means, with respect to any voluntary prepayment of Initial Term Loans or Delayed Draw Term Loans prior to the first anniversary of the Closing Date (including, without limitation, any payment upon acceleration in accordance with Section 8.02 (including, for the avoidance of doubt, in connection with Sections 8.01(a), (f), or (g))) and, for the avoidance of doubt, any refinancing of Initial Term Loans or Delayed Draw Term Loans (other than as set forth in Section 2.05(a)(iv)), an amount calculated by the Borrower equal to (i) the prepayment premium set forth in the top row in the table set forth in Section 2.05(a)(iii) (i.e., 3.00%) or, if in connection with a premium owing under Section 2.05(a)(iv), 1.00%, plus (ii) the Discounted Value of the Remaining Scheduled Payments with respect to such Initial Term Loans or Delayed Draw Term Loans being prepaid.

“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (c) a material adverse effect on the rights or remedies of the Agents or the Lenders under the Loan Documents.

“Material Real Property” means any parcel of real property (other than a parcel with a Fair Market Value of less than $5,000,000 and other than a parcel constituting Excluded Property) owned in fee by a Loan Party and located in the United States; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, may, in the reasonable discretion of the Blackstone Credit Representative, be deemed to be one parcel for the purposes of this definition.

“Maturity Date” means: (a) with respect to the Revolving Credit Facility, the earliest of (i) February 8, 2026, (ii) 6 months prior to the maturity date of the Holdco Notes, and (iii) with respect to any Tranche of the Revolving Credit Facility, the date of termination in whole of the Revolving Credit Commitments under such Tranche pursuant to Section 2.06(a) or 8.02; and (b) with respect to the Initial Term Loans and the Delayed Draw Term Loans, the earliest of (i) February 8, 2026, (ii) 6 months prior to the maturity date of the Holdco Notes, (iii) the date of termination in whole of the Initial Term Commitments pursuant to Section 2.06(a) prior to any Initial Term Borrowing and (iv) the date that the Initial Term Loans and the Delayed Draw Term Loans are declared due and payable pursuant to Section 8.02; provided that the reference to Maturity Date with respect to (x) Term Loans and Revolving Credit Commitments that are the subject of a loan modification offer pursuant to Section 10.01 and (y) Term Loans and Revolving Credit Commitments that are incurred pursuant to Section 2.14 or 2.18 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.

“Maximum Leverage Requirement” means, with respect to any request made in reliance on this definition under Section 2.14 for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Term Facility or for the issuance of Incremental Equivalent Debt, the requirement that, on a Pro Forma Basis, after giving effect to such increase, such new Facility (assuming all commitments thereunder are fully drawn) or such Incremental Equivalent Debt (including, in each case, any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events), with respect to any such increase, new Facility or Incremental Equivalent Debt (i) that is secured by a Lien on the Collateral that is not junior to the Obligations, the First Lien Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b) does not exceed 5.00 to 1.00 or (ii) that is secured by a Lien on the Collateral that is junior to the Obligations or is unsecured, the Consolidated Total Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b) does not exceed 6.00 to 1.00.

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, deeds to secure debt and mortgages in respect of Mortgaged Properties in the U.S. made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Borrower, the Administrative Agent and the Blackstone Credit Representative (and the Lenders hereby authorize and direct the Collateral Agent to enter into any deed of trust, trust deed, deeds to secure debt or mortgage that is reasonably satisfactory to the Blackstone Credit Representative), in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Mortgage Policies” has the meaning specified in Section 6.14.

“Mortgaged Properties” means the parcels of real property identified on Schedule 5.08(b) and any other Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions.

“Natural Person” means (a) any natural person or (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

“Net Cash Proceeds” means:

(a)

with respect to the Disposition of any asset by the Borrower or any of its Restricted Subsidiaries (other than any Disposition of any Receivables Assets in a Qualified Receivables Factoring or Qualified Receivables Financing by the Borrower or any of its Restricted Subsidiaries to a Receivables Subsidiary) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of:

(A)

the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and (y) if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking pari passu with or junior to the Lien securing the Obligations), together with any applicable premiums, penalties, interest or breakage costs,

(B)

the fees and out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),

(C)

all taxes (including Permitted Tax Distributions) paid or reasonably estimated to be payable in connection with such Disposition or Casualty Event and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds,

(D)	any costs associated with unwinding any related Swap Contract in connection with such transaction,
(E)

any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Borrower or any of its Restricted Subsidiaries after such Disposition, including post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E),

(F)

in the case of any Disposition or Casualty Event by a Restricted Subsidiary that is a joint venture or other non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (F)) attributable to the minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof, and

(G)	any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any Disposition or Casualty Event; and
(b)

with respect to the issuance of any Equity Interest by Holdings Topco (or Parent Holding Company) or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts, premiums, commissions, Taxes, other out-of-pocket expenses and other customary expenses and fees related thereto, incurred by Holdings Topco (or Parent Holding Company) or such Restricted Subsidiary in connection with such issuance and any costs associated with unwinding any related Swap Contract in connection therewith; and

(c)	with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, Taxes reasonably estimated to be payable and other out- of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding Taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.

“Net Working Capital” means, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities; provided that increases or decreases in Net Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or (c) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts.

“New Loan Commitments” has the meaning specified in Section 2.14(a).

“New Term Commitment” has the meaning specified in Section 2.14(a).

“New Term Facility” has the meaning specified in Section 2.14(a).

“New Term Loan” has the meaning specified in Section 2.14(a).

“Non-Consenting Lender” has the meaning specified in Section 3.08(c).

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.

“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.

“Note” means an Initial Term Note, a Delayed Draw Term Note or a Revolving Credit Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding; provided that (a) obligations of any Loan Party under any Secured Cash Management Agreement or Secured

Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Affiliate” means the Sponsor and any Affiliate of the Sponsor, other than Holdings, any Subsidiary of Holdings and any natural person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are both (i) imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08) and (ii) Other Connection Taxes.

“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans and Specified Refinancing Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Specified

Refinancing Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent” means KLDiscovery Inc., a Delaware corporation.

“Parent Holding Company” means Parent and any direct or indirect parent entity of Holdings Topco which holds directly or indirectly 100% of the Equity Interest of Holdings Topco and which does not hold Capital Stock in any other Person (except for any other Parent Holding Company).

“Pari Passu Indebtedness” means:

(a)	with respect to the Borrower, any Indebtedness that ranks pari passu in right of payment to the Loans; and
(b)	with respect to any Guarantor, its guarantee of the Obligations and any Indebtedness that ranks pari passu in right of payment to such Guarantor’s guarantee of the Obligations.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(m).

“Participating Member State” means each state as described in any EMU Legislation.

“PATRIOT Act” has the meaning specified in Section 10.22.

“Payment Block” means any of the circumstances described in Section 2.05(b)(viii) and (ix).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Exceptions” means that no Loan Party shall be required to (i) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over (w) trust, payroll, escrow or other similar accounts, (x) subject to Section 6.16, securities accounts, deposit accounts, other bank accounts or commodities accounts to the extent the average daily balance of funds on deposit therein for each fiscal month does not exceed $1,000,000, (y) cash and Cash Equivalents and (z) accounts related to the clearing, payment processing and similar operations of the Borrower and its Restricted Subsidiaries, (ii) perfect the security interest in the following other than by the filing of a UCC financing statement: (1) letter-of-credit rights (as defined in the UCC), (2) Fixtures (as defined in the UCC), except to the extent that the same are Equipment (as defined in the UCC) or are related to real property covered or intended by the Loan Documents to be covered by a Mortgage, (3) Assigned Agreements (as defined in the Security Agreement) and (4) commercial tort claims (as defined in the UCC), (iii) send notices to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing and the Administrative Agent has exercised its rights pursuant to Section 8.02 of this Agreement, (iv) enter into any security documents to be governed by the law of any jurisdiction in which assets are located other than the United States, any state thereof or the District of Columbia, or (v) deliver landlord waivers, estoppels or collateral access letters.

“Permits” means, with respect to any Person, any permit, approval, consent, authorization, license, provisional license, registration, accreditation, certificate, certification, certificate of need, qualification, operating authority, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided that such purchase and sale or exchange must occur within 90 days of each other and any cash or Cash Equivalents received must be applied in accordance with Section 7.04.

“Permitted Debt” has the meaning specified in Section 7.01.

“Permitted Holders” means each of (a) the Sponsor, (b) managers and members of management of the Parent, (c) Revolution and (d) any group (within the meaning of Rule 13d-5 under the Exchange Act) of which any of the Persons described in clauses (a), (b) or (c) above are members; provided that, without giving effect to the existence of such group or any other group, any of the Persons described in clauses (a), (b) and (c), collectively, beneficially own Voting Stock representing 35% or more of the total voting power of the Voting Stock of Holdings (or any Permitted Parent (other than clause (c) of the definition thereof)) then held by such group.

“Permitted Investments” means:

(1)	any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;
(2)	any Investment in the Borrower or any Restricted Subsidiary;
(3)	any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;
(4)	any Investment by the Borrower or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such

Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation);

(5)	any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04 or any other Disposition of assets not constituting an Asset Sale;
(6)

any Investment (x) existing on the Closing Date and listed on Schedule 7.05, (y) made pursuant to binding commitments in effect on the Closing Date and listed on Schedule 7.05 or (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or otherwise under Section 7.05;

(7)

loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of $10,000,000 outstanding at any one time in the aggregate;

(8)

loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;

(9)

any Investment (x) acquired by the Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Borrower or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by the Borrower or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

(10)	Swap Contracts and Cash Management Services permitted under Section 7.01(j), including any payments in connection with the termination thereof;

(11)

any Investment by the Borrower or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $30,000,000 and (y) 4.50% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;

(12)

additional Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $30,000,000 and (y) 4.50% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13)

any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.18(b) (except transactions described in clause (2), (3), (4), (8), (9), (13) or (14) of such Section 6.18(b));

(14)

Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Borrower or any direct or indirect parent of the Borrower, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05;

(15)

Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;

(16)

Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;

(17)

Investments consisting of (v) Liens permitted under Section 7.02, (w) Indebtedness (including guarantees) permitted under Section 7.01, (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted under Section 7.03, (y) Asset Sales permitted under Section 7.04, or (z) Restricted Payments permitted under Section 7.05;

(18)	Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into or amalgamated or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 7.03 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19)

loans and advances to the Borrower (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances and Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to the Borrower (or such direct or indirect parent) in accordance with the second paragraph of Section 7.05;

(20)

guarantees of Indebtedness permitted to be incurred under Section 7.01 and obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business;

(21)	advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of the Restricted Subsidiaries;
(22)	Investments consisting of purchases and acquisitions of assets used in the ordinary course of business or services in the ordinary course of business;
(23)

Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(24)

any Investment in a Receivables Subsidiary in the form of a contribution of Receivables Assets or in connection with Standard Securitization Undertakings or any Investment by a Receivables Subsidiary in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing;

(25)

Investments in joint ventures of the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of (x) $15,000,000 and (y) 2.25% of Consolidated Total Assets; provided that the Investments permitted pursuant to this clause may be increased by the amount of JV Distributions, without duplication of dividends or distributions increasing amounts available pursuant to clause (c) of the first paragraph of Section 7.05;

(26)	any transaction constituting a Specified Change of Control;
(27)

accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(28)

Investments acquired as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(29)	Investments resulting from pledges and deposits that are Permitted Liens;
(30)

acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Borrower, the Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Borrower, so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(31)

guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(32)	Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;
(33)	non-cash Investments made in connection with tax planning and reorganization activities;
(34)

Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted;

(35)

Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(36)	[reserved]; and
(37)

intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries.

Notwithstanding anything in the definition of “Permitted Investment” or otherwise to the contrary, if (i) an Investment is to be made in or in respect of any Non-Loan Party and (ii) such Investment, when taken together with each other Investment made in or in respect of such Non-Loan Party and each other Non-Loan Party, exceeds in the aggregate at any time the greater of (x) $15,000,000 and (y) 2.25% of Consolidated Total Assets of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis, then such Investment may not be made and shall not be permitted under this Agreement.  For purposes of each reference to “Investment” under the immediately preceding sentence, each and every Investment made as a Restricted Investment in accordance with Section 7.05 shall be excluded.

“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which the Borrower or a Restricted Subsidiary beneficially owns at least 35% of the shares of Equity Interests of such Person.

“Permitted Liens” means, with respect to any Person:

(1)

Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)

Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or indirect parent of the Borrower;

(3)

Liens for taxes, assessments or other governmental charges or levies (i) which are not yet delinquent, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(4)

Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)

survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(6)

Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01(a) or (d) and obligations secured ratably thereunder; provided that, in the case of clause (d), such Lien extends only to the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;

(7)

Liens of the Borrower or any of the Guarantors existing on the Closing Date and listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Permitted Debt);

(8)

Liens on assets of, or Equity Interests (other than Equity Interests in any Subsidiary that is required to become a Guarantor pursuant to this Agreement) in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Borrower at the time of such merger, amalgamation or consolidation;

(9)

Liens on assets at the time the Borrower or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary, a Person other than the Borrower or a Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower or such Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;
(10)	Liens securing Indebtedness or other obligations of the Borrower or a Guarantor owing to the Borrower or a Guarantor permitted to be Incurred in accordance with Section 7.01;
(11)	Liens securing Swap Contracts Incurred in accordance with Section 7.01;
(12)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;
(14)

Liens arising from, or from Uniform Commercial Code financing statement filings regarding, operating leases or consignments entered into by the Borrower and the Guarantors in the ordinary course of business;

(15)	Liens in favor of the Borrower or any Guarantor;
(16)

(i) Liens on Receivables Assets that have been sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or a Qualified Receivables Financing permitted hereunder, and any bank accounts into which only collections in respect of such Receivables Assets are deposited and (ii) Liens on assets of a Receivable Subsidiary securing Indebtedness or other obligations of any such Receivables Subsidiary;

(17)	deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;
(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)	grants of intellectual property, software and other technology licenses;
(20)

judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)	Liens Incurred to secure Cash Management Services and other “bank products” (including those described in Sections 7.01(j) and (w));
(23)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) or (11), or succeeding clauses (24) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (8), (9), (11), (24) or (25) of this definition at the time the original Lien became a Permitted Lien, and (B) an amount necessary to pay any fees and expenses, including unpaid accrued interest and the aggregate amount of premiums (including tender premiums), and underwriting discounts, defeasance costs and fees and expenses in connection therewith, related to such refinancing, refunding, extension, renewal or replacement and (z)(A) any amounts incurred under this clause (23) as refinancing Indebtedness of clause (24) of this definition hereunder shall be secured to the same extent as the Indebtedness being refinanced, including with respect to any subordination provisions, and subject to an applicable Intercreditor Agreement and (B) any amounts incurred under this clause (23) as refinancing indebtedness of clause (25) of this definition hereunder shall reduce the amount available under such clause (25);

(24)

Liens on the Collateral securing any Permitted Ratio Debt permitted to be incurred under Section 7.01(b) and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), in each case, to the extent required by the documentation in respect of such Permitted Ratio Debt; provided that (x) at the time of incurrence thereof, such obligations are permitted to be secured pursuant to the definitions of Permitted Ratio Debt or Permitted Refinancing, as applicable, and (y) in the case of Liens on Collateral, such Indebtedness is subject to an applicable Intercreditor Agreement;

(25)

other Liens securing obligations the principal amount of which does not exceed the greater of (x) $25,000,000 and (y) 3.75% of Consolidated Total Assets at any one time outstanding (after giving effect to clause (23) above as applicable);

(26)	Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to Section 7.01(u);
(27)	Liens on equipment of the Borrower or any Guarantor granted in the ordinary course of business to the Borrower’s or such Guarantor’s client at which such equipment is located;
(28)

Liens on the Collateral securing any Indebtedness permitted to be Incurred or assumed under Section 7.01(o) and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), in each case, to the extent required by the documentation in respect of such Indebtedness; provided that (x) at the time of incurrence thereof, such obligations are permitted to be secured pursuant to the terms of Section 7.01(o) or the definition of Permitted Refinancing, as applicable, (y) in the case of Liens on Collateral, such Indebtedness is subject to an applicable Intercreditor Agreement and (z) in the case of any assumed Indebtedness, (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary and (ii) such Lien does not encumber any property other than property encumbered at the time of such acquisition or such Person becoming a Subsidiary, and the proceeds and products thereof;

(29)

Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness;

(30)

Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31)

Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(32)

Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any Guarantor to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Borrower and the Guarantors; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Guarantor in the ordinary course of business;

(33)	any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(34)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(35)	Liens on vehicles or equipment of the Borrower or any Guarantor granted in the ordinary course of business;
(36)	Liens on assets of Non-Loan Parties securing Indebtedness Incurred in accordance with Section 7.01(t);

(37)

Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(38)	Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;
(39)

(a) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;

(40)	the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(41)	Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;
(42)

Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(43)

rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44)	restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;
(45)

security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(46)	zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;
(47)

Liens on property constituting Collateral securing obligations issued or incurred under any (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto, and (ii)  any Incremental Equivalent Debt and, in each case, any Permitted Refinancings thereof (or successive Permitted Refinancings thereof); provided that such Liens are pari passu with the Liens securing the Obligations or are “junior” to the Liens securing the Obligations (in each case, subject to an applicable Intercreditor Agreement); and
(48)

Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is Incurred in compliance with Section 7.01.

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) or (24) above and in part pursuant to one or more other categories of Permitted Liens, the Borrower will be entitled to only give pro forma effect to such portion of such Indebtedness (and any obligations in respect thereof) secured pursuant to clause (6) or (24) above when calculating the availability therein in connection with such Incurrence and not the remainder of the Indebtedness that is secured pursuant to one or more of the other clauses of this definition.

“Permitted Parent” means (a) any direct or indirect parent of the Borrower so long as a Permitted Holder pursuant to clause (a), (b), (c) or (d) of the definition thereof holds 35% or more of the Voting Stock of such direct or indirect parent of the Borrower, (b) [reserved], and (c) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a), (b), (c) or (d) of the definition thereof) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 35% of the total voting power of the Voting Stock of such Public Company.

“Permitted Ratio Debt” means Indebtedness consisting of notes or loans under credit agreements, indentures or other similar agreements or instruments; provided that (1) immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, including any substantially concurrent prepayment or repayment of Indebtedness with all or a portion of the proceeds of such Indebtedness, on a Pro Forma Basis (provided that solely for the purpose of calculating the First Lien Net Leverage Ratio, pursuant to this definition and any Incurrence of Indebtedness under Section 7.01(o) or request for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Term Facility or for the issuance of Incremental Equivalent Debt in reliance on Section 2.14, any cash proceeds from Indebtedness to be incurred from such Incurrence of Permitted Ratio Debt and such Incurrence of Indebtedness under Section 7.01(o) or such request for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Term Facility or for the issuance of Incremental Equivalent Debt shall be excluded for purposes of cash netting) with respect to any Incurrence of Indebtedness (i) that is secured by a Lien on the Collateral that is not junior to the Obligations, the First Lien Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b) shall not exceed 5.00 to 1.00 or (ii) that is secured by a Lien on the Collateral that is junior to the Obligations or is unsecured, the Consolidated Total Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b) does not exceed 6.00 to 1.00, (2) such Indebtedness shall not be Guaranteed by any Person that is not the Borrower or a Guarantor under each of the other Facilities, and shall be unsecured or, if secured, secured either on a pari passu basis with the other Facilities or on a “junior” basis with the other Facilities, in each case over the same (or less) Collateral that secures the Facilities, (3) if such Indebtedness is secured, such Indebtedness shall be subject to an applicable Intercreditor Agreement, (4) Indebtedness in the form of term loans that is secured on a pari passu basis with the Liens securing the Obligations shall be subject to the provisions contained in Section 2.14(f)(iii) as if such Indebtedness were Incurred as a New Term Facility thereunder and (5) if such Indebtedness is not, or would not be, subordinate in payment with the First Out Loan Obligations or is, or would be, secured by a Lien that is not subordinate to each Lien securing the First Out Loan Obligations, such Indebtedness shall be made subject to the priorities and other terms of the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative) and each holder of such Indebtedness shall have become a party to the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Indebtedness under Section 7.01(d) or with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt, such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to Collateral) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Blackstone Credit Representative and the Ally Representative; (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to an Intercreditor Agreement; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and options redemption provisions) Indebtedness are either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or (ii) when taken as a whole (other than interest rate, prepayment premiums and redemption premiums), not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement or are customary for similar indebtedness in light of current market conditions (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Blackstone Credit Representative provides notice to the Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; (f) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); (g) at the time thereof, other than with respect to Indebtedness under Section 7.01(d) and Section 7.01(j), no Event of Default shall have occurred and be continuing and (h) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is not, or would not be subordinate in payment priority with the Obligations or is, or would be, secured by a Lien that is not subordinate to each Lien securing the First Out Loan Obligations, such Indebtedness shall be made subject to the priorities and other terms of the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative) and each holder of such Indebtedness shall have become a party to the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative).

“Permitted Tax Distributions” means (a) for so long as the Borrower or any of its Subsidiaries are members of a group filing a consolidated, combined, affiliated or unitary income tax return with any direct or indirect parent of the Borrower, payments, dividends, or distributions, directly or indirectly, to such direct or indirect parent of the Borrower in amounts required for such parent entity to pay federal, state and local income (and franchise or other similar Taxes imposed lieu of income) Taxes imposed on such entity to the extent such Taxes are directly attributable to the income of the Borrower and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that the Borrower and its Subsidiaries that are members of such consolidated, combined, affiliated or unitary group would have been required to pay in respect of such Taxes (as the case may be) in respect of such year if the Borrower and its Subsidiaries paid such Taxes directly on a separate company basis or as a stand-alone consolidated, combined, affiliated or unitary tax group (reduced by any such Taxes paid directly by the Borrower or any Subsidiary); and provided, further, that any such cash distributions made in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of the Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or any of its Restricted Subsidiaries and (b) with respect to any calendar year during which the Borrower is classified as a partnership or disregarded entity for U.S. federal income tax purposes, payments, dividends, or distributions by a Loan Party, on or prior to each estimated tax payment date as well as each other applicable due date but no more frequently than quarterly, in an aggregate amount not to exceed the product of (i) the total aggregate taxable income of the Borrower and its Restricted Subsidiaries (or estimates thereof) which is allocable to its members or partners as a result of the operations or activities of the Borrower and its Restricted Subsidiaries during the relevant period, calculated without regard to any tax deductions or basis adjustments arising under Section 743 of the Code attributable to the assets of the Borrower (provided, however, that such tax deductions or basis adjustments shall be taken into account if an Event of Default shall have occurred and be continuing), multiplied by (ii) the highest combined marginal federal, state and local income tax rates (including Section 1411 taxes) applicable to any member or partner of the Borrower (or, if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their members or partners) determined by taking into account the character of the income and loss allocable to the members or partners as it affects the applicable tax rate, after taking into account any losses from prior periods allocated to the members or partners by the Borrower, to the extent not taken into account as a reduction in taxable income hereunder in prior periods; provided that, taxable income of the Borrower and its Restricted Subsidiaries for any period shall take into account any increases or decreases thereto as a result of any amended tax return or any tax examination, audit or adjustment; provided, further, that if the aggregate amount of Permitted Tax Distributions made for a taxable year exceeds the amount of Permitted Tax Distributions that would have been permitted based on the taxable income of Borrower and its Restricted Subsidiaries, as finally determined following the close of such year (including as a result of any amended tax return or any tax examination, audit or adjustment), then the amount of such excess shall be credited against the next Permitted Tax Distributions permitted to be made with respect to subsequent taxable periods.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, unincorporated organization or other entity.

“Personal Data” means (a) any and all information or data relating to one or more individuals that is personally identifying (i.e., data that, directly or indirectly, identifies a particular individual or household), including the following if it identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked to a particular customer or household (i) personal identifiers, such as name, postal address, telephone number, and data of birth, (ii) identification numbers issued by a governmental authority, such as a Social Security Number, driver’s license number, Tax Identification Number, and passport number, (iii) online identifiers, email addresses, social media handles, Internet or software-based usernames, Internet Protocol addresses, cookie identifiers, and device identifiers, (iv) login credentials, such as usernames and passwords, (v) financial information, such as credit and debit card numbers, account numbers, access codes, security questions and answers and insurance policy numbers, (vi) demographic information, such as information relating to an individual’s race, gender, age, ethnicity, religion, philosophy, political affiliation, or sexual orientation, (vii) biometric identifier, such as fingerprint, scan of hand or face geometry, retina or iris scan, and voiceprint, (viii) genetic information, and (ix) individual medical or health information, including protected health information governed by HIPAA and the regulations promulgated thereunder; and (b) any and all other information defined as “personal data,” “personal information,” or “personally identifiable information”, the processing of which is regulated by Applicable Data Privacy Laws.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.

“Platform” means IntraLinks/IntraAgency, Syndtrak or another similar electronic system.

“Pledged Debt” means “Pledged Debt” as defined in the Security Agreement.

“Pledged Interests” means “Pledged Interests” as defined in the Security Agreement.

“Pounds Sterling” means freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Prepayment Amount” has the meaning specified in Section 2.05(c).

“Prepayment-Based Incremental Facility” has the meaning specified in Section 2.14(a).

“Prepayment Date” has the meaning specified in Section 2.05(c).

“Primary Disqualified Institution” has the meaning specified in the definition of “Disqualified Institution.”

“Prime Lending Rate” means, for any day, the rate last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by FRB (as reasonably determined by the Administrative Agent).  The Prime Lending Rate shall be deemed equal to 0% if such rate, as otherwise determined above, would be less than 0%.

“Proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including Consolidated Net Income, Consolidated Interest Expense, Consolidated EBITDA, the First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio and the calculation of Consolidated Total Assets, of any

Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transaction, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement or any growth related investment, expenditure or capital expenditure) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to Pro Forma Cost Savings on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.

For purposes of making any computation referred to above:

(1)

if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);

(2)

interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower or a direct or indirect parent of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3)

interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate;

(4)

interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(5)	to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

Any pro forma calculation may include, without limitation but without duplication, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act and (2) adjustments calculated to give effect to any Pro Forma Cost Savings.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of adjustments and add backs permitted under clause (b)(vi) of the definition of Consolidated EBITDA.

“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and, (x) in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time and (y) in the case of any Revolving Tranche, if the Revolving Credit Commitments under such Revolving Tranche have terminated or expired, the Revolving Credit Loans held by such Lender under such Tranche) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, (x) in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time and (y) in the case of any Revolving Tranche, if the Revolving Credit Commitments under such Revolving Tranche have terminated or expired, the aggregate outstanding principal amount of Revolving Credit Loans under such Tranche as such time)); provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:

(i)such Factoring Transaction is non-recourse to, and does not obligate, the Borrower or any Restricted Subsidiary, or their respective properties or assets (other than Receivables Assets subject to such Factoring Transaction) in any way other than pursuant to Standard Securitization Undertakings,

(ii)all sales, conveyances, assignments and/or contributions of Receivables Assets by the Borrower or any Restricted Subsidiary are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by the Borrower), and

(iii)such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Factoring.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:

(i)all sales, conveyances, assignments and/or contributions of Receivables Assets by the Borrower or any Restricted Subsidiary to any Receivables Subsidiary are made at Fair Market Value in the context of a Receivables Financing (as determined in good faith by the Borrower), and

(ii)the financing terms, covenants, termination events and other provisions thereof shall be on market terms at the time such Receivables Financing is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing

“Qualifying Bids” has the meaning specified in the definition of “Dutch Auction.”

“Ratio-Based Incremental Facility” has the meaning specified in Section 2.14(a).

“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, all collateral of the related underlying obligors securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) to the extent governing or necessary for the collection of such accounts receivable, proceeds of such accounts receivable and other related assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or Factoring Transactions involving accounts receivable and any Swap

Contracts entered into by the Borrower or any such Subsidiary in connection with such accounts receivable.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which such Borrower or any such Restricted Subsidiary may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Borrower and/or one or more of its Restricted Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which such Borrower or any Subsidiary of such Borrower or a direct or indirect parent of such Borrower makes an Investment and to which such Borrower or any Subsidiary of such Borrower or a direct or indirect parent of such Borrower sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) and which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Borrower and its Subsidiaries or a direct or indirect parent of such Borrower, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower, Holdings or any Parent Holding Company (as provided below) as a Receivables Subsidiary and:

(i)no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(ii)with which neither the Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to such Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of such Borrower, and

(iii)to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Borrower, Holdings or any Parent Holding Company shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower or such Parent Holding Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.

“Recipient” means the Administrative Agent, the Collateral Agent, any Lender, and any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, as applicable.

“Reference Period” has the meaning specified in the definition of “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent and the Blackstone Credit Representative in their reasonable discretion.

“Refinancing” has the meaning given specified in the definition of “Transactions.”

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Blackstone Credit Representative, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.18 (and the Lenders hereby authorize and direct the Administrative Agent to enter into any such amendment that is reasonably satisfactory to the Blackstone Credit Representative and consistent with the terms and other conditions of Section 2.18).

“Refinancing Indebtedness” has the meaning specified in Section 7.01.

“Refinancing Notes” means one or more series of senior unsecured notes, or senior secured notes secured by the Collateral on a pari passu basis with the Liens securing the Obligations or senior secured notes secured by the Collateral on a “junior” basis to the Liens securing the Obligations, in each case issued in respect of a refinancing of outstanding Indebtedness of the Borrower under any one or more Term Loan Tranches; provided that, (a) if such Refinancing Notes shall be secured, then (i) such Refinancing Notes shall only be secured by a security interest in the Collateral that secured the Term Loan Tranche being refinanced, and (ii) such Refinancing Notes shall be secured to the same extent as the Term Loan Tranche being refinanced, including with respect to any subordination provisions, and shall be issued subject to an applicable Intercreditor Agreement; (b) other than with respect to the initial maturity date for Extendable Bridge Loans/Interim Debt, no Refinancing Notes shall (i) mature prior to the date that is 91 days after the Latest Maturity Date with respect to Term Loans then in effect immediately after giving effect to such refinancing or (ii) be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, Casualty Events or similar event, change of control provisions, special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default and (y) customary “AHYDO” payments); (c) the covenants, events of default, guarantees, collateral and other terms of such Refinancing Notes are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (it being understood that no Refinancing Notes shall include any financial maintenance covenants (including indirectly by way of a cross-default to this Agreement), but that customary cross-acceleration provisions may be included and that any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based) and in any event are not more favorable to the investors providing such Refinancing Notes, taken as a whole, than the terms and conditions of the Indebtedness being refinanced by such Refinancing Notes (excluding pricing (which shall include, for the avoidance of doubt, any “most favored nation” pricing provisions) and optional prepayment or redemption terms), except for covenants or other provisions (x) applicable only to periods after the Latest Maturity Date then in effect immediately after giving effect to such refinancing or (y) as are, in consultation with the Blackstone Credit Representative and the Ally Representative, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) (which shall not require the consent of any Lender) (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days (or such shorter period as determined in the sole discretion of the Blackstone Credit Representative) prior to the incurrence of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (c), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Blackstone Credit Representative provides notice to the Borrower of its objection during such five Business Day period (or shorter) (including a reasonable description of the basis upon which it objects)); (d) such Refinancing Notes may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); (e) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced and the payment of fees, expenses and premiums, if any, payable in connection therewith and (f) if any such Refinancing Note is not, or would not be, subordinate in payment priority with the Obligations or is, or would be, secured by a Lien that is not subordinate to each Lien securing the Obligations, such Refinancing Note shall be made subject to the priorities and other terms of the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative) and each holder of such Refinancing Note shall have become a party to the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative).

“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Refunding Capital Stock” has the meaning specified in Section 7.05

“Register” has the meaning specified in Section 10.07(c).

“Regulation S-X” means Regulation S-X under the Securities Act.

“Reinvestment Yield” means, with respect to the principal amount of the Initial Term Loans or Delayed Draw Term Loans repaid pursuant to a voluntary prepayment or upon acceleration in accordance with Section 8.02 prior to the first anniversary of the Closing Date, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the repayment date with respect to the outstanding principal amount of such Initial Term Loans, on the display designated as “Page 678” on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity most nearly equal to the first anniversary of the Closing Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding such repayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity most nearly equal to the first anniversary of the Closing Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (i) the actively traded U.S. Treasury security with the duration closest to and greater than the first anniversary of the Closing Date and (ii) the actively traded U.S. Treasury security with the duration closest to and less than the first anniversary of the Closing Date.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the Initial Term Loans or Delayed Draw Term Loans.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii).

“Remaining Scheduled Payments” means, with respect to the principal of the Initial Term Loans or Delayed Draw Term Loans voluntarily prepaid, or outstanding upon acceleration thereof in accordance with Section 8.02, in any such case, prior to the first anniversary of the Closing Date, all payments of interest thereon that would be due after the date of such repayment up to the first anniversary of the Closing Date with respect to such principal if no repayment of such principal were made prior to its scheduled due date; provided that if the date of such repayment is not a date on which interest payments are due to be made under the terms of this Agreement, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such repayment date.

“Replaceable Lender” has the meaning specified in Section 3.08(a).

“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Reply Amount” has the meaning specified in the definition of “Dutch Auction.”

“Reply Discount” has the meaning specified in the definition of “Dutch Auction.”

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Reporting Extension Provision” has the meaning specified in Section 6.01.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Delayed Draw Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the sum of the aggregate Delayed Draw Commitments and Delayed Draw Term Loans then outstanding; provided that the unused Delayed Draw Commitments of and the outstanding Delayed Draw Term Loans held by (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Delayed Draw Lenders and (y) any Affiliate

Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliate Lenders vote on such matter.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) any Affiliate Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliate Lenders vote on such matter.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property, products, business or operations are subject.

“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the Board of Directors of Holdings Topco or the Borrower), or other similar officer of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 7.05.

“Restricted Subsidiary” means any Subsidiary of Holdings Topco that is not an Unrestricted Subsidiary, which for the avoidance of doubt shall include the Borrower.

“Retired Capital Stock” has the meaning specified in Section 7.05.

“Return Bid” has the meaning specified in the definition of “Dutch Auction.”

“Revolution” means Revolution Growth Management LLC.

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(e).

“Revolving Credit Borrowing” means a borrowing under a single Tranche of the Revolving Credit Facility consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders under such Tranche of the Revolving Credit Facility pursuant to Section 2.01(b).

“Revolving Credit Commitments” means, as to any Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), and (b) purchase participations in L/C Obligations, in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Credit Commitment”, opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement.  The aggregate Revolving Credit Commitments shall be $40,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of Revolving Credit Loans and/or L/C Obligations).

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit B-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender under the same Revolving Tranche.

“Revolving Tranche” means (a) the Revolving Credit Facility and (b) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder.

“Right of First Refusal” means, with respect to any Indebtedness being requested to be procured by the Borrower and its Subsidiaries (each an “Applicable Facility”), Blackstone Credit Entities (collectively, the “Applicable Lender”) shall have the right of first refusal to provide such Indebtedness subject to the following terms:

(a)

the Borrower shall (i) request that the Applicable Lender provide a proposal of terms to provide all or any portion of such Indebtedness (an “RFP”) or (ii) provide to the Applicable Lender a proposal of terms to provide all or any portion of such Indebtedness which is being offered by another third financing source that is not an Affiliate of the Borrower (a “Match Offer” (in each case, an “Offer” and the first time in respect of any particular Indebtedness, the “First Offer”));

(b)

in connection with any such Offer, the Borrower shall provide a written notice (the “Offer Notice”) to the Applicable Lender of such Applicable Facility with a copy to the Administrative Agent, which notice shall reasonably indicate the terms of such Applicable Facility, including the rate and any fees or original issue discount being offered with respect to such Applicable Facility;

(c)

following the receipt by the Administrative Agent and the Applicable Lender of such Offer Notice, the Applicable Lender shall either (i) deliver a written notice (a “Declination Notice”) to the Administrative Agent and the Borrower indicating that the Applicable Lender declines the offer to provide any portion of such Applicable Facility or (ii) deliver an offer (an “Acceptance Notice”) to the Administrative Agent and the Applicable Lender containing (A) in the case of an RFP, the proposed terms of such Indebtedness including the amount the Applicable Lender is willing to provide, the rate and any fees or original issue discount being offered with respect to such Applicable Facility or (B) in the case of a Match Offer, an acceptance to provide such Applicable Facility and the amount the Applicable Lender is willing to provide.  After receiving an Acceptance Notice in the case of an RFP and evaluating the RFP, the Borrower may within ten (10) Business Days (or such longer period as agreed to by the Applicable Lender) either accept the terms in such Acceptance Notice, agree to other terms with the Applicable Lender or counter the RFP with a Match Offer.  If the Applicable Lender fails to send the Borrower a Declination Notice or an Acceptance Notice on or prior to the date that is ten (10) Business Days with respect to a First Offer and three (3) Business Days with respect to any other Offer, in each case after the delivery of the Offer Notice to the Administrative Agent and the Applicable Lender, the Applicable Lender automatically shall be deemed to have delivered a Declination Notice with respect to such Applicable Facility;

(d)

if the Applicable Lender delivers (or is deemed to deliver) to the Administrative Agent and the Borrower a Declination Notice, then the Borrower may incur such Indebtedness (if permitted hereunder) under such Applicable Facility being provided by other financing sources (which, in the case of any Indebtedness being incurred under this Agreement, must be Eligible Assignees) on the same terms offered to the Applicable Lender or such other terms agreed with such other Person; provided that if any terms previously offered to the Applicable Lender are amended which would be materially beneficial to a lender, then the Borrower shall reoffer the entire amount of such Applicable Facility to the Applicable Lender with such new terms and repeat the steps in (a) through (d) above.  For the avoidance of doubt, nothing in this definition shall prohibit Borrower from discussions with any other financing source at any time.

For the avoidance of doubt, the foregoing Right of First Refusal shall not apply with respect to any Revolving Credit Commitment Increase hereunder.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.

“Sanctions Laws and Regulations” means (i) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S.  Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement and (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the European Union, the United Kingdom or Canada or administered, enacted or enforced by the respective governmental institutions or agencies of any of the foregoing, including, without limitation, Her Majesty’s Treasury in the United Kingdom and Global Affairs Canada and Public Safety Canada, that apply to the Borrower or the Restricted Subsidiaries (as any of the foregoing laws may from time to time be amended, renewed, extended or replaced).

“S&P” means Standard & Poor’s Ratings Services LLC, a wholly owned subsidiary of McGraw Hill Financial Inc., and any successor thereto.

“Screen Rate” means with respect to the Eurocurrency Rate for any Interest Period for Dollars, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over administration of that rate) for the relevant currency and Interest Period displayed on the applicable Bloomberg screen page.  If such page or service ceases to be available, the Administrative Agent may specify another page or service, displaying the relevant rate after consultation with the Borrower; provided that, in the event such rate does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent with the reasonable consent of the Blackstone Credit Representative and the Ally Representative).  Notwithstanding the foregoing, if the Screen Rate, determined as provided above, would otherwise be less than 1.00% per annum, then the Screen Rate shall be deemed to be 1.00% per annum for all purposes.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 6.01 Reporting Deadline” has the meaning specified in Section 6.01.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower in writing to the Administrative Agent and the relevant Cash Management Bank or Approved Counterparty, as applicable, as an “unsecured cash management agreement” as of the Closing Date or, if later, on or about the time of entering into such Cash Management Agreement; provided, however, that for any Cash Management Agreement to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Restricted Subsidiary and any Approved Counterparty, except for any such Swap Contract designated by the Borrower and the applicable Approved Counterparty in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract; provided, however, that for any Swap Contract to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Approved Counterparty must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders (including for the avoidance of doubt, the L/C Issuers), the Approved Counterparties to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.

“Secured Party Designation Notice” means a notice from an Approved Counterparty or Cash Management Bank substantially in the form of Exhibit L.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means, collectively, the Security Agreement dated as of the date hereof executed by the Loan Parties party thereto, substantially in the form of Exhibit F, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.16.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Similar Business” means any business engaged in by the Borrower and its Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value (to be calculated as the amount at which the assets (both tangible and intangible), in their entirety, of such Person taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act) of the assets of such Person taken as a whole exceeds the total amount of liabilities (it being understood that the term “liabilities,” for the purposes of this definition, will be limited to the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person taken as a whole, on such date of determination, determined in accordance with GAAP consistently applied), (b) the present fair salable value (defined as the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of such Person taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated) of the assets of such person taken as a whole exceeds their liabilities, (c) such Person, taken as whole, does not have unreasonably small capital (defined as sufficient capital to reasonably ensure that such Person will continue to be a going concern for the period from the date of determination through the Maturity Date, based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Loan Parties as reflected in such Person’s projected financial statements and in light of its anticipated credit capacity), (d) such Person and its Subsidiaries, taken as a whole, will be able to pay its liabilities as they mature.

“SPC” has the meaning specified in Section 10.07.

“Specified Change of Control” means, subject to (if applicable) Section 1.02(i), and in each case shall be at the option of the Borrower to deem such transaction a Specified Change of Control:

(a)	the Specified Mergers, if (in the case of this clause (a)) the following conditions precedent shall be satisfied substantially concurrently with such mergers:

(i)upon the consummation of any Specified Merger, if any Indebtedness is required to pay off existing indebtedness of the targets, so long as any Blackstone Credit Entity is a Majority Lender hereunder, Blackstone Credit shall be given the Right of First Refusal to provide the requested Indebtedness; and

(ii)immediately after giving effect to such Specified Change of Control, (x) no other Default or Event of Default shall exist or would exist, and (y) all representations and warranties made under this Agreement shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as if made on the date of such Specified Change of Control; and

(b)

the first (and only a one-time) direct or indirect disposition of Voting Stock (whether by sale of equity interests, merger, consolidation or otherwise) of the Borrower, Holdings, Parent or any Subsidiary to a private equity sponsor that would otherwise constitute a Change of Control (but for this definition), if (in the case of this clause (b)) the following conditions precedent shall be satisfied substantially concurrently with such disposition:

(i)on a Pro Forma Basis after giving effect to such Specified Change of Control, the First Lien Net Leverage Ratio shall be less than or equal to 4.50 to 1.00, and before the consummation of such Specified Change of Control, the Administrative Agent and Lenders shall have received a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower certifying to such calculation and providing the related backup therefor;

(ii)such private equity sponsor may not be any private equity firm notified in writing by Blackstone Credit to the Borrower prior to the Closing Date without the consent of Blackstone Credit and Ally (in each case, not to be unreasonably withheld, conditioned or delayed);

(iii)at least five (5) Business Days before the closing of such Specified Change of Control, the Administrative Agent and the Lenders shall have received any information and documentation reasonably requested by any of them for purposes of compliance with the Beneficial Ownership Regulation (31 C.F.R. 1010.230, as amended) and other applicable know your customer and anti-money laundering laws and their respective implementing rules and regulations;

(iv)immediately after giving effect to such Specified Change of Control, (x) no other Default or Event of Default shall exist or would exist, and (y) all representations and warranties made under this Agreement shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as if made on the date of such Specified Change of Control; and

(v)such private equity sponsor directly or indirectly acquiring the Borrower shall have concurrently made a cash equity contribution and/or other equity payments (including rollover equity) greater than or equal to 35% of the acquisition consideration of such Specified Change of Control; it being understood that such equity contribution or payment may be paid to the seller entities in such Specified Change of Control directly and need not be paid to the Borrower (collectively, the “Specified Change of Control Equity Contribution”).

For the avoidance of doubt, only one (1) Specified Change of Control event occurring under clause (b) of the foregoing definition shall be permitted to occur during the entire term of this Agreement.

“Specified Event of Default” means any Event of Default under any of Sections 8.01(a), 8.01(b) (solely with respect to a breach of the requirements set forth in Sections 6.01(a) through (b), Section 6.02(b) or Section 7.08), 8.01(f) and 8.01(g).

“Specified Mergers” means any merger, reorganization, or other similar transaction performed between one or more Borrower Parties and Epiq, Consilio, Xact, United Lex, and Lighthouse (each a “Specified Target”), provided that:

(a)any consideration paid or payable by (whether directly or indirectly) a Loan Party or a Restricted Subsidiary in respect of such merger, reorganization or other similar transaction may be made, only if such consideration constitutes either (x) a Permitted Investment, or (y) a permitted Restricted Payment (in either case, such determination shall be made by ignoring any clause therein or incorporated therein that would permit the consummation of the Specified Merger or a Specified Change of Control or that provides a basket specific to such Specified Merger or Specified Change of Control);

(b)there shall be no adverse impact on (1) the value or the scope of the (x) Collateral granted, or purported to be granted, to the Collateral Agent, for the benefit of itself and the other Secured Parties or (y) guarantees in favor of the Secured Parties, or (2) the ability of the Loan Parties to pay their respective Obligations in accordance with terms of the Loan Documents; and

(c)either (x) the Borrower shall be the surviving entity of such merger, reorganization or similar transaction, or (y) if a Specified Target is the surviving entity of such merger, reorganization or similar transaction, then in the case of clause (y):

(i)no Change of Control shall have occurred with respect to such Specified Target (with such determination being made by substituting such Specified Target in place of each reference to Borrower in that definition),

(ii)each Specified Target shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto, in form reasonably satisfactory to the Administrative Agent,

(iii)each Guarantor shall have confirmed that its Guarantee shall apply to each Specified Target’s obligations under the Loan Documents,

(iv)each Guarantor shall have by a supplement to the applicable security documents confirmed that its obligations thereunder shall apply to each Specified Target’s obligations under the Loan Documents,

(v)if requested by the Administrative Agent or the Blackstone Credit Representative, each mortgagor of a Mortgaged Property shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Blackstone Credit Representative) confirming that its obligations thereunder shall apply to each Specified Target’s obligations under the Loan Documents,

(vi)each Specified Target shall have delivered to the Administrative Agent a certificate of a Responsible Officer, stating that such merger or consolidation and such supplement to this Agreement or any security document comply with this Agreement and if requested by the Administrative Agent, the Ally Representative or the Blackstone Credit Representative, delivered a customary opinion of counsel as to, among other things, the enforceability of the Loan Documents against such Specified Target, and

(vii)at least five (5) Business Days before the closing of such merger, reorganization or similar transaction, the Administrative Agent and the Lenders shall have received any information and documentation reasonably requested by any of them for purposes of compliance with the Beneficial Ownership Regulation (31 C.F.R. 1010.230, as amended) and other applicable know your customer and anti-money laundering laws and their respective implementing rules and regulations.

If (i) clause (b)(y) of this definition shall apply to a Specified Merger, (ii) the foregoing clauses (i) through (vii) shall be satisfied concurrently with such Specified Merger and (iii) such Specified Merger shall be consummated in accordance with the other terms of this definition and this Agreement, then such Specified Target shall succeed to, and be substituted for, the Borrower under this Agreement.

For the avoidance of doubt, this definition shall not permit any other transaction involving the surviving entity of such merger, reorganization or similar transaction.

“Specified Refinancing Agent” has the meaning specified in Section 2.18(a).

“Specified Refinancing Debt” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Refinancing Term Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Term Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of any initiative not in the ordinary course of business.

“Sponsor” means (a) CEOF II DE AIV, L.P., a Delaware limited partnership, or any of its Control Investment Affiliates and, in each case (whether individually or as a group), Affiliates of the foregoing (but excluding any operating portfolio companies of the foregoing) and (b) upon and after the consummation of the one-time Specified Change of Control permitted under clause (a) of the definition thereof, the private equity sponsor which acquired the applicable Voting Stock in accordance with such clause (a).

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which such Borrower has determined in good faith to be customary in a Factoring Transaction or Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted Eurocurrency Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Lien” has the meaning specified in Section 7.02.

“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms expressly subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of Holdings that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Subsidiary Redesignation” has the meaning given to such term in the definition of “Unrestricted Subsidiary”.

“Supplemental Agent” has the meaning specified in Section 9.14(a).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease as determined pursuant to GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing of the same Type of Term Loan of a single Tranche from all the Lenders having Term Commitments or Term Loans of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurocurrency Rate Loans, the same Interest Period.

“Term Commitment” means, as to each Term Lender, (i) its Initial Term Commitment, (ii) its Delayed Draw Commitment, (iii) its Term Commitment Increase, (iv) its New Term Commitment or (v) its Specified Refinancing Term Commitment.  The amount of each Lender’s Initial Term Commitment and Delayed Draw Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Assumption, or in the amendment or agreement relating to the respective Term Commitment Increase, New Term Commitment or Specified Refinancing Term Commitment pursuant to which such Lender shall have assumed its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Term Commitment Increase” has the meaning specified in Section 2.14(a).

“Term Facility” means a facility in respect of any Term Loan Tranche, as the context may require.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans and/or Term Commitments at such time.

“Term Loan” means an advance made by any Term Lender under any Term Facility (including, for the avoidance of doubt, the Initial Term Loans and the Delayed Draw Term Loans).

“Term Loan Tranche” means the respective facility and commitments utilized in making (or, where applicable, conversion of) Term Loans hereunder, with there being one Tranche on the Closing Date, i.e., Initial Term Loans and Initial Term Commitments.  Subject to the provisions of Sections 2.01 and 2.07 hereof, the Initial Term Loans and the Delayed Draw Term Loans, when funded, may form one Term Loan Tranche.  Additional Term Loan Tranches may be added after the Closing Date pursuant to the terms hereof, e.g., New Term Loans, Specified Refinancing Term Loans, New Term Commitments and Specified Refinancing Term Commitments.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Threshold Amount” means $20,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.  With respect to any Revolving Tranche, the Total Revolving Credit Outstandings in respect of such Revolving Tranche means the aggregate Outstanding Amount of all Revolving Credit Loans under such Revolving Tranche and L/C Obligations related to Letters of Credit issued under such Revolving Tranche.

“Tranche” means any Term Loan Tranche or any Revolving Tranche.

“Transactions” means the following transactions consummated or to be consummated in connection therewith:

(a)	the Borrower obtaining the Facilities;
(b)

the repayment of all loans outstanding under the Existing Credit Agreement, and the termination and release of all related guaranties and security interests (or making arrangements for such release that are reasonably satisfactory to the Blackstone Credit Representative) (the “Refinancing”); and

(c)	the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

“Transaction Agreement Date” has the meaning specified in Section 1.02.

“Transaction Costs” has the meaning given to such term in the definition of “Transactions.”

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, and (b) with respect to any L/C Issuer, the aggregate amount, if any, of L/C Borrowings in respect of which a

Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(d).

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unpaid Amount” has the meaning specified in Section 7.05.

“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Unrestricted Subsidiary” means:

(1)

any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender has recourse to (x) the Borrower or any of its Restricted Subsidiaries that is not a Subsidiary of the Subsidiaries to be so designated or (y) any of their respective assets other than the Equity Interests of such Unrestricted Subsidiary; provided, further, however, that immediately after giving effect to such designation no Event of Default shall have occurred and be continuing; provided, further, however, that any Subsidiary that is designated as an Unrestricted Subsidiary and subsequently designated as a Restricted Subsidiary cannot later be designated as an Unrestricted Subsidiary; provided, further, however, that either:

(a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 7.05.

The Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary (a “Subsidiary Redesignation”); provided, however, that immediately after giving effect to such designation the Borrower could incur $1.00 of additional unsecured Permitted Ratio Debt on a Pro Forma Basis taking into account such designation, and no Event of Default shall have occurred and be continuing.  Any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time.

Any such designation by the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions.  No Subsidiary may constitute an Unrestricted Subsidiary if it holds any right, title or interest in any intellectual property necessary for a Loan Party’s business or in any Material Real Property (determined without giving effect to the exclusion therein for Excluded Property) owned in fee as of the Closing Date. There shall be no Unrestricted Subsidiaries as of the Closing Date.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(g)(ii).

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Warehouse Entity” shall mean Goldman Sachs Bank USA, solely in its capacity as Financing Provider (as defined in the Warehouse Facility Agreement) under the Warehouse Facility Agreement, and in no other capacity.

“Warehouse Facility Agreement” means that certain Third Amended and Restated Facility Agreement, dated as of December 28, 2020 and as it may be further amended from time to time, between Blackstone Private Credit Fund and Goldman Sachs Bank USA.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii)

the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Wilmington Trust” has the meaning specified in the introductory paragraph to this Agreement.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.Other Interpretive Provisions

.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)	The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)

The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)

References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(d)	The term “including” is by way of example and not limitation.
(e)

The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)	Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(g)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h)	Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)

In measuring compliance with this Agreement with respect to (x) any Investment or acquisition, merger, amalgamation or similar transaction that has been definitively agreed to, publicly announced or for which there is a binding obligation to consummate and which is pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement, including those in other applicable jurisdictions) and for which no definitive documentation is entered into but certainty of funding is required (including, for the avoidance of doubt, a Specified Change of Control transaction) or (y) repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which an irrevocable notice of repayment (or similar notice), which may be conditional, has been delivered (each, a “Limited Condition Transaction”), in each case for purposes of determining:

(1)whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being incurred in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 7.01;

(2)whether any Lien being incurred in connection with such Limited Condition Transaction is permitted to be incurred in accordance with Section 7.02 or the definition of “Permitted Liens”;

(3)whether any other transaction or action undertaken or proposed to be undertaken to consummate such Limited Condition Transaction (including any Restricted Payments, Dispositions, fundamental changes set forth in Section 7.03 or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Agreement;

(4)any calculation of the ratios, baskets or financial metrics, including First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Total Assets, Consolidated Interest Expense and/or Pro Forma Cost Savings and baskets determined by reference to Consolidated Net Income, Consolidated EBITDA or Consolidated Total Assets and, whether a Default or Event of Default exists in connection with the foregoing;

(5)other than in connection with any L/C Credit Extension or any Revolving Credit Borrowing with respect to the Revolving Credit Commitments that exist on the Closing Date, whether any Default or Event of Default has occurred, is continuing or would result from such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness; and

(6)other than in connection with any L/C Credit Extension or any Revolving Credit Borrowing with respect to the Revolving Credit Commitments that exist on the Closing Date, whether any representations and warranties are true and correct, at the option of the Borrower, the date that the definitive agreement (or other relevant definitive documentation) for, announcement (public or otherwise) of, or irrevocable notice, which may be conditional, with respect to, such Limited Condition Transaction (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA.” For the avoidance of doubt, if the Borrower elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Total Assets, Consolidated Interest Expense and/or Pro Forma Cost Savings of the Borrower and/or any currency exchange rate utilized in calculating compliance with any dollar-based provision of this Agreement, from the Transaction Agreement Date to the date of consummation of such Limited Condition Transaction will not be taken into account, (b) for purposes of determining compliance with any provision which requires that no Default or Event of Default (other than determining compliance with the absence of an Event of Default under Section 8.01(a), (f) or (g) at the time of consummation of the Limited Condition Transaction (in which case this Section 1.02 shall not apply)), as applicable, has occurred, is continuing or would result from any Limited Condition Transaction such condition shall be deemed satisfied so long as no Default or Event of Default, as applicable, exists on the Transaction Agreement Date, (c) for purposes of determining whether the bring down of representations and warranties in connection with any Limited Condition Transaction are true and correct, such condition shall be deemed satisfied so long as such representations and warranties, as applicable, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on the Transaction Agreement Date, and (d) until such Limited Condition Transaction is consummated or such definitive agreements (or other relevant definitive binding documentation) are terminated (or conditions in any conditional notice can no longer be met or public announcements with respect thereto are withdrawn or there is a public announcement to the effect that the transaction contemplated by such definitive agreements will no longer be consummated), such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (to the extent reasonably necessary to consummate such Limited Condition Transaction) (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Limited Condition Transaction) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Limited Condition Transaction and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements (or other relevant definitive binding documentation) are entered into or such public announcement is made and deemed to be outstanding thereafter for purposes of calculating any baskets or ratios under the Loan Documents after the date of such agreement or public announcement and before the date of consummation of such Limited Condition Transaction.  Notwithstanding the foregoing, in order to make any Restricted Payment after a Transaction Agreement Date but before the consummation of the underlying transaction or the termination of the definitive agreement related to such underlying transaction, any ratio governor related to such Restricted Payment shall be tested on both an actual basis without giving pro forma effect to such transaction and a Pro Forma Basis.

(j)

As used in Article VII and the definitions of “Permitted Investments”, “Permitted Liens”, “First Lien Net Leverage Ratio”, “Consolidated Total Net Leverage Ratio”, the term “Consolidated EBITDA” refers to Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis; provided that prior to the first date for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), the “Consolidated EBITDA” shall be deemed to refer to the Consolidated EBITDA of the Borrower Parties for the period of four consecutive fiscal quarters of the Borrower ended September 30, 2020, calculated on a Pro Forma Basis.

(k)Notwithstanding anything to the contrary, unless the context otherwise requires, the Initial Term Loans and the Delayed Draw Term Loans shall be deemed to be in the same class, and the Initial Term Commitment and the Delayed Draw Commitment shall be deemed to be in the same class.

(l)For the avoidance of doubt, any proceeds from the sale or issuance of Equity Interests and/or from a capital contribution received by any Loan Party that are used or otherwise designated or applied for a specific purpose under this Agreement shall not be double counted such that those same proceeds also increase basket capacity under this Agreement for other purposes.

(m)For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been disposed of by the original Person to each subsequent Person, and (b) if any new Person comes into existence, each such new Person shall be deemed to have been formed on the first date of its existence by the holders of its capital stock, or other equity interests, at such time.

Section 1.03.Accounting Term

.

(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

(b)If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Blackstone Credit Representative and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed); provided further that, until amended as described in this Section 1.03(b), (i) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (ii) the Borrower shall provide to the Blackstone Credit Representative, the Ally Representative, the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Blackstone Credit Representative, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof.

(c)Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 1.04.Rounding

.  Any financial ratios required to be maintained by Holdings Topco, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05.References to Agreements and Laws

.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06.Times of Day

.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

Section 1.07.Timing of Payment or Performance

.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08.[Reserved]

.

Section 1.09.[Reserved]

.

Section 1.10.Pro Forma Calculations

.  Notwithstanding anything to the contrary herein (subject to Section 1.02(i)), the First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Interest Expense, Consolidated EBITDA, Consolidated Net Income and Consolidated Total Assets shall be calculated (including for purposes of Sections 2.14 and 2.15) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period but not later than the date of such calculation, it being understood and agreed that any adjustments to Consolidated EBITDA pursuant to this Section 1.10 shall be subject to the same caps and limitations set forth in the definition thereof; provided that notwithstanding the foregoing, when calculating the First Lien Net Leverage Ratio for purposes of (i) determining the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b) and (ii) determining actual compliance with Section 7.08, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and any corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect. Notwithstanding anything to the contrary in this Section 1.10 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such Disposition shall have been consummated.

Section 1.11.Calculation of Baskets

.  If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

Section 1.12.Administrative Matters

.  During any time that the Blackstone Credit Entities collectively do not constitute Required Lenders hereunder, all discretion, voting and/or consent rights hereunder or under any other Loan Document that are explicitly designated to reside with the Blackstone Credit Representative shall, during such period, instead reside with the then applicable Required Lenders.

ARTICLE II.
The Commitments and Credit Extensions

Section 2.01.The Loans

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(a)The Term Borrowings.

(i)Subject to the terms and conditions set forth herein, each Term Lender with an Initial Term Commitment severally agrees to make a single loan denominated in Dollars (the “Initial Term Loans”) to the Borrower on the Closing Date in an amount not to exceed such Term Lender’s Initial Term Commitment.  The Initial Term Borrowing shall consist of Initial Term Loans made simultaneously by the Term Lenders in accordance with their respective Initial Term Commitments.  Amounts borrowed under this Section 2.01(a)(i) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14).  Initial Term Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.

(ii)At any time and from time to time during the Delayed Draw Commitment Period, subject to the terms and conditions set forth in Section 4.02 hereof, each Lender with a Delayed Draw Commitment severally agrees to make to the Borrower on the applicable Delayed Draw Closing Date a Term Loan denominated in Dollars in an aggregate amount requested by the Borrower but not exceeding such Lender’s unfunded Delayed Draw Commitment as of such date immediately prior to giving effect to such Borrowing (the “Delayed Draw Term Loans”); provided that the aggregate principal amount of all such Borrowings of Delayed Draw Term Loans shall not exceed the aggregate amount of the Delayed Draw Commitments as of the Closing Date.  Delayed Draw Term Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein; provided that Delayed Draw Term Loans will initially be of the same Type and will have the same Interest Period as the Term Loans outstanding immediately prior to the Borrowing of such Delayed Draw Term Loans.  It is the intent of the parties hereto that the Initial Term Loans and the Delayed Draw Term Loans (if and when funded) (i) shall have the same terms and (ii) shall be treated as a single class for all purposes (i.e., “fungible”); provided, that the Initial Term Loans and Delayed Draw Term Loans will be treated as fungible for U.S. federal income tax purposes to the fullest extent (and only to such extent) permitted by applicable Law, and the parties hereto acknowledge and agree that this Agreement and the other Loan Documents may be amended in accordance with Section 2.07 hereof to effect the same. Notwithstanding anything to the contrary contained in this Agreement, the amendment provisions described in this Section 2.01 shall supersede any provisions to the contrary in Section 10.01. Amounts borrowed under this Section 2.01(a)(ii) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14).

(b)The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time on and after the Closing Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment.  Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).  Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

Section 2.02.Borrowings, Conversions and Continuations of Loans

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(a)Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans, shall be made upon irrevocable notice by the Borrower to the Administrative Agent.  Each such notice must be in writing and must be received by the Administrative Agent not later than (i) 1:00 p.m. (New York City time) three Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, Eurocurrency Rate Loans (or in the case of any such Borrowing to be made on the Closing Date, one Business Day prior to the Closing Date), (ii) 1:00 p.m. one Business Day prior to the requested date of any Term Borrowing of Base Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Loans and (iii) 1:00 p.m. one Business Day prior to the requested date of any Revolving Credit Borrowing of Base Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Loan; provided, that if the Borrower wishes to request a Borrowing of, or a continuation of or a conversion of Base Rate Loans to, Eurocurrency Rate Loans having an Interest Period of twelve months in duration (or such shorter interest period as may be agreed to by all Lenders of the applicable Tranche) as provided in the definition of “Interest Period,” such written notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) four Business Days prior to the requested Borrowing, continuation or conversion date, as applicable, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them (and, not later than 2:00 p.m. (New York City time) three (3) Business Days before the requested Borrowing, continuation or conversion date, as applicable, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all the Appropriate Lenders).  Each notice pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be (i) in a principal amount of $1,000,000, or (ii) a whole multiple of $500,000 in excess thereof.  Except as provided in Section 2.03(d), each Borrowing of, or conversion to, Base Rate Loans shall be (i) in a principal amount of $1,000,000, or (ii) a whole multiple of $500,000 in excess thereof. Notwithstanding the foregoing, the Delayed Draw Term Loans shall be available in Borrowings of not less than (i) $1,000,000, or (ii) if in excess thereof, a whole multiple of $500,000 or, if less, the unfunded Delayed Draw Commitments then outstanding.

(b)Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing (including, in the case of a Term Borrowing, whether it is a requesting a Borrowing of Initial Term Loans or Delayed Draw Term Loans), a Revolving Credit Borrowing, a conversion of a Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) in the case of a Borrowing, the account of the Borrower to which the proceeds of such Borrowing are to be disbursed.  If, with respect to any Eurocurrency Rate Loans, the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans, or Revolving Credit Loans shall be made as, or converted to, Eurocurrency Rate Loans with an Interest Period of one month.  Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(c)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation of Eurocurrency Rate Loan is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurocurrency Rate Loans with an Interest Period of one month as described in Section 2.02(b).  In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds to the Administrative Agent’s Account not later than 1:00 p.m. (New York City time), on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01 and Section 4.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds to the account of the Borrower specified in the Committed Loan Notice; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(d)Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due under Section 3.06 in connection therewith.  During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans.

(e)The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(f)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans of the same Type, there shall not be more than ten (10) Interest Periods in effect.

(g)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section 2.17.

Section 2.03.Letters of Credit

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(a)The Letter of Credit Commitment.

(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue (or at such L/C Issuer’s sole option, arrange the issuance of) Letters of Credit denominated in Dollars for the account of the Borrower or any Restricted Subsidiary (provided that the Borrower hereby irrevocably agrees to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued (including by arrangement) for the account of the Borrower or any Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary) and to amend or renew Letters of Credit previously issued (or arranged) by it, in accordance with Section 2.03(c), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders under each Revolving Tranche severally agree to participate in Letters of Credit issued (or arranged) under such Revolving Tranche for the account of the Borrower or any Restricted Subsidiary; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (w) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (x) the Total Revolving Credit Outstandings in respect of any Revolving Tranche would exceed such Revolving Tranche, (y) the aggregate Outstanding Amount of the Revolving Credit Loans under any Revolving Tranche of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations related to Letters of Credit issued (or arranged) under such Revolving Tranche, would exceed such Lender’s Revolving Credit Commitment under such Revolving Tranche or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Each letter of credit issued or arranged by an L/C Issuer on account of this Agreement shall conclusively constitute a Letter of Credit issued or arranged in accordance with the terms and conditions of this Agreement.

(ii)No L/C Issuer shall be under any obligation to issue (or if elected by such L/C Issuer, arrange) any Letter of Credit (and, in the case of clause (B) and (C), no L/C Issuer shall issue (or if so elected, arranged) any Letter of Credit) if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing (or arranging) such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance (or arrangement) of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;

(B)subject to Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal, unless the Majority Lenders under the applicable Revolving Tranche and the applicable L/C Issuer, in their sole discretion, have approved such expiry date;

(C)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders under the applicable Revolving Tranche and the applicable L/C Issuer have approved such expiry date and/or (ii) the applicable L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.16 at least three Business Days prior to the Letter of Credit Expiration Date;

(D)the issuance (or arrangement) of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;

(E)such Letter of Credit is in an initial stated amount of less than $100,000 or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;

(F)such Letter of Credit is denominated in a currency other than Dollars; or

(G)any Revolving Credit Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.17(a)(iv) or the delivery of Cash Collateral in accordance with Section 2.16 with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued (or arranged) or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.

(iii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue (or arrange) such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued (or arranged) by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued (or arranged) by it or proposed to be issued (or arranged) by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b)The foregoing benefits and immunities shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to indirect, special, consequential, punitive or exemplary damages claims which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such the L/C Issuer’s gross negligence or willful misconduct or material breach of any Loan Document as determined by a court of competent jurisdiction in a final and nonappealable judgment,

(c)Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)Each Letter of Credit shall be issued (or arranged) or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application (it being understood that such draft language for each such Letter of Credit must be in English or, if agreed to in the sole discretion of the applicable L/C Issuer, accompanied by an English translation certified by the Borrower to be a true and correct English translation), appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 2:00 p.m. (New York City time) at least five Business Days (or such shorter period as such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance (or arrangement of the issuance) of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date of the Revolving Credit Facility, unless the applicable L/C Issuer otherwise agrees); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate or other documents to be presented by such beneficiary in case of any drawing thereunder; (G) the Person for whose account the requested Letter of Credit is to be issued (including by arrangement) (which must be a Borrower Party); and (H) such other matters as the applicable L/C Issuer may reasonably request.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer may reasonably request.

(ii)Promptly following delivery of any Letter of Credit Application to the applicable L/C Issuer, the Borrower will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application and, if the Administrative Agent has not received a copy of such Letter of Credit Application, then the Borrower will provide the Administrative Agent with a copy thereof.  Subject to the terms and conditions hereof, so long as such L/C Issuer has not received written notice from the Administrative Agent, any Revolving Credit Lender or the Borrower that the conditions precedent set forth in Section 4.02 with respect to the issuance of such Letter of Credit have not been satisfied, such L/C Issuer shall, on the requested date, issue (or if agreed by such L/C Issuer, arrange) a Letter of Credit for the account of the Borrower or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be.  Immediately upon the issuance (including by arrangement of the issuance) of each Letter of Credit under a Revolving Tranche, each Revolving Credit Lender under such Revolving Tranche shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of such Revolving Tranche multiplied by the amount of such Letter of Credit.

(iii)If the Borrower on behalf of itself or its Restricted Subsidiaries so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue (or arrange the issuance of) a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance (including by arrangement) of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued (including by arrangement).  Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued (including by arrangement), the Revolving Credit Lenders under the applicable Revolving Tranche shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).

(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) the Administrative

Agent in turn will notify each Revolving Credit Lender under the applicable Revolving Tranche of such issuance (including by arrangement of the issuance) or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.

(v)Notwithstanding anything to the contrary set forth above, the issuance (or arrangement) of any Letters of Credit by any L/C Issuer under this Agreement shall be subject to such reasonable additional letter of credit issuance or arrangement procedures and requirements as may be required by such L/C Issuer’s internal letter of credit issuance or arrangement policies and procedures, in its sole discretion, as in effect at the time of such issuance or arrangement, including requirements with respect to the prior receipt by such L/C Issuer of customary “know your customer” information regarding a prospective account party or applicant that is not the Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit.

(d)Drawings and Reimbursements; Funding of Participations.

(i)Upon receipt of notice of any drawing under any Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Each L/C Issuer shall notify the Borrower on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower shall have received notice of such payment, with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed prior to 3:00 p.m. (New York City time) on the applicable Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans that are maintained as Base Rate Loans.  If the Borrower fails to so reimburse such L/C Issuer on such next Business Day, the Administrative Agent shall promptly notify each Revolving Credit Lender under the applicable Revolving Tranche of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof.  In such event, in the case of an Unreimbursed Amount, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans under such Revolving Tranche to be disbursed on such date in an amount equal to, and denominated in the same currency as, the Unreimbursed Amount, in accordance with the requirements of Section 2.02 but without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under such Revolving Tranche and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Revolving Credit Lender (including each Lender acting as an L/C Issuer) under the applicable Revolving Tranche shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, to the Administrative Agent’s Account in an amount equal to, and in the same currency as, its applicable Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Revolving Credit Lender under such Revolving Tranche that so makes funds available shall be deemed to have made a Base Rate Loan under such Revolving Tranche to the Borrower in such amount.  The Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Loans under the Revolving Tranches.  In such event, each applicable Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)Until each Revolving Credit Lender under the applicable Revolving Tranche funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s applicable Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v)Each applicable Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any applicable Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(vi) shall be conclusive absent manifest error.

(e)Repayment of Participations.

(i)If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued (or arranged) by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each applicable Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its applicable Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)Obligations Absolute.  The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)any payment by the applicable L/C Issuer or other issuer under such Letter of Credit against presentation of a draft, certificate or other drawing document that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer or other issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; and/or

(vi)any issuer under an arranged Letter of Credit becoming subject to any Debtor Relief Law or any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against the Borrower’s obligations hereunder.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the instructions of the Borrower or other irregularity, the Borrower will promptly notify the applicable L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer (and each other issuer) and its correspondents unless such notice is given as aforesaid.

(g)Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer (or other issuer) shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the applicable L/C Issuer (or any other issuer), any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender under any Revolving Tranche for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders under such Revolving Tranche or the Majority Lenders under such Revolving Tranche, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as they may have against the beneficiary or transferee at Law or under any other agreement.  None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s willful misconduct or gross negligence.  In furtherance and not in limitation of the foregoing, the applicable L/C Issuer or other issuer may, in its sole discretion, either accept documents that appear on their face to be in order and make payment upon such documents, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender under any Revolving Tranche in accordance with its applicable Pro Rata Share, a Letter of Credit fee which shall accrue for each Letter of Credit issued (or arranged) under such Revolving Tranche in an amount equal to the Applicable Rate then in effect for Eurocurrency Rate Loans with respect to the Revolving Credit Facility multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases automatically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders under the applicable Revolving Tranche in accordance with the upward adjustments in their respective applicable Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account.  Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each March, June, September and December, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance (including by arrangement of the issuance) of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer.  The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee equal to 0.50% of the maximum daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the last Business Day of each fiscal quarter beginning with the last Business Day of the first full fiscal quarter to end after the Closing Date in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance (including by arrangement of the issuance) of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account (i) the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect and (ii) such other costs and expenses as are incurred or charged from time to time by such L/C Issuer in connection with any Letter of Credit that such L/C Issuer has elected to agree to arrange hereunder.  Such customary fees and other costs and charges are due and payable within five Business Days of demand and are nonrefundable.

(j)Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k)Reporting.  Each L/C Issuer shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued (or arranged) by it, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at intervals greater than 31 days.

(l)Provisions Related to Extended Revolving Credit Commitments.  If the Maturity Date in respect of any Tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Tranches of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued or arranged (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (l) and there are outstanding Revolving Credit Loans under the non-terminating Tranches, the Borrower agrees to repay all such Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause (l)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.16 but with respect to the amount of such Letter of Credit not so reallocated.  Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given Tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued (or arranged) before such Maturity Date.

Section 2.04.[Reserved]

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Section 2.05.Prepayments

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(a)Optional.

(i)The Borrower may, upon notice by the Borrower substantially in the form of Exhibit J to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Section 2.05(a)(iii) below; provided that (1) such notice must be received by the Administrative Agent not later than 2:00 p.m. (New York City time) (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loan and (B) one Business Day prior to any prepayment of Base Rate Loans (or such shorter period as the Blackstone Credit Representative and the Administrative Agent shall agree); (2) any prepayment of Eurocurrency Rate Loans shall be (x) in a principal amount of $1,000,000, or (y) a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be (x) in a principal amount of $1,000,000, or (y) a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes both Base Rate Loans and Eurocurrency Rate Loans, absent direction by the Borrower, the applicable prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in direct order of Interest Period maturities).  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility).  If such notice is given by the Borrower, subject to clause (ii) below, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.05(a)(iii) and Section 3.06.  Subject to Section 2.17, each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.05(a) shall be applied to the Term Loan Tranche or Term Loan Tranches designated on such notice on a pro rata basis within such Term Loan Tranche.  Subject to Section 2.17, each prepayment of an outstanding Term Loan Tranche pursuant to this Section 2.05(a) shall be applied to the remaining amortization payments (if any) of such Term Loan Tranche as directed by the Borrower (or, if the Borrower has not made such designation, in direct order of maturity), but in any event on a pro rata basis to the Lenders within such Term Loan Tranche.

(ii)Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(iii)Subject to clause (iv) below, if the Borrower (A) makes a voluntary prepayment of any Initial Term Loans or Delayed Draw Term Loans pursuant to Section 2.05(a), or (B) makes a prepayment of any Initial Term Loans or Delayed Draw Term Loans pursuant to Section 2.05(b)(iii), the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders, (i) if prior to the first anniversary of the Closing Date, the applicable Make-Whole Amount and (ii) otherwise, a prepayment premium calculated on the principal amount so prepaid in accordance with the table set forth below:

Loan Year	Applicable Prepayment Premium
On or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date	3.00%
In the event the maturity date of the Holdco Notes is extended, on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date	1.00%
In the event the maturity date of the Holdco Notes is not extended, on or after the second anniversary of the Closing Date but prior to the 30-month anniversary of the Closing Date	1.00%
In the event the maturity date of the Holdco Notes is extended, on or after the third anniversary of the Closing Date	0.00%
In the event the maturity date of the Holdco Notes is not extended, on or after the 30-month anniversary of the Closing Date	0.00%

(iv)  Notwithstanding the foregoing, in the case of a Change of Control that requires any new Indebtedness to be incurred in connection therewith (which shall, for the avoidance of doubt, exclude any Change of Control triggered solely by the purchase or exchange of Equity Interests of the Parent, including by way of a Specified Change of Control), if, prior to the consummation of such Change of Control and so long as any Blackstone Credit Entity is a Lender hereunder, Blackstone Credit shall be given the Right of First Refusal to provide the requested commitment for any such new Indebtedness, then, in lieu of the premiums set forth above, the Borrower shall pay a prepayment fee equal to (x) 3.00% if such prepayment is made on or after the Closing Date, but prior to the first anniversary of the Closing Date, (y) 1.00% if such prepayment is made on or after the first anniversary of the Closing Date, but prior to the third anniversary of the Closing Date if the maturity date of the Holdco Notes is extended and (z) 1.00% if such prepayment is made on or after the first anniversary of the Closing Date, but prior to the 30 month anniversary of the Closing Date if the maturity date of the Holdco Notes is not extended.

(b)Mandatory.

(i)For any Excess Cash Flow Period, within ten (10) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) (or, if later, the date on which such financial statements and such Compliance Certificate are required to be delivered), the Borrower shall prepay an aggregate principal amount of the Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for such Excess Cash Flow Period, minus (B) the sum of:

(1)the aggregate amount of voluntary principal prepayments of the Loans or Indebtedness that is pari passu in right of payment and security with the Initial Term Loans, in each case, made during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the date immediately prior to the date on which the relevant Excess Cash Flow prepayment is or would be required to be made (including prepayments at a discount to par and open market purchases, with credit given for the actual amount of the cash payment, and prepayments in connection with the lender replacement provisions (including pursuant to Section 3.08)) (except prepayments of Loans under any Revolving Tranche or other revolving Indebtedness that is pari passu in right of payment and security with the Revolving Credit Commitments that are not accompanied by a corresponding permanent commitment reduction of the Revolving Tranches), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness, and

(2)any amount not required to be applied to such prepayment pursuant to Section 2.05(b)(viii) or (ix),

(3)the portion of the Excess Cash Flow applied (to the extent Borrower or any Restricted Subsidiary is required by the terms thereof) to prepay, repay or purchase Indebtedness that is pari passu in right of payment and security with the Initial Term Loans (to the extent the documentation governing such Indebtedness requires such a prepayment or repurchase thereof with Excess Cash Flow, in each case in an amount not to exceed the product of (x) the amount of Excess Cash Flow and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) and the denominator of which is the aggregate outstanding principal amount of Term Loans and all such other Indebtedness), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness,

(4)the amount of capital expenditures made in cash by Borrower or any of its Restricted Subsidiaries during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period and in each case other than to the extent that any such capital expenditures are funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness,

(5)the aggregate amount of cash consideration paid by Borrower or any Restricted Subsidiary (on a consolidated basis) in connection with any Investments (including, without limitation, any acquisitions and acquisitions of intellectual property) during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period and in each case other than to the extent that any such cash consideration is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness,

(6)at the Borrower’s election, without duplication of amounts deducted from Excess Cash Flow pursuant to this Section 2.05(b)(i)(B)(6) in respect of prior fiscal years, the aggregate consideration required to be paid in cash by Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Investments (including, without limitation, any acquisitions and acquisitions of intellectual property) or made pursuant to Section 7.05 or capital expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrowers following the end of such fiscal year, provided that to the extent the aggregate amount of cash actually utilized to finance such Investments and capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

provided that such percentage in respect of any Excess Cash Flow Period shall be reduced to 25% or 0% if the First Lien Net Leverage Ratio as of the last day of the fiscal year to which such Excess Cash Flow Period relates was equal to or less than 4.50 to 1.00 or 4.00 to 1.00, respectively (the amount described in this clause (i), the “ECF Prepayment Amount”); provided further that no prepayment shall be required with respect to any Excess Cash Flow Period unless the ECF Prepayment Amount exceeds $5,000,000, and, in such case, the ECF Prepayment Amount shall be the amount in excess thereof; provided further that, if the First Lien Net Leverage Ratio on a Pro Forma Basis after giving effect to any Excess Cash Flow prepayment would result in the percentage in respect of the applicable Excess Cash Flow Period being reduced to 25% or 0%, then such reduced percentage applicable to the Excess Cash Flow prepayment required to be made shall apply.

(ii)If any Asset Sale or Casualty Event (or series of related Asset Sales or Casualty Events) results in the receipt by the Borrower or any Restricted Subsidiary of any Net Cash Proceeds (a “Relevant Transaction”), then, except to the extent the Borrower elects to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 7.04, the Borrower shall prepay, subject to Section 2.05(b)(viii), an aggregate principal amount of Term Loans in an amount equal to 100% (as may be adjusted pursuant to the proviso below) of the Net Cash Proceeds received from such Relevant Transaction within 15 Business Days of receipt thereof (or within 15 Business Days after the later of the date the threshold referred to above is first exceeded and the date the relevant Net Cash Proceeds are received) by the Borrower or such Restricted Subsidiary; provided (i) that such percentage in respect of any Asset Sale or Casualty Event (or series of related Asset Sales or Casualty Events) shall be reduced to 50% or 0% if the First Lien Net Leverage Ratio as of the last day of the most recently ended fiscal quarter as to which financial statements have been delivered to the Administrative Agent was equal to or less than 4.50 to 1.00 or 4.00 to 1.00, respectively, (ii) that no prepayment shall be required with respect to any Asset Sale or Casualty Event for such period that is equal to or less than $5,000,000 or (iii) that the Borrower may use a portion of the Net Cash Proceeds received from such Relevant Transaction to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with Liens securing the Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Relevant Transaction, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Article I).

(iii)Upon the incurrence or issuance by the Borrower or any Restricted Subsidiary of any Refinancing Notes, any Specified Refinancing Term Loans or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.01, the Borrower shall prepay an aggregate principal amount of Term Loan Tranches in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.

(iv)[Reserved.]

(v)If for any reason the sum of the Total Revolving Credit Outstandings in respect of any Revolving Tranche or the sum of outstanding Specified Refinancing Revolving Loans at any time exceeds such aggregate Revolving Credit Commitments or the commitments to make Specified Refinancing Revolving Loans (including after giving effect to any reduction in the Revolving Credit Commitments pursuant to Section 2.06), the Borrower shall immediately prepay the Loans thereunder and/or Cash Collateralize the L/C Obligations related thereto in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Loans thereunder the sum of the Total Revolving Credit Outstandings in respect of such Revolving Tranche or the outstanding Specified Refinancing Revolving Loans, as the case may be, exceed the aggregate Revolving Credit Commitments under such Revolving Tranche or the commitments to make Specified Refinancing Revolving Loans, as the case may be, then in effect.

(vi)Subject to Section 2.17, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to each Term Loan Tranche on a pro rata basis (other than a prepayment of (x) Term Loans or Revolving Credit Loans as applicable, with the proceeds of Indebtedness incurred pursuant to Section 2.18, which shall be applied to the Term Loan Tranche or Revolving Tranche, as applicable, being refinanced pursuant thereto or (y) Term Loans with the proceeds of any Refinancing Notes issued to the extent permitted under Section 7.01(a), which shall be applied to the Term Loan Tranche being refinanced pursuant thereto).  Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(b) shall be applied to the remaining scheduled installments with respect to such Term Loan Tranche in direct order of maturity.  Each prepayment of Term Loans under a Facility pursuant to this Section 2.05(b) shall be applied on a pro rata basis to the then outstanding Base Rate Loans and Eurocurrency Rate Loans under such Facility; provided that, if there are no Declining Lenders with respect to such prepayment, then the amount thereof shall be applied first to Base Rate Loans under such Facility to the full extent thereof before application to Eurocurrency Rate Loans, and in the case of Eurocurrency Rate Loans, in direct order of Interest Period maturities; provided, further, that for the avoidance of doubt, all prepayments under this Section 2.05 that are to be applied to Term Loans shall be applied on a pro rata basis between the Initial Term Loans and the Delayed Draw Term Loans based on the then outstanding principal balances thereof.

(vii)All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.06 and, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(iii).  Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b) (it being agreed, for clarity, that interest shall continue to accrue on the Loans so prepaid until the amount so deposited is actually applied to prepay such Loans).  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(viii)Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) are or is prohibited or restricted by applicable local law, rule or regulation (including, without limitation, financial assistance and corporate benefit restrictions and fiduciary and statutory duties of any direct or officers of such Subsidiaries) from being repatriated to the Borrower or so prepaid or such repatriation or prepayment would present a material risk of liability for the applicable Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officer), the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary.

(ix)Notwithstanding any other provisions of this Section 2.05, to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event, in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) would have an adverse tax cost consequence on any direct or indirect parent of the Borrower, the Borrower or any Subsidiary (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary and no prepayment obligation in respect of such amounts shall be required under this Section 2.05(b).

(x)The Borrower shall not be required to monitor any Payment Block and/or reserve cash for future repatriation after the Borrower has notified the Administrative Agent of the existence of such Payment Block.

(c)Term Lender Opt-Out.  With respect to any prepayment of Initial Term Loans and, unless otherwise specified in the documents therefor, other Term Loan Tranches pursuant to Section 2.05(b)(ii) or (iii), any Appropriate Lender, at its option (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment, other than in connection with any Refinancing Notes or any Specified Refinancing Term Loans), may elect not to accept such prepayment as provided below.  The Borrower may notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(i), (ii) or (iii) at least five Business Days prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(ii) or (iii) (the “Prepayment Amount”).  The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrower, including the date on which such prepayment is to be made (the

“Prepayment Date”).  Any Appropriate Lender may (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than four Business Days after the date of such Appropriate Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such fourth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment.  On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrower and applied by the Administrative Agent ratably to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment.  Any amounts that would otherwise have been applied to prepay Term Loans, New Term Loans or Specified Refinancing Term Loans owing to Declining Lenders shall be retained by the Borrower (such amounts, “Declined Amounts”).

(d)All Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in the currency in which they were made. The application of proceeds pursuant to this Section 2.05 is subject to the Agreement Among Lenders.

Section 2.06.Termination or Reduction of Commitments

.

(a)Optional.  The Borrower may, upon written notice by the Borrower to the Administrative Agent, terminate the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche, or from time to time permanently reduce the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche; provided that (i) any such notice shall be received by the Administrative Agent three Business Days (or such shorter period as the Blackstone Credit Representative and the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Commitments under any Tranche of the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (y) the Total Revolving Credit Outstandings with respect to such Tranche would exceed the Revolving Credit Commitments under such Tranche, or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.  Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  For the avoidance of doubt, upon termination of the Aggregate Commitments and payment in full of all Obligations in cash and in immediately available funds (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash

Management Agreements and Secured Hedge Agreements) and the expiration without any pending drawing or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), this Agreement shall automatically terminate and the Administrative Agent shall comply with Section 9.01(c) and Section 9.11.

(b)Mandatory.

(i)(A) The Aggregate Commitments under a Term Loan Tranche shall be automatically and permanently reduced to zero on the date of the initial incurrence of Term Loans under such Term Loan Tranche, which in the case of the Initial Term Commitments shall be the Closing Date and (B) the Delayed Draw Commitment of each Lender shall be automatically and permanently reduced (x) by the aggregate principal amount of Delayed Draw Term Loans made from time to time by such Lender pursuant to Section 2.01(a)(ii) and (y) to $0 upon the Delayed Draw Commitment Termination Date.

(ii)Upon the incurrence by the Borrower or any Restricted Subsidiary of any Specified Refinancing Revolving Credit Commitments, the Revolving Credit Commitments of the Lenders under the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of such Specified Refinancing Revolving Credit Commitments.

(iii)If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(iv)The aggregate Revolving Credit Commitments with respect to any Tranche of the Revolving Credit Facility shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Tranche of the Revolving Credit Facility.

(c)Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the applicable Lenders of the applicable Facility of any termination or reduction of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit or the Revolving Credit Commitments under any Revolving Tranche under this Section 2.06.  Upon any reduction of Commitments under a Facility or a Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.08).  All commitment fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination.

Section 2.07.Repayment of Loans

.

(a)Term Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders (i) in the case of the Initial Term Loans, on the last Business Day of each March, June, September and December, commencing with the first such date to occur for the first full fiscal quarter after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of Initial Term Loans made on the Closing Date,

(ii) for any Delayed Draw Term Loans, on the last Business Day of each March, June, September and December, commencing with the first such date to occur for the first full fiscal quarter after the Delayed Draw Closing Date therefor, an aggregate principal amount equal to 0.25% of the aggregate principal amount of such Delayed Draw Term Loans made on the related Delayed Draw Closing Date, (iii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date and (iv) on the Maturity Date for the Delayed Draw Term Loans, the aggregate principal amount of all Delayed Draw Term Loans outstanding on such date; provided, that, it is the intent of the parties hereto that the Initial Term Loans and the Delayed Draw Term Loans (if and when funded) shall have the same terms and shall (to the fullest extent permitted by Law, but, for the avoidance of doubt, without imposing any obligation on any party to change the economic terms set forth in this Agreement) be treated as a single class for all purposes (i.e., “fungible”), and with the consent of the Borrower and the Blackstone Credit Representative, the Borrower (in its sole discretion) and the Administrative Agent (following notice to the Administrative Agent from the Borrower and the Blackstone Credit Representative of such consent on or prior to the date of Borrowing of any Delayed Draw Term Loans, and at the Blackstone Credit Representative’s direction), without the consent of any other Lenders, may agree to adjust the size or date of the scheduled amortization payments described in subclause (ii) and incorporate terms that would be favorable to existing Lenders of the Initial Term Loans including, for the avoidance of doubt, any increase in the applicable yield relating to the Initial Term Loans (including by adjusting the size of the scheduled amortization payments described in subclause (i) upward) to achieve fungibility for U.S. federal income tax purposes with the Initial Term Loans. The Lenders hereby irrevocably authorize the Administrative Agent to enter into (i) any amendment to this Agreement or any other Loan Document as may be necessary in order to incorporate any terms described in the foregoing sentence (which amendment shall be entered into by the Administrative Agent at the direction of the Blackstone Credit Representative, subject to the agreement of the Borrower) and (ii) such technical amendments as may be necessary or appropriate in the reasonable opinion of the Blackstone Credit Representative and the Borrower in connection with the changes described in the foregoing clause (i), in each case on terms consistent with this Section 2.07 as in effect on the date hereof.

(b)Revolving Credit Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Tranche the aggregate principal amount of all of its Revolving Credit Loans of such Tranche outstanding on such date.

(c)All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

Section 2.08.Interest

.

(a)Subject to the provisions of the following sentence, (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Eurocurrency Rate for such Interest Period plus (B) the Applicable Rate for Eurocurrency Rate Loans under such Facility; and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate

Loans under such Facility.  The Borrower shall pay interest on all overdue Obligations hereunder, which shall include all Obligations following an acceleration pursuant to Section 8.02 (including an automatic acceleration) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(b)Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments other than as set forth in Section 2.14(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c)Interest on each Loan shall be payable in the currency in which each Loan was made.

(d)All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.

Section 2.09.Fees

.  In addition to certain fees described in Sections 2.03(h) and (i):

(a)Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of each Tranche of the Revolving Credit Facility, a commitment fee in Dollars equal to the Applicable Commitment Fee multiplied by the actual daily amount of the aggregate Revolving Credit Commitments under such Tranche (as in effect from time to time) multiplied by the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans outstanding and (B) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17.  The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Tranche, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full calendar quarter to end following the Closing Date, and on the Maturity Date for the Revolving Tranche.

(b)Other Fees.  The Borrower shall pay to the Administrative Agent and Collateral Agent, for their own account, the fees set forth in the Agent Fee Letter at the times and in the amounts specified therein. The Borrower shall pay to the Lenders and/or the Blackstone Credit Representative (or, at the written direction of the Blackstone Credit Representative) such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 2.10.Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate

.

All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11.Evidence of Indebtedness

.

(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulations Section 5f.103-1(c) or Proposed Treasury Regulations Section 1.163-5(b), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the written request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12.Payments Generally; Administrative Agent’s Clawback

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(a)General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the Administrative Agent’s Account in Dollars and in immediately available funds not later than 1:00 p.m. (New York City time) on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 1:00 p.m. (New York City time) shall, in the Administrative Agent’s sole discretion, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)(i) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Term Borrowing or Revolving Credit Borrowing of Base Rate Loans, prior to 1:00 p.m. (New York City time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(c) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans under the applicable Facility.  If both the Borrower and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.

(i)Payments by the Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower does not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender no later than the next succeeding Business Day, without interest.

(d)Obligations of the Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.07 are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of fees and any prepayment premium then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of fees and prepayment premium then due to such parties, (ii) second, toward payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties and (iii) third, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(g)Unallocated Funds.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of the Outstanding Amount of all Loans outstanding at such time and the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13.Sharing of Payments

.  If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder or under the Agreement Among Lenders) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata (or such other share) with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.  For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.16, (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) (i) the incurrence of any New Term Loans in accordance with Section 2.14, (ii) the prepayment of Revolving Credit Loans in accordance with Section 2.14(e) in connection with a Revolving Credit Commitment Increase or (iii) any Specified Refinancing Debt in accordance with Section 2.18, (D) any loan modification offer described in Section 10.01, or (E) any applicable circumstances contemplated by Sections 2.05(b), 2.14, 2.17 or 3.08.

Section 2.14.Incremental Facilities

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(a)The Borrower may, from time to time after the earlier of (i) the date on which the Delayed Draw Term Loans have been fully borrowed and (ii) the date on which the Delayed Draw Commitment has expired (unless, in the case of clause (w) below the Borrower terminates such Delayed Draw Commitment), upon notice by the Borrower to the Administrative Agent and the Person appointed by the Borrower to arrange an incremental Facility (such Person (other than the Borrower or an Affiliate of the Borrower) appointed by the Borrower after consultation with the Blackstone Credit Representative, the “Incremental Arranger”) specifying the proposed amount thereof, request (i) an increase in the Commitments under any Revolving Tranche (which shall be on the same terms as, and become part of, the Revolving Tranche proposed to be increased) (a “Revolving Credit Commitment Increase”); provided that the aggregate of all Revolving Credit Commitment Increases may not exceed $10,000,000 (which, for the avoidance of doubt, shall be part of, and not in addition to, the Cash-Capped Incremental Facility), (ii) an increase in any Term Loan Tranche then outstanding (which shall be on the same terms as, and become part of, the Term Loan Tranche proposed to be increased hereunder (except as otherwise provided in clause (d) below with respect to amortization)) (each, a “Term Commitment Increase”), and (iii) the addition of one or more new term loan facilities, in each case (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” and together with the Term Commitment Increase, the “New Loan Commitments”) by an amount not to exceed the sum of (w) $25,000,000 (the “Cash-Capped Incremental Facility”) provided, that the Blackstone Credit Representative shall be given the Right of First Refusal to provide such Cash-Capped Incremental Facility, (x) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as the Maximum Leverage Requirement is satisfied plus (y) an amount equal to all voluntary prepayments of pari passu Term Loans (including for the avoidance of doubt, any New Term Loans that are pari passu in right of payment and security with the Initial Term Loans) made pursuant to Section 2.05(a) and repurchases of pari passu Term Loans made pursuant to the terms hereof and voluntary prepayments of Revolving Credit Loans made pursuant to Section 2.05(a) to the extent accompanied by a corresponding, permanent reduction in the Revolving Credit Commitments pursuant to Section 2.06(a), in each case, to the extent not funded with the proceeds of long-term Indebtedness (other than, to the extent funded with the proceeds of the Revolving Credit Loans or any other revolving facility) (the “Prepayment-Based Incremental Facility”) (such sum, at any such time and subject to Section 1.02(i), the “Incremental Amount”) minus (z) the outstanding principal balance of all loans and all unfunded commitments constituting part of the Incremental Equivalent Debt; provided, that the aggregate of all Revolving Credit Commitment Increases may not exceed $10,000,000; provided, further, that for purposes of any New Loan Commitments established pursuant to this Section 2.14 and Incremental Equivalent Debt issued pursuant to Section 2.15, (A) at the Borrower’s option, the Borrower shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent permitted thereby) prior to utilization of the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and the Borrower shall be deemed to have used the Prepayment-Based Incremental Facility, if any, prior to utilization of the Cash-Capped Incremental Facility, (B) New Loan Commitments pursuant to this Section 2.14 and Incremental Equivalent Debt pursuant to Section 2.15 may be incurred under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and the Prepayment-Based Incremental Facility, and proceeds from any such incurrence under the Cash-Capped Incremental Facility, the Ratio-Based Incremental Facility and the Prepayment-Based Incremental Facility may be utilized in a single transaction or series of related transactions by first calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility or the Prepayment-Based Incremental Facility) and then calculating the incurrence under the Prepayment- Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility and (C) the Borrower may redesignate all or any portion of Indebtedness originally designated as incurred under the Cash-Capped Incremental Facility as having been incurred under the Ratio-Based Incremental Facility so long as, at the time of such redesignation, the Borrower would be permitted to incur the aggregate principal amount of Indebtedness being so redesignated under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of reducing the aggregate principal amount outstanding under the Cash-Capped Incremental Facility by the amount of such redesignated Indebtedness).  The Borrower may designate any Incremental Arranger of any New Loan Commitments with such titles under the New Loan Commitments as Borrower may deem appropriate.

(b)Any Lender approached to participate in any New Loan Commitments or Revolving Credit Commitment Increase may elect or decline, in its sole discretion, to participate in such increase or new facility.  The Borrower may also invite additional Eligible Assignees reasonably satisfactory to the Incremental Arranger and, solely in connection with a Revolving Credit Commitment Increase, with the consent of the Blackstone Credit Representative, the Ally Representative, Administrative Agent and each L/C Issuer (to the extent the consent of any of the foregoing would be required to assign Revolving Credit Loans to such Eligible Assignee, which consent shall not be unreasonably withheld or delayed) to become Lenders pursuant to a joinder agreement to this Agreement.  Neither the Administrative Agent nor the Collateral Agent (in their respective capacities as such) shall be required to execute, accept or acknowledge any joinder agreement pursuant to this Section 2.14 and such execution shall not be required for any such joinder agreement to be effective (but a copy of such joinder shall be provided to the Administrative Agent); provided that, with respect to any New Loan Commitments, the Borrower must provide to the Blackstone Credit Representative, the Ally Representative and the Administrative Agent the documentation providing for such New Loan Commitments.

Notwithstanding anything herein in the contrary, no Other Affiliate shall be permitted to provide any New Term Loan or New Term Commitment unless such Other Affiliate and such Indebtedness is subject to the provisions of Section 10.07(i) as if such Indebtedness had been assigned to such Other Affiliate.

(c)If (i) a Revolving Tranche or a Term Loan Tranche is increased in accordance with this Section 2.14 or (ii) a New Term Facility is added in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase or New Term Facility among the applicable Lenders.  The Incremental Arranger shall promptly notify the applicable Lenders and the Administrative Agent of the final allocation of such increase or New Term Facility and the Increase Effective Date.  In connection with (i) any increase in a Term Loan Tranche or (ii) any addition of a New Term Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in a writing (which may be executed and delivered by the Borrower, the Administrative Agent and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger and the Administrative Agent to execute and deliver any such documentation)) in order to establish the New Term Facility or to effectuate the increases to the Term Loan Tranche or Revolving Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein.  As of the Increase Effective Date, in the case of an increase to an existing Term Loan Tranche, any applicable amortization schedule for New Term Loans or Specified Refinancing Term Loans shall be amended in a writing (which may be executed and delivered by the Borrower, the Administrative Agent and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger and the Administrative Agent to execute and deliver any such documentation)) to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans under such Term Loan Tranche being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.

(d)With respect to any Revolving Credit Commitment Increase, Term Commitment Increase or addition of New Term Facility pursuant to this Section 2.14, (i) no Event of Default (subject to Section 1.02(i)) would exist after giving effect to such increase (except in connection with any acquisition or similar investment or Specified Change of Control transaction permitted under this Agreement, where no Event of Default under Section 8.01(a), (f) or (g) shall be the standard at the time of funding even in the case of the applicability of Section 1.02(i)); (ii) (A) in the case of any increase of the Revolving Tranche, the same terms and conditions, including the Maturity Date, amortization or mandatory commitment reductions prior to the Maturity Date, and documentation, applicable to the Revolving Credit Facility shall apply, (B) in the case of any increase of a Term Loan Tranche, the final maturity of the Term Loans, New Term Loans or Specified Refinancing Term Loans increased pursuant to this Section shall be no earlier than the Latest Maturity Date for, and such additional Loans shall not have a Weighted Average Life to Maturity shorter than the longest remaining Weighted Average Life to Maturity of, any other outstanding Term Loans, New Term Loans or Specified Refinancing Term Loans, as applicable; provided, that Extendable Bridge Loans/Interim Debt may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and, with respect to Extendable Bridge Loans/Interim Debt a, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, and (C) in the case of any New Term Facility, such New Term Facility shall have a final maturity no earlier than the then Latest Maturity Date of any Term Loan Tranche and the Weighted Average Life to Maturity of such New Term Facility shall be no shorter than the then remaining Weighted Average Life to Maturity of any existing Term Loan Tranche; provided, that Extendable Bridge Loans/Interim Debt may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and, with respect to Extendable Bridge Loans/Interim Debt a, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; (iii) except with respect to All-in Yield and as set forth in subclause (B) above with respect to final maturity and Weighted Average Life to Maturity, or otherwise as shall be reasonably satisfactory to the Incremental Arranger, any such New Term Facility shall have the same terms as the Term Facility, respectively; provided, that (x) to the extent such terms (excluding pricing, which shall include, for the avoidance of doubt, any “most favored nation” pricing provisions) are more favorable to the existing Lenders than comparable terms existing in the Loan Documents, such terms may be, in consultation with the Blackstone Credit Representative, the Ally Representative and the

Administrative Agent, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirements, including, for the avoidance of doubt, at the option of the Borrower, any increase in the Applicable Rate relating to any existing Term Facility to bring such Applicable Rate in line with the New Term Facility to achieve fungibility with such existing Term Facility and (y) otherwise, may be incorporated if reasonably satisfactory to the Incremental Arranger, the Blackstone Credit Representative, the Ally Representative and the Administrative Agent and (iv) to the extent reasonably requested by the Incremental Arranger or the Administrative Agent, the Incremental Arranger shall have received legal opinions, resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, Section 6.14 and/or Section 6.16 with respect to the Borrower and each material Guarantor that is organized in a jurisdiction for which counsel to the Blackstone Credit Representative, the Ally Representative or the Administrative Agent advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Incremental Arranger).  Subject to the foregoing, the conditions precedent to each such increase or New Loan Commitment shall be agreed to by the Lenders providing such increase or New Loan Commitment, as applicable, and the Borrower.

(e)On the Increase Effective Date with respect to an increase to an existing Revolving Tranche, (x) each Revolving Credit Lender under such Revolving Tranche immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Obligations relating to Letters of Credit issued (or arranged) under such Revolving Tranche such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in L/C Obligations under such Revolving Tranche will equal the percentage of the aggregate Revolving Credit Commitments under such Revolving Tranche of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment under such Tranche and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding under such Revolving Tranche, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans under such Revolving Tranche made hereunder so that the Revolving Credit Loans are thereafter held by the Revolving Credit Lenders according to their Pro Rata Shares (after giving effect to the increase in Revolving Commitments) (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.06.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.  The additional Term Loans made under the Term Loan Tranche subject to the increases shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Sections 2.01 and 2.02.  The New Term Loans and the Revolving Credit Commitment Increase shall be subject to the prior agreement of the Lenders and Administrative Agent as to the treatment of such New Term Loans or Revolving Credit Commitment, as applicable, under the Agreement Among Lenders.

(f)(i) Any New Term Facility shall rank pari passu in right of payment with the other Facilities (subject to the Agreement Among Lenders), not be Guaranteed by any Person that is not the Borrower or a Guarantor under each of the other Facilities, and be unsecured, secured either on a pari passu basis with the other Facilities or on a “junior” basis with the other Facilities, in each case over the same (or less) Collateral that secures the Facilities (and in each case, such New Term Facility shall be subject to intercreditor arrangements that are reasonably satisfactory to the Ally Representative and the Blackstone Credit Representative, the Ally Representative and the Administrative Agent (and the Lenders hereby authorize and direct the Administrative Agent to enter into any intercreditor arrangements that are reasonably satisfactory to the Blackstone Credit Representative), including being made subject to the Agreement Among Lenders) but if unsecured or secured on a “junior” basis to the other Facilities, such New Term Facility shall be documented in a separate agreement than this Agreement, (ii) the New Term Facility shall, for purposes of prepayments, be treated substantially the same as (and in any event no more favorably than) the Term Facility unless the Borrower otherwise elects (but in any event no more favorably than the existing Term Loans), and (iii) with respect to any New Term Facility of like-currency, the All-in Yield payable by the Borrower applicable to such New Term Facility shall be determined by the Borrower and the Lenders providing such New Term Facility and shall not be more than 50 basis points higher than the corresponding All-in Yield payable by the Borrower for the Initial Term Loans or Delayed Draw Term Loans, unless the All-in Yield with respect to the Initial Term Loans and Delayed Draw Term Loans is increased to the amount necessary so that the difference between the All-in Yield with respect to such New Term Facility and the corresponding All-in Yield on the Initial Term Loans and Delayed Draw Term Loans is equal to 50 basis points; provided that, if such New Term Facility includes an interest rate floor greater than the floor applicable to the analogous existing Term Loan Tranche, such increased amount shall be equated to interest rate for purposes of determining the applicable interest rate under such New Term Facility, it being understood that in such circumstances, the interest rate floor applicable to the applicable Term Loan Tranche, and not the Applicable Rate, shall be increased.

(g)If the Incremental Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Blackstone Credit Representative and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.14 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Blackstone Credit Representative shall be reflected therein.

Section 2.15.Incremental Equivalent Debt.

(a)Any Loan Party may from time to time after the Closing Date issue one or more series of senior secured, senior unsecured, senior subordinated, subordinated notes, loans or Extendable Bridge Loans/Interim Debt (which notes, loans and/or Extendable Bridge Loans/Interim Debt, if secured, are secured by the Collateral on a first lien “equal and ratable” basis with the Liens on the Collateral securing the Obligations or secured on a “junior” basis with the Liens on the Collateral securing the Obligations; it being understood senior secured, pari passu term loans shall be incurred in reliance on Section 2.14) and guaranteed only by Loan Parties or entities who become Loan Parties (such notes, loans and/or Extendable Bridge Loans/Interim Debt, collectively, “Incremental Equivalent Debt”) in an amount not to exceed the Incremental Amount (at the time of incurrence, subject to Section 1.02(i)) minus the outstanding principal balance of all loans and all unfunded commitments extended under Section 2.14; provided that (i) no Event of Default would exist after giving Pro Forma Effect to any such request, subject to Section 1.02(i), and (ii) any such incurrence of Incremental Equivalent Debt shall be in a minimum amount of the lesser of (x) $2,500,000 and (y) the entire amount that may be requested under this Section 2.15; provided, further, that any New Loan Commitments established pursuant to Section 2.14 and Incremental Equivalent Debt issued pursuant to this Section 2.15, (A) at the Borrower’s option, will count, first, to reduce the amount available under the Ratio-Based Incremental Facilities (to the extent compliant therewith) and second, to reduce the amount available under the Prepayment-Based Incremental Facilities, (B) Incremental Equivalent Debt pursuant to this Section 2.15 may be incurred under the Ratio-Based Incremental Facilities and the Prepayment-Based Incremental Facilities, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions, at the Borrowers’ option, by first calculating the incurrence under the Ratio-Based Incremental Facilities (without inclusion of any amounts substantially concurrently utilized pursuant to the Prepayment-Based Incremental Facility) and next, calculating the incurrence under the Prepayment-Based Incremental Facility and (C) the Borrower, in its sole discretion, may redesignate all or any portion of Incremental Equivalent Debt originally designated as incurred under the Prepayment-Based Incremental Facility as having been incurred under the Ratio-Based Incremental Facility so long as, at the time of such redesignation, the Borrower would be permitted to incur the aggregate principal amount of Incremental Equivalent Debt being so redesignated under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the Prepayment-Based Incremental Facility, as applicable, by the Dollar amount of such redesignated Incremental Equivalent Debt).  The Borrower may appoint any Person (other than the Borrower or an Affiliate thereof) as arranger of such Incremental Equivalent Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Incremental Equivalent Debt Arranger”).

(b)As a condition precedent to the incurrence of any Incremental Equivalent Debt pursuant to this Section 2.15, (i) such Incremental Equivalent Debt shall not be Guaranteed by any Person that is not a Loan Party or that does not become a Loan Party and shall not be secured by a lien on any assets of a Loan Party that is not part of the Collateral, (ii) be unsecured or secured either on a first lien “equal and ratable” basis with the other Facilities or on a “junior” basis with the other Facilities, in each case over the same (or less) Collateral that secures the Facilities, as applicable (and in each case, such Incremental Equivalent Debt shall be subject to intercreditor and/or subordination arrangements that are reasonably satisfactory to the Incremental Arranger and, if such Incremental Arranger is not the Administrative Agent, the Administrative Agent (acting at the direction of the Ally Representative and the Blackstone Credit Representative)), (iii) such Incremental Equivalent Debt shall have a final maturity no earlier than the then Latest Maturity Date; provided, that Extendable Bridge Loans/Interim Debt, and customary escrow arrangements may have a maturity date earlier than the Latest Maturity Date, (iv) the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall not (A) be shorter than that of any then-existing Term Loan Tranche, or (B) to the extent unsecured, be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, event of loss or similar event or change of control provisions and customary acceleration rights after an event of default, (y) special mandatory redemptions in connection with customary escrow arrangements or (z) so-called “AHYDO” payments); provided, that, with respect to Extendable Bridge Loans/Interim Debt, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, (v) such Incremental Equivalent Debt (other than any Extendable Bridge Loans/Interim Debt) shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata (or greater than pro rata) to the Term Loans and other Incremental Equivalent Debt that is secured on a pari passu basis with the First Out Loan Obligations), (vi) if such Incremental Equivalent Debt is not, or would not be, subordinate in payment priority with the First Out Loan Obligations or is, or would be, secured by a Lien that is not subordinate to each Lien securing the First Out Loan Obligations, such Incremental Equivalent Debt shall be made subject to the priorities and other terms of the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative) and each holder of such Incremental Equivalent Debt shall have become a party to the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative) and (vii) the covenants, events of default, guarantees, collateral and other terms (excluding pricing, which shall include, for the avoidance of doubt, any “most favored nation” pricing provisions) of such Incremental Equivalent Debt are customary for similar debt securities or loans in light of then-prevailing market conditions at the time of incurrence (as determined by the Borrower in good faith) (it being understood that (A) no Incremental Equivalent Debt in the form of term loans or notes shall include any financial maintenance covenants, but that customary cross-acceleration provisions may be included and (B) any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based; provided, that any such negative covenants applicable to Extendable Bridge Loans/Interim Debt may be maintenance covenants) (provided that, at the Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower to the Incremental Equivalent Debt Arranger in good faith at least three Business Days (or such shorter period as may be agreed by the Incremental Equivalent Debt Arranger) prior to the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Incremental Equivalent Debt Arranger provides notice to the Borrower of its objection during such three Business Day period (including a reasonable description of the basis upon which it objects)).  Subject to the foregoing, the conditions precedent to each such incurrence shall be agreed to by the creditors providing such Incremental Equivalent Debt and the Borrower.

(c)The Lenders hereby authorize the Incremental Equivalent Debt Arranger (and the Lenders hereby authorize the Incremental Equivalent Debt Arranger to execute and deliver such amendments) to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to secure any Incremental Equivalent Debt with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Incremental Equivalent Debt Arranger and the Borrower in connection with the incurrence of such Incremental Equivalent Debt, in each case on terms consistent with this Section 2.15.  If the Incremental Equivalent Debt Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Equivalent Debt Arranger herein shall be done in consultation with the Administrative Agent and, with respect to applicable documentation (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

Section 2.16.Cash Collateral

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(a)Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, promptly deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of the then Outstanding Amount of all L/C Obligations.  At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the applicable L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender.

(b)All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing trust accounts at the Administrative Agent or the Collateral Agent (or other financial institution selected by any of them).  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c).  If at any time the Administrative Agent or the Blackstone Credit Representative determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.06, 2.17, 8.02 or 8.04 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.

(d)Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the

Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default under Sections 8.01(a), (f) or (g) (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.17.Defaulting Lenders

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(a)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent in consultation with the Blackstone Credit Representative as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent or the Collateral Agent hereunder or under the other Loan Documents; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the any L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Blackstone Credit Representative and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default pursuant to Sections 8.01(a), (f) or (g) exists, to the payment of any amounts owing to the Borrower as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv)During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the Pro Rata Share of each Non-Defaulting Lender under a Revolving Tranche shall be determined without giving effect to the Commitment under such Revolving Tranche of that Defaulting Lender; provided that (i) each such reallocation shall be given effect unless an Event of Default exists; and (ii) the aggregate obligation of each Non-Defaulting Lender under a Revolving Tranche to acquire, refinance or fund participations in Letters of Credit issued or arranged under such Revolving Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Revolving Tranche of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans under such Revolving Tranche of that Revolving Credit Lender.

(b)If the Borrower, the Blackstone Credit Representative and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Blackstone Credit Representative shall direct the Administrative Agent to so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the applicable Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.17(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.18.Specified Refinancing Debt

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(a)The Borrower may, from time to time after the Closing Date, add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by any Person (other than the Borrower or an Affiliate of the Borrower) selected and appointed by the Borrower, after consultation with the Administrative Agent, as agent under such Specified Refinancing Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”), to refinance (i) subject to the Agreement Among Lenders, all or any portion of any Term Loan Tranches then outstanding under this Agreement and (ii) all or any portion of any Revolving Tranches then in effect under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not have obligors other than the Loan Parties or entities who shall have become Loan Parties (it being understood that the roles of such obligors as borrower or guarantors with respect to such obligations may be interchanged); (iii) will be (x) unsecured or (y) subject to the Agreement Among Lenders, secured by the Collateral on a pari passu basis with the Liens securing the Obligations or on a “junior” basis to the Liens securing the Obligations (in each case pursuant to an applicable Intercreditor Agreement) but if unsecured or secured on a “junior” basis to the Liens securing the Obligations, such Specified Refinancing Debt shall be documented in a separate agreement than this Agreement, and if secured, the security shall be the same (or less) Collateral that secures the Facilities; (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Revolving Tranche being refinanced and (y) to the extent constituting term loan facilities, will have a maturity date that is not prior to the date that is 91 days after the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than the then remaining Weighted Average Life to Maturity of, the Term Loans being refinanced; provided, that Extendable Bridge Loans/Interim Debt may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and, with respect to Extendable Bridge Loans/Interim Debt, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; (vi) any Specified Refinancing Term Loans shall share ratably or less than ratably in any prepayments of Term Loans pursuant to Section 2.05; (vii) if any Specified Refinancing Debt is not, or would not be, subordinate in payment priority with the First Out Loan Obligations or is, or would be, secured by a Lien that is not subordinate to each Lien securing the First Out Loan Obligations, such Specified Refinancing Debt shall be made subject to the priorities and other terms of the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative) and each holder of such Specified Refinancing Debt shall have become a party to the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative); (viii) subject to clauses (iv) and (v) above, will have terms and conditions (excluding pricing, which shall include, for the avoidance of doubt, any “most favored nation” pricing provisions and optional prepayment or redemption terms) that are substantially identical to, or less favorable, when taken as a whole, to the lenders providing such Specified Refinancing Debt than, the terms and conditions of the Facilities and Loans being refinanced (as reasonably determined by the Borrower in good faith, which determination shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Specified Refinancing Agent provides notice to the Borrower of an objection (including a reasonable description of the basis upon which it objects) within five Business Days after being notified of such determination by the Borrower); and (ix) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Section 2.05(b)(iii) or Section 2.06(b)(ii), as applicable, and the payment of fees, expenses and premiums, if any, payable in connection therewith; provided however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that (1) are agreed among the Borrower and the Lenders thereof and applicable only during periods after the then Latest Maturity Date in effect or (2) are, in consultation with the Blackstone Credit Representative and the Administrative Agent, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirements and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to accrued interest, fees, discounts, premiums and expenses).  Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt.  Subject to the consent of the Blackstone Credit Representative, the Ally Representative the Administrative Agent and each L/C Issuer in the case of Specified Refinancing Revolving Credit Commitments (to the extent the consent of any of the foregoing would be required to assign Revolving Credit Loans to such Eligible Assignee, which consent shall not be unreasonably withheld or delayed), the Borrower may invite any Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt (which to the extent not then a Lender, shall become a Lender pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent and shall join as a party to the Agreement Among Lenders).

(b)The effectiveness of any Refinancing Amendment shall be subject to the conditions set forth in this Section 2.18 and other conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the Specified Refinancing Agent, receipt by the Specified Refinancing Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrower and the Guarantors, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, 6.14 and/or Section 6.16 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Specified Refinancing Agent).  The Lenders hereby authorize the Specified Refinancing Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent in consultation with the Blackstone Credit Representative, the Ally Representative and the Borrower in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.18.

(c)Each class of Specified Refinancing Debt incurred under this Section 2.18 shall be in an aggregate principal amount that is (x) not less $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.  Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower in respect of a Revolving Tranche pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Credit Commitments.

(d)The Specified Refinancing Agent shall promptly notify each Lender and the Administrative Agent (to the extent the Administrative Agent is not the Specified Refinancing Agent) as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting).  Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Specified Refinancing Agent and the Borrower, to effect the provisions of or consistent with this Section 2.18.  In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of a Revolving Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.  If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Blackstone Credit Representative, the Ally Representative and the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.18 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Blackstone Credit Representative, the Ally Representative and the Administrative Agent shall be reflected therein.

ARTICLE III.
Taxes, Increased Costs Protection and Illegality

Section 3.01.Taxes

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(a)Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the Borrower, the other applicable Loan Party, Administrative Agent or other applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings for Indemnified Taxes have been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability (together with a reasonable explanation thereof) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) or Section 3.05 with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01 or Section 3.05, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (c) and Section 3.05.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender as a result of a request by the Borrower under this Section 3.01(f).

(g)(i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) of this Section 3.01(g)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal position of such Recipient.

(i)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(B)any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(a)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax;

(b)executed originals of IRS Form W-8ECI (or any successor form);

(c)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

(d)to the extent a Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall deliver to the Borrower or the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D)if a payment made to a Recipient under any Loan Document would be subject to Tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Recipient has complied with such Recipient obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E)the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) executed originals of either (i) IRS Form W-9 (or any successor form) or (ii) if the Administrative Agent is not a U.S. Person, a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, under applicable Law in effect on the Closing Date, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

Each Recipient agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrower and the Administrative Agent or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding any other provision of this Section 3.01(g), a Recipient shall not be required to deliver any documentation that such Recipient is not legally eligible to deliver.

Each Recipient hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Recipient to the Administrative Agent pursuant to Section 3.01(g).

(h)The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(i)For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer, and the term “applicable Law” includes FATCA.

Section 3.02.[Reserved]

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Section 3.03.Illegality

.  If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Adjusted Eurocurrency Rate,  or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make of continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, convert all of such Lender’s Eurocurrency Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.06.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.04.Inability to Determine Rates

.  If the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) reasonably determine that for any reason, adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders in the case of a determination by the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.05.Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements

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(a)If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate or (as the case may be) issuing, arranging or participating in Letters of Credit, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01 and (ii) Excluded Taxes), then within 15 days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.07), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)If any Lender reasonably determines that the introduction of any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.07), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including Eurocurrency Rate funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 15 days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender.  If a Lender fails to give written notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such written notice.

(d)For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.

(e)A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.

Section 3.06.Funding Losses

.  Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan or pursuant to a conditional notice) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower; or

(c)any mandatory assignment of such Lender’s Eurocurrency Rate Loans pursuant to Section 3.08 on a day other than the last day of the Interest Period for such Loans, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding anticipated profits).  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.07.Matters Applicable to All Requests for Compensation

.

(a)A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.  With respect to any Lender’s claim for compensation under Section 3.03, 3.04 or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)If any Lender requests compensation under Section 3.05, or the Borrower are required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental

Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then such Lender or the L/C Issuer, as applicable, will, if requested by the Borrower and at the Borrower’s expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.03 or 3.05, as applicable, in the future and (ii) would not, in the judgment of such Lender or such L/C Issuer, as applicable, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office or such L/C Issuer.  The provisions of this clause (b) shall not affect or postpone any Obligations of the Borrower or rights of such Lender pursuant to Section 3.01 or 3.05.

(c)If any Lender requests compensation by the Borrower under Section 3.05, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans from one Interest Period to another, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.07(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(d)If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.03, 3.04, 3.05 or 3.07(c) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to such conversion no longer exist:

(i)to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(e)If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.07 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

(f)A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.

Section 3.08.Replacement of Lenders under Certain Circumstances

.

(a)If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.05 (other than with respect to Other Taxes) as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.03 or 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then the Borrower may, on three Business Days’ prior written notice from the Borrower to the Administrative Agent and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an amendment or waiver is posted to Lenders for consent), either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the processing and recordation fee to be paid by the Borrower in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or (ii) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer or prepay the Loans, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and Cash Collateralize any Letters of Credit issued (or arranged) by it; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other Replaceable Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of the Borrower having become obligated to pay amounts described in Section 3.01 or 3.05, such replacement would eliminate or reduce payments pursuant to Section 3.01 or 3.05, as applicable, in the future.  Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (ii) deliver any Notes evidencing such Loans to the Borrower (for return to the Borrower) or the Administrative Agent.  Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof)

so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.  In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within two Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender.  In connection with the replacement of any Lender pursuant to this Section 3.08(a), the Borrower shall pay to such Lender such amounts as may be required pursuant to Section 3.06.

(b)Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letters of Credit outstanding hereunder unless such Letters of Credit have been Cash Collateralized and (ii) the Lender, if any, that acts as the Administrative Agent (if any) may not be replaced hereunder except in accordance with the terms of Section 9.09.

(c)In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided, that the term “Non-Consenting Lender” shall also include any Lender that rejects (or is deemed to reject) (x) a loan modification offer under Section 10.01, which loan modification has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such loan modification and (y) any Lender that does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.18.

(d)Survival.  All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.

Section 3.09.Benchmark Replacement

.

(a)Notwithstanding anything else in this Agreement to the contrary, if at any time:

i.

(A) the Administrative Agent or the Blackstone Credit Representative determine (which determination shall be conclusive absent manifest error) that the circumstances set forth in Section 3.03 or Section 3.04 have arisen and such circumstances are unlikely to be temporary or (B) the circumstances set forth in Section 3.03 or Section 3.04 have not arisen but the supervisor or the administrator of the interbank offered rate or a Governmental Authority or an insolvency official having jurisdiction over the supervisor or administrator, or a court or an entity with similar insolvency or resolution authority over the supervisor or administrator, or the central bank for the currency of the relevant interbank offered rate has made a public statement or published information stating that the administrator or supervisor (each of the foregoing, a “Relevant Administrator”) has ceased or will cease to use the interbank offered rate for determining interest rates for loans in Dollars (or any other currency, as applicable);

ii.	a Relevant Administrator has made a public statement or published information announcing that the interbank offered rate is no longer representative;

iii.	[reserved]; or

iv.

either (A) a notification is made by Holdings Topco to the Blackstone Credit Representative and the Administrative Agent or (B) a notification is made by the Blackstone Credit Representative to the Administrative Agent and Holdings Topco, and Holdings Topco agrees in writing that such notification constitutes a Benchmark Trigger Event (as defined below), in each case, that at least five currently outstanding syndicated credit facilities of the same currency as the Facilities, each available for review (including by way of availability through posting on DebtDomain, Intralinks, Debt X, SyndTrak Online or by similar electronic means) and identified by Holdings Topco in such notice, contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of the Eurocurrency Rate (or similar interbank offered rate benchmark) a replacement benchmark rate (each of (i) through (iv), a “Benchmark Trigger Event”), then the Blackstone Credit Representative and Holdings Topco may establish an alternate benchmark floating rate of interest to the Eurocurrency Rate (or similar interbank offered rate) that is a Benchmark Replacement Rate, and the Blackstone Credit Representative, Holdings Topco and the Administrative Agent may enter into an amendment to this Agreement (the “Benchmark Replacement Amendment”) to reflect such Benchmark Replacement Rate and such other related changes to this Agreement with respect thereto as may be applicable in their discretion, including provisions for the Administrative Agent, the Blackstone Credit Representative and Holdings Topco to allow for the adoption (without further amendment) of a term structure and any Benchmark Replacement Conforming Changes, in each case, so long as the terms thereof apply equally to each and every Lender and the Obligations held by the Lenders; (and the Lenders hereby (A) authorize and direct the Administrative Agent to execute and deliver any such amendment in respect of which the Blackstone Credit Representative indicated in writing to the Administrative Agent (which may be via email) that such amendment (and the Benchmark Replacement Rate and the related changes to this Agreement specified therein) is satisfactory to the Blackstone Credit

Representative and (B) acknowledge and agree that the Administrative Agent shall be entitled to all of the protections, exculpations and indemnifications provided for in this Agreement in favor of the Administrative Agent in executing and delivering any such amendment); provided further that any Benchmark Replacement Rate implemented pursuant to this Section shall only be implemented to the extent it is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion). Notwithstanding anything to the contrary herein, the Benchmark Replacement Amendment (i) shall become effective without any further action or consent of any other party to this Agreement and (ii) may designate the timing of effectiveness of the Benchmark Replacement Rate (including pursuant to the occurrence of identified conditions).

(b) If there is not a Benchmark Replacement Rate, then the Blackstone Credit Representative and Holdings Topco may establish an alternate benchmark floating term rate of interest to the Eurocurrency Rate that is not a Benchmark Replacement Rate, which may include a spread or method for determining a spread or other adjustments or modifications (including to make appropriate adjustments to (i) preserve pricing in effect at the time of selection of such new rate and (ii) for the duration and time for determination of such rate in relation to any applicable Interest Period), and the Blackstone Credit Representative, Holdings Topco and the Administrative Agent enter into a Benchmark Replacement Amendment to reflect such alternate rate of interest, which amendment shall become effective within five Business Days of the date that notice of such alternate rate of interest is provided to the Lenders and the Blackstone Credit Representative (and the Lenders hereby (A) authorize and direct the Administrative Agent to execute and deliver any such amendment in respect of which the Blackstone Credit Representative indicated in writing to the Administrative Agent (which may be via email) that such amendment (and the replacement interest rate and the related changes to this Agreement specified therein) is satisfactory to the Blackstone Credit Representative and (B) acknowledge and agree that the Administrative Agent shall be entitled to all of the protections, exculpations and indemnifications provided for in this Agreement in favor of the Administrative Agent in executing and delivering any such amendment), unless prior to the end of such five Business Day period the Administrative Agent and the Blackstone Credit Representative receive a written notice from the Required Lenders stating that such Required Lenders object to such alternate rate of interest (the “Alternative Benchmark Rate”); provided that any Alternative Benchmark Rate implemented pursuant to this paragraph shall only be implemented to the extent it is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion). For the avoidance of doubt, if any such alternate rate of interest determined pursuant to this paragraph would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

(c)Following the effectiveness of the Benchmark Replacement Amendment, if any Benchmark Trigger Event occurs with respect to the Benchmark Replacement Rate or the Alternative Benchmark Rate identified in such Benchmark Replacement Amendment (including, for the avoidance of doubt, any change in or alternative to the Benchmark Replacement Adjustment or any change in or alternative to a compounded or term methodology for calculating such benchmark), then the Administrative Agent, the Blackstone Credit Representative and Holdings Topco may enter into an additional Benchmark Replacement Amendment to reflect another Benchmark Replacement Rate without any further action or consent of any other party to this Agreement or to reflect an Alternative Benchmark Rate (and the Lenders hereby (A) authorize and direct the Administrative Agent to execute and deliver any such amendment in respect of which the Blackstone Credit Representative indicated in writing to the Administrative Agent (which may be via email) that such amendment (and the Benchmark Replacement Rate and the related changes to this Agreement specified therein) is satisfactory to the Blackstone Credit Representative and (B) acknowledge and agree that the Administrative Agent shall be entitled to all of the protections, exculpations and indemnifications provided for in this Agreement in favor of the Administrative Agent in executing and delivering any such amendment), which amendment, for the avoidance of doubt, shall become effective within five Business Days of the date that notice of such alternate rate of interest is provided to the Lenders, unless prior to the end of such five Business Day period the Administrative Agent receives a written notice from the Required Lenders stating that such Required Lenders object to such alternate rate of interest; provided that, with respect to any such additional Benchmark Replacement Amendment to reflect another Benchmark Replacement Rate, Required Lenders shall (i) not be entitled to object to any such Benchmark Replacement Rate based on SOFR contained in such additional Benchmark Replacement Amendment and (ii) only be entitled to object to the Benchmark Replacement Adjustments with respect thereto; provided further that any such Benchmark Replacement Rate or Alternative Benchmark Replacement Rate implemented pursuant to this Section shall only be implemented to the extent it is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion).

(d) Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent and Holdings Topco shall cooperate in good faith and use commercially reasonable efforts to satisfy any applicable requirements under proposed or final U.S. Treasury Regulations or other Internal Revenue Service guidance such that the use of an alternative rate of interest pursuant to this Section 3.09 shall not result in a deemed exchange of any Loan under Section 1001 of the Code.

ARTICLE IV.
Conditions Precedent to Credit Extensions

Section 4.01.Conditions to the Initial Credit Extension on the Closing Date

.  The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent, except as otherwise agreed between the Borrower and the Required Lenders:

(a)The Administrative Agent, the Ally Representative and the Blackstone Credit Representative shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance reasonably satisfactory to the Blackstone Credit Representative, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to the Borrower and its Subsidiaries, giving effect to the Transactions):

(i)executed counterparts of (A) this Agreement from Holdings and the Borrower, (B) the Holdings Guaranty from Holdings, (C) the Subsidiary Guaranty from the Subsidiary Guarantors, (D) the Intercompany Subordination Agreement, (E) the perfection certificate and (F) the Fee Letters;

(ii)the Security Agreement, duly executed by the Borrower and each Guarantor, together with (subject to the last paragraph of this Section 4.01):

(1)certificates, if any, representing the Pledged Interests, to the extent received by the Borrower after Borrower’s use of commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense, in each wholly owned Subsidiary other than Immaterial Subsidiaries, accompanied by undated stock powers executed in blank (or stock transfer forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable) shall have been delivered to the Collateral Agent,

(2)copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Blackstone Credit Representative may deem reasonably necessary in order to perfect and protect the Liens on assets of the Borrower and each Guarantor created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(3)evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby (subject to the Perfection Exceptions) shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Blackstone Credit Representative (including receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements);

(iii)an Intellectual Property Security Agreement, duly executed by each Loan Party that owns intellectual property that is required to be pledged in accordance with the Security Agreement;

(iv)a Note executed by the Borrower in favor of each Lender requesting a Note reasonably in advance of the Closing Date;

(v)a Committed Loan Notice, to be delivered to the Administrative Agent, the Ally Representative and the Blackstone Credit Representative at least five (5) Business Days prior to the Closing Date, relating to the initial Credit Extension;

(vi)a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit G;

(vii)such documents and certifications (including Organization Documents and, if applicable, good standing certificates) as the Blackstone Credit Representative may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Agreement and the other

Loan Documents and (B) that the Borrower and each Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(viii)a customary legal opinion of (A) Latham & Watkins, special New York counsel to the Borrower and the Guarantors, addressed to each Secured Party, in form and substance reasonably satisfactory to the Blackstone Credit Representative and (B) if applicable, local counsel reasonably acceptable to the Blackstone Credit Representative in each jurisdiction where any of the Loan Parties is incorporated or organized, addressed to each Secured Party, in form and substance reasonably satisfactory to the Blackstone Credit Representative; and

(b)The Blackstone Credit Representative, the Ally Representative and the Administrative Agent shall have received unaudited consolidated balance sheets and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries as of September 30, 2020.

(c)The Blackstone Credit Representative, the Ally Representative, the Administrative Agent and the other Lenders shall have received from the Borrower and the Guarantors all documentation and other information reasonably requested in writing at least ten (10) days prior to the Closing Date by the Blackstone Credit Representative, the Ally Representative and the Administrative Agent as they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three Business Days prior to the Closing Date (or such shorter period as the Administrative Agent shall otherwise agree).

(d)The Refinancing shall have been, or shall concurrently with the initial funding of the Facilities be, consummated.

(e)All fees required to be paid on the Closing Date pursuant to this Agreement, the Fee Letters and any other arrangements with the Administrative Agent and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to this Agreement or any other written agreement with Blackstone Credit, to the extent invoiced at least three Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Initial Term Loans).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 4.02.Conditions to All Credit Extensions after the Closing Date

.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than a

Request for Credit Extension in connection with an Incremental Amendment, which shall be governed by Section 2.14(d)) after the Closing Date is subject to satisfaction or due waiver of the following conditions precedent:

(a)Subject in the case of any Borrowing in connection with a New Loan Commitment to the provisions in Section 1.02(i), the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects to the extent any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects to the extent any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b), respectively, prior to such proposed Credit Extension.

(b)Subject in the case of any Borrowing in connection with a New Loan Commitment to the provisions in Section 1.02(i), no Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof and, in the case of the borrowing of a Delayed Draw Term Loan, such Request for Credit Extension shall have been delivered to the Administrative Agent and the Lenders holding Delayed Draw Commitments at least ten (10) Business Days prior to such date of Borrowing.

(d)In the case of any Borrowing of any Delayed Draw Term Loan, immediately after giving effect to such transaction on a Pro Forma Basis and subject to the provisions in Section 1.02(i), the First Lien Net Leverage Ratio shall not exceed 5.00 to 1.00.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than a Request for Credit Extension in connection with an Incremental Amendment) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

ARTICLE V.
Representations and Warranties

Each of Holdings and the Borrower, on the Closing Date and at the time of each Credit Extension, represents and warrants to the Administrative Agent, Collateral Agent and the Lenders that:

Section 5.01.Existence, Qualification and Power; Compliance with Laws

.  Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c), to the Legal Reservations and Section 5.03) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i), (b)(ii) (other than with respect to the Borrower), (c) and (d), to the extent that any failure to be so or to have such could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02.Authorization; No Contravention

.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any Law; except to the extent that such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03.Governmental Authorization; Other Consents

.  No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and/or the United States Copyright Office (if there are any patents, registered trademarks, registered copyrights, or applications for any of the foregoing) and Mortgages, and, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.04.Binding Effect

.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party (subject, in each case, to the Legal Reservations and Section 5.03) that is party thereto.  Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

Section 5.05.Financial Statements; No Material Adverse Effect

.

(a)The audited consolidated financial statements of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries most recently delivered pursuant to Section 6.01(a) fairly present in all material respects the consolidated financial condition of the Borrower (or of any

Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)The unaudited consolidated financial statements of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year-end audit adjustments.

(c)Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d)The consolidated forecasted balance sheets, statements of operations and income (loss) of the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries most recently delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that no assurance can be given that any particular projections will be realized, actual results may vary from such forecasts and that such variations may be material.

Section 5.06.Litigation

.  There are no actions, suits, Proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any Restricted Subsidiary, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect other than those disclosed in Schedule 5.06.

Section 5.07.Use of Proceeds

.  The Borrower (a) will only use the proceeds of the Initial Term Loans to finance the Transactions and pay Transaction Costs (including paying any fees, commissions and expenses associated therewith); (b) [reserved]; (c) will only use the proceeds of the Revolving Credit Loans to finance the working capital needs of the Borrower and the Restricted Subsidiaries and for general corporate purposes of the Borrower and its Restricted Subsidiaries (including acquisitions and other Investments permitted hereunder), provided only up to $10,000,000 of Revolving Credit Loans may be requested and used on the Closing Date; (d) will only use the proceeds of the Delayed Draw Term Loans to repay Indebtedness of the Parent existing on the Closing Date and finance acquisitions and other Investments (other than in cash and Cash Equivalents) permitted hereunder (including paying any fees, costs, commissions and expenses related thereto or in connection therewith (including, for the avoidance of doubt, any earn-out obligations related to or in connection with such acquisitions or Investments and repayment of Revolving Credit Facility draws in connection with all of the foregoing)); (e) the Letters of

Credit issued on the Closing Date in replacement of, or as a backstop for, letters of credit of the Borrower or its Subsidiaries outstanding on the Closing Date; and (f) will use the Letters of Credit issued (or arranged) and the proceeds of all other Borrowings made after the Closing Date to finance the working capital needs of the Borrower and its Restricted Subsidiaries, and for general corporate purposes of the Borrower and its Restricted Subsidiaries (including acquisitions and other Investments permitted hereunder).

Section 5.08.Ownership of Property; Liens

.

(a)Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold or subleasehold, as applicable, interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.02, except where the failure to have such title or interests could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any Material Real Property or any real property necessary for the ordinary conduct of the Borrower’s business, taken as a whole.

(b)Set forth on Schedule 5.08(b) hereto is a complete and accurate list, in all material respects, of all Material Real Property owned by any Loan Party as of the Closing Date, showing as of the Closing Date, the street address (to the extent available), county or other relevant jurisdiction, state and record owner; and as of the Closing Date, no Loan Party owns any Material Real Property except as listed on Schedule 5.08(b).

Section 5.09.Environmental Compliance

.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)The Borrower and the Restricted Subsidiaries and their respective operations and properties are in compliance with all applicable Environmental Laws and Environmental Permits and none of the Borrower or the Restricted Subsidiaries are subject to any Environmental Liability.

(b)(i) None of the properties currently or formerly owned or operated by the Borrower or any Restricted Subsidiary is listed or, to the knowledge of the Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list, (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of the Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to any Environmental Law and (iii) Hazardous Materials have not been Released and there exists no threat of Release of Hazardous Materials on any property currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any of the Restricted Subsidiaries, except for such Releases or threats of Releases that were in compliance with, or would not reasonably be expected to give rise to liability under, Environmental Laws.

(c)None of the Borrower or any of the Restricted Subsidiaries is undertaking, and none has completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

(d)All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any of the Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to the Borrower or any of the Restricted Subsidiaries.

(e)None of the Borrower or any of the Restricted Subsidiaries has received a notice of or is subject to any claim, action, proceeding or suit alleging liability pursuant to any Environmental Law.

Section 5.10.Taxes

.  Holdings, the Borrower and each of the Restricted Subsidiaries have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in its capacity as a withholding agent) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing or payment would not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11.Employee Benefits Plans

.

(a)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Foreign Plan is in compliance with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Foreign Plan, none of the Borrower or any of its Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or its Restricted Subsidiary, directly or indirectly, to any tax or civil penalty.

(c)There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.  There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.

(d)(i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (viii) of this Section 5.11(d), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(e)(i) With respect to each Foreign Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable Law and, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained, (ii) except as disclosed or reflected in such financial statements, there are no aggregate unfunded liabilities with respect to Foreign Plans and the present value of the aggregate accumulated benefit liabilities of all Foreign Plans did not, as of the last annual valuation date applicable thereto, exceed the assets of all such Foreign Plans, except with respect to each of the foregoing clauses (i) and (ii) of this Section 5.11(e), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.12.Subsidiaries; Capital Stock

.  As of the Closing Date, after giving effect to the Transactions, there are no Restricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Capital Stock in such Restricted Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (other than for those Restricted Subsidiaries that are limited liability companies and limited partnerships and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except for Permitted Liens.

Section 5.13.Margin Regulations; Investment Company Act

.

(a)Each of the Loan Parties is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.  Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.

(b)None of the Loan Parties is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.14.Disclosure

.  As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent, the Blackstone Credit Representative, the Ally Representative or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material.

Section 5.15.Compliance with Laws

.  Each of Holdings, the Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.16.Intellectual Property; Licenses, Etc.

To the knowledge of the Borrower, the Borrower and each Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not deem to constitute a representation that the Borrower and the Guarantors do not infringe or violate the IP Rights held by any other Person.  Set forth on Schedule 5.16 is a complete and accurate list of all material registrations or applications to register in the United States Patent and Trademark Office or the United States Copyright Office patents, trademarks, and copyrights owned or, in the case of copyrights, exclusively licensed by the Borrower and Guarantors as of the Closing Date.  To the knowledge of the Borrower, the conduct of the business of the Borrower or Guarantors as currently conducted does not infringe upon or violate any IP Rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.17.Solvency

.  On the Closing Date, after giving effect to the Transactions, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.18.Perfection, Etc.

Subject to the Legal Reservations and Section 5.03, each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic bankruptcy, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements are filed in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document) the Liens created by the Collateral Documents shall constitute fully perfected Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.

Section 5.19.Sanctions; OFAC

.

(a)Sanctions Laws and Regulations.  The Borrower and each of its Subsidiaries are in compliance in all material respects with applicable Sanctions Laws and Regulations and applicable anti-money laundering laws and regulations.  No Borrowing or Letter of Credit or use of proceeds, will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(b)OFAC.  None of (I) Holdings, the Borrower, any other Loan Party, in all material respects, or the Restricted Subsidiaries that are not Loan Parties or, (II) to the knowledge of Holdings, the Borrower, any director, manager, officer, agent or employee of Holdings, the Borrower or any of their respective Restricted Subsidiaries, in each case, (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner that violates Section 2 of the Executive Order and (iii) is a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.  The Borrower will not directly or knowingly indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person subject to any U.S. sanctions administered by OFAC.

Section 5.20.Anti-Corruption Laws

.  No part of the proceeds of any Loan will be used for any improper payments, directly or, to the Borrower’s knowledge, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower (collectively, the “Anti-Corruption Laws”).  The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officer, employees and agents with Anti-Corruption Laws, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, their directors and agents, are in compliance with Anti-Corruption Laws.

Section 5.21.[Reserved]

.

Section 5.22.Holdings Activities

. Holdings does not conduct, transact or otherwise engage in any material business or operations, other than as would be permitted pursuant to Section 7.09.

Section 5.23.Data Privacy and Security

. The Borrower complies in all material respects with all Data Privacy and Security Laws, Requirements, and Standards. The Borrower has not been subject to or received written notice of any order or action by any governmental authority alleging any violation of, or failure to comply with, any Data Privacy and Security Laws, Requirements, and Standards; nor has the Borrower received any material written complaints or reports concerning any such violation from any person, customer, or vendor.  The Borrower has at all times, so far as required by Applicable Data Privacy Laws, provided its customers, end-users, employees, and vendors with materially complete, truthful and accurate notice of its practices concerning the protection, collection, access, use, storage, disposal, disclosure, registration, processing, privacy, security, and transfer of Personal Data. To the Borrower’s knowledge, the Borrower has not, in the previous five years, suffered, discovered, or been notified of any unauthorized acquisition, use, disclosure, impairment, deletion, destruction, intrusion to, access to, or breach of any Personal Data and/or Computer Systems that: (a) constitutes a breach or a data security incident under any Applicable Data Privacy Law; (b) would trigger a notification or reporting requirement under any material agreement to which the Borrower is bound; (c) materially compromises (individually or in the aggregate) the security or privacy of such Personal Data and/or Computer Systems; or (d) has resulted in any material destruction, damage, loss, corruption, alteration or misuse of any Personal Data and/or Computer Systems.  The Borrower has taken commercially reasonably actions designed to protect against the existence of any (a) unauthorized security or lock-out device that could materially and adversely affect its software, solutions, applications, and/or Computer Systems; and (b) any computer virus, worm, trap or back door, Trojan horse, or any other instruction, code, program, data, or material that reasonably would be expected to materially and adversely interrupt, discontinue, interfere with, or otherwise affect the operation or use by the Borrower of any of its Personal Data, software, solutions, applications, and/or Computer Systems (collectively, “Malicious Instructions”). To the Borrower’s knowledge, the Borrower’s software, solutions, applications, and Computer Systems do not contain any virus, or harmful software routine or hardware component designed to permit unauthorized access to, or to maliciously disable or otherwise harm, any computer, system, or software.  The Borrower has taken commercially reasonable steps designed to provide for the security, continuity, and integrity of its software, solutions, applications, and Computer Systems and the back-up and recovery of data and information stored or contained therein or accessed or processed thereby and to guard against any unauthorized access or use thereof.  The Borrower maintains commercially reasonable security, disaster recovery, and business continuity plans, procedures, and facilities in connection with the business as presently conducted and materially act in compliance therewith.  To the knowledge of the Borrower, none of its software, solutions, applications, and Computer Systems have experienced any substandard performance in the past five years that has caused any material adverse effect in the use of any material software, solutions, applications, Computer Systems, and/or Personal Data.

Section 5.24.Insurance

. Each of the Loan Parties and their Subsidiaries maintain with financially sound and reputable insurance companies liability, casualty, property, cybersecurity and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

Section 5.25.No Default

. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.
Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized or as to which arrangements reasonably satisfactory to the L/C Issuer that issued (or arranged) such Letters of Credit shall have been made), (A) the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to and (B) with respect to Section 6.14, Holdings shall:

Section 6.01.Financial Statements

.  Deliver to the Administrative Agent for further distribution to each Lender:

(a)within 90 days after the end of each fiscal year of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof), a consolidated balance sheet of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations and income (loss) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception, qualification or explanatory paragraph that is with respect to, or resulting from, (i) an upcoming maturity date under the Facilities, (ii) any potential inability to satisfy a financial maintenance covenant, including the Financial Covenant, on a future date or in a future period or any actual breach of the Financial Covenant at such time or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), together with a management’s discussion and analysis of financial information in a form substantially consistent with the management’s discussion and analysis delivered to the Sponsor;

(b)within 45 days (other than the last fiscal quarter of a fiscal year) after the end of each of the first three fiscal quarters of each fiscal year of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) (commencing with the first fiscal quarter for which financial statements were not delivered prior to the Closing Date), a consolidated balance sheet of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations and income (loss) for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower (or of Parent, any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) as fairly presenting in all material respects the financial condition, results of operations of Parent (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with a management’s discussion and analysis of financial information in a form substantially consistent with the management’s discussion and analysis delivered to the Sponsor;

(c)[reserved];

(d)[reserved]; and

(e)concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, (A) the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied by furnishing, at the option of the Borrower, the applicable financial statements or, as applicable, forecasts of (I) any successor of the Borrower or (II) Borrower, Holdings Topco or any Parent Holding Company; provided that to the extent such information relates to the Borrower or a Parent Holding Company, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Borrower, Holdings Topco or any Parent Holding Company, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, and (B) (i) in the event that the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of audit (other than any such qualification, exception or explanatory paragraph expressly permitted to be contained therein under clause (a) of this Section 6.01) and (ii) in the event that the Borrower (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section with respect to such fiscal quarter to the extent that it contains the information required by such clause (b); in each case to the extent that information contained in such Form 10-K or Form 10-Q (or similar filings in the applicable jurisdiction) satisfies the requirements of clauses (a) or (b) of this Section 6.01, as the case may be. To the extent the SEC has granted the ability to extend any financial statement reporting deadline generally to all non-accelerated filers, including pursuant to Rule 12b-25 (but only to the extent the Borrower, Holdings Topco, Parent or any Parent Holding Company has complied with the filing and other requirements of Rule 12b-25 that would have been required if the Borrower, Holdings Topco, Parent or such Parent Holding Company were a non-accelerated filer by posting any such required filings (or filings substantially similar to what Rule 12b-25 would require) to the Administrative Agent), (the “Extended SEC Reporting Deadline”) and such Extended SEC Reporting Deadline would be later than the deadline for delivery of the corresponding financial statements of the Borrower pursuant to clause (a) or (b) of this Section 6.01 (the “Section 6.01 Reporting Deadline”), then the applicable Section 6.01 Reporting Deadline shall be automatically deemed to be extended to the date of the Extended SEC Reporting Deadline, without any further action by any party (this proviso, the “Reporting Extension Provision”).

Section 6.02.Certificates; Other Information

.  Deliver to the Administrative Agent (or, with respect to clause (a)(II) below, use commercially reasonable efforts to deliver) for further distribution to each Lender:

(a)no later than five days after the delivery of (i) the financial statements referred to in Section 6.01(a) or (ii) an Annual Report on Form 10-K (delivered pursuant to the last paragraph of Section 6.01), but only to the extent permitted by accounting industry policies generally followed by independent certified public accountants, a certificate of the independent certified public accountants (I) certifying such financial statements and (II) stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising from a breach of the Financial Covenant (to the extent then applicable) or, if any such Event of Default shall exist, stating the nature and status of such event;

(b)no later than five days after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings Topco or the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)promptly after the furnishing thereof, copies of any notices received by any Loan Party (other than in the ordinary course of business) and copies of any statement or report furnished to any holder of debt securities or loans of any Loan Party or of any of its Subsidiaries (other than any correspondence in the ordinary course of business or any regularly required quarterly or annual certificates), in each case pursuant to the terms of any Junior Financing in a principal amount greater than $10,000,000 and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e)promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non- U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(f)promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(g)together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), a report supplementing Schedule 5.12 hereto to the extent necessary so that the related representation and warranty would be true and correct if made as of the date of such Compliance Certificate, including any change to the legal name or state of organization of any Loan Party or any other fundamental change which would adversely affect the perfection of Collateral Agent’s security interest in the Collateral; and

(h)promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) or Section 6.02(c) or (d) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-

party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents described in this paragraph and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent requested by the Administrative Agent.  The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.03.Notices

.  Promptly after a Responsible Officer of the Borrower or any Guarantor has obtained knowledge thereof, notify the Administrative Agent for further distribution to each Lender:

(a)of the occurrence of Default;

(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)of the institution of any material litigation not previously disclosed by the Borrower to the Administrative Agent, or any material development in any material litigation that is reasonably likely to be adversely determined, and would, in either case, if adversely determined be reasonably expected to have a Material Adverse Effect;

(d)(i) of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect; and (ii) promptly after any reasonable request therefor by the Administrative Agent or any Lender, copies of (A) any documents described in Section 101(k)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan with respect to which there is any reasonable likelihood of a Material Adverse Effect or (B) any notices described in Section 101(l)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan with respect to which there is any reasonable likelihood of the imposition of liability that would reasonably be expected to have a Material Adverse Effect; provided, however, that if the Borrower has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(e)of the occurrence of any Foreign Benefit Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect;

(f)of the occurrence of any material event or change related to (w) handling of Personal Data, (x) cybersecurity breaches, insurance and other similar events, (y) any governmental investigations or notices related to the foregoing or (z) compliance measures related to the foregoing; and

(g)of the occurrence of any Event of Default (as defined in the Holdco Notes) or other material notice that is required to be sent to the Holders (as defined in the Holdco Notes) under the Holdco Notes.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and propose to take with respect thereto.

Section 6.04.Payment of Taxes

.  Pay, discharge or otherwise satisfy as the same shall become due and payable all its obligations and liabilities in respect of Taxes imposed upon it or its income, profits, properties or other assets, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05.Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non- preservation of which could reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, the Borrower or Restricted Subsidiary of any registered copyrights, patents, trademarks, trade names and service marks that the Borrower or Restricted Subsidiary reasonably determines is not useful to its business or no longer commercially desirable.

Section 6.06.Maintenance of Properties

.  Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07.Maintenance of Insurance

.  Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower and the Restricted Subsidiaries.  Subject to Section 6.16, the Borrower shall use commercially reasonable efforts to ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Borrower and each Guarantor and the Collateral Agent, for the benefit of the Secured Parties, shall be named as lender loss payee and mortgagee with respect to the property insurance maintained by the Borrower and each Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrower or Guarantor, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or lender loss payee under any property insurance maintained by the Borrower and their Subsidiaries, and (C) the Collateral Agent and the Lenders agree that the Borrower and/or their applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.

Section 6.08.Compliance with Laws

.  Comply with the requirements of all applicable Laws (including, without limitation, ERISA, the PATRIOT Act, Sanctions Laws and Regulations, Applicable Data Privacy Laws, and Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.09.Books and Records

.  Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Borrower or, if applicable, such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

Section 6.10.Inspection Rights

.  Permit the Blackstone Credit Representative, the Ally Representative and representatives of the Administrative Agent and, during the continuance of any Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which the Borrower or such Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Blackstone Credit Representative, the Ally Representative and the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) the Blackstone Credit Representative, the Ally Representative and the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at the Borrower’s expense; provided further, that when an Event of Default is continuing the Administrative Agent and the Blackstone Credit Representative (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time and from time to time during normal business hours and upon reasonable advance written notice.  The Administrative Agent, the Blackstone Credit Representative and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.  Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.11.Use of Proceeds

.  The Borrower will use the Letters of Credit and the proceeds of the Loans only as provided in Sections 5.07, 5.13(a), 5.19 and 5.20.

Section 6.12.Covenant to Guarantee Obligations and Give Security

.  Upon the formation, statutory division, or acquisition of any new wholly owned Subsidiaries by any Borrower Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary (including a Foreign Subsidiary ceasing to be a Foreign Subsidiary or a FSHCO ceasing to be a FSHCO, if it is not otherwise an Excluded Subsidiary at such time) shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), and upon the acquisition of any property (other than Excluded Property and real property that is not Material Real Property and other than foreign intellectual property and U.S. intellectual property that is not registered with, or that is not the subject of an application for registration with, the United States Patent and Trademark Office or United States Copyright Office) by any Borrower Party, which property, in the reasonable judgment of the Blackstone Credit Representative, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), the Borrower shall, at the Borrower’s expense, subject in each case to the Perfection Exceptions:

(i)in connection with such formation, division, or acquisition of a Subsidiary, within 90 days after such formation, division, or acquisition or such longer period as the Blackstone Credit Representative may agree in its reasonable discretion, (A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Blackstone Credit Representative, guaranteeing the Obligations and a joinder or supplement to the applicable Collateral Documents and (B) (if not already so delivered) deliver certificates representing the Pledged Interests of each such Subsidiary (if any) held by the applicable Borrower Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Borrower Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent or the Blackstone Credit Representative, supplements to the Security Agreement; provided that any Excluded Property shall not be required to be pledged as Collateral,

(ii)within 90 days after such formation, division or acquisition of any such property or any request therefor by the Collateral Agent  or the Blackstone Credit Representative (or such longer period, as the Blackstone Credit Representative may agree in its reasonable discretion) duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent one or more Security Agreement Supplements, Intellectual Property Security Agreement Supplements, as specified by and in form and substance reasonably satisfactory to the Blackstone Credit Representative (consistent, to the extent applicable, with the Security Agreement, the Intellectual Property Security Agreement and the other Collateral Documents (and Section 6.14)), securing payment of all the Obligations (provided, to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangible tax, documentary tax or similar tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property subject thereto and shall not secure the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto) of the applicable Borrower Party or such Subsidiary, as the case may be, under the Loan Documents and establishing Liens on all such properties or property; provided that such properties or property shall not be required to be pledged as Collateral, and no Security Agreement Supplements, Intellectual Property Security Agreement Supplements shall be required to be delivered in respect thereof, to the extent that any such properties or property constitute Excluded Property,

(iii)within 90 days after such request, formation or acquisition, or such longer period, as the Blackstone Credit Representative may agree in its reasonable discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary and each applicable Borrower Party to take, whatever action, the filing of UCC financing statements, the giving of notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Capital Stock as may be necessary or advisable in the reasonable opinion of the Blackstone Credit Representative to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it), subject to the Legal Reservations and Section 5.03, valid and subsisting Liens on the properties purported to be subject to the Security Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents, enforceable against all third parties in accordance with their terms,

(iv)within 90 days after the request of the Blackstone Credit Representative, or such longer period as the Blackstone Credit Representative may agree in its reasonable discretion, deliver to the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more customary opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Borrower Parties reasonably acceptable to the Blackstone Credit Representative as to such matters as the Blackstone Credit Representative may reasonably request,

(v)with respect to any Material Real Property, take such actions as set forth in Section 6.14 within the time periods set forth therein (as such may be extended in the Blackstone Credit Representative’s reasonable discretion), and

(vi)at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Blackstone Credit Representative in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements.

Section 6.13.Compliance with Environmental Laws

.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) comply, and make all reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits; (ii) obtain, maintain and renew all applicable Environmental Permits necessary for its operations and properties; and, (iii) to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws provided, however, that no Borrower or any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial, corrective or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14.Further Assurances

.  Promptly upon request by the Administrative Agent, or the Collateral Agent (in each case, acting at the reasonable direction of the Blackstone Credit Representative or the Ally Representative) or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent (in each case, acting at the reasonable direction of the Blackstone Credit Representative or the Ally Representative) or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents.  By the date that is 120 days after the acquisition of any Material Real Property that is required to be subject to a Mortgage, as such time period may be extended in the Blackstone Credit Representative’s reasonable discretion, the Borrower shall, and shall cause each Restricted Subsidiary to, deliver to the Collateral Agent:

(i)a Mortgage with respect to each such Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date in a form suitable for filing and recording in all appropriate local filing or recording offices that the Collateral Agent (in consultation with the Blackstone Credit Representative) may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties, subject only to Permitted Liens, and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Blackstone Credit Representative; provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property subject thereto and shall not secure the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto;

(ii)fully paid American Land Title Association or equivalent Lender’s title insurance policies or marked up unconditional binder for such insurance (the “Mortgage Policies”) in form and substance reasonably requested by the Blackstone Credit Representative, with endorsements customarily available at reasonable rates and reasonably requested by the Blackstone Credit Representative, in amounts reasonably acceptable to the Blackstone Credit Representative (not to exceed the Fair Market Value of the Material Real Properties covered thereby and subject to any tie-in coverage available), issued, coinsured and reinsured by title insurers reasonably acceptable to the Blackstone Credit Representative in connection with any such Material Real Property located in the United States;

(iii)American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Blackstone Credit Representative and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Blackstone Credit Representative by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Blackstone Credit Representative; provided that new or updated surveys will not be required if an existing survey, ExpressMap or other similar documentation is available and survey coverage is available for the Mortgage Policies without the need for such new or updated surveys and provided further this foregoing requirement shall only be in connection with any such Material Real Property located in the United States;

(iv)in each case with respect to any such Material Real Property (and any other Mortgaged Properties located in the same state as any such Material Real Property), customary opinions of local counsel to the Loan Parties in jurisdictions in which the Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and, if applicable any related fixture filings, in form and substance reasonably satisfactory to the Blackstone Credit Representative;

(v)customary opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Blackstone Credit Representative;

(vi)with respect to each such improved Mortgaged Property, a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination;

(vii)evidence that all other actions reasonably requested by the Blackstone Credit Representative, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage, have been taken; and

(viii)evidence that all documented and invoiced fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.14 and as otherwise required to be paid in connection therewith under Section 10.04.

Section 6.15.[Reserved].

Section 6.16.Post-Closing Undertakings

.  Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Blackstone Credit Representative in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.

Section 6.17.No Change in Line of Business

.  Continue to engage in substantially similar lines of business as those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof including any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 6.18.Transactions with Affiliates

.

(a)The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower involving aggregate consideration in excess of $10,000,000 (each of the foregoing, an “Affiliate Transaction”), unless:

(i)such Affiliate Transaction is on terms that are not materially less favorable to the relevant Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the relevant Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower); and

(ii)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15,000,000, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company, approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of the Borrower certifying that the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company determined or resolved that such Affiliate Transaction complies with Section 6.18(a)(i).

(b)The provisions of Section 6.18(a) shall not apply to the following:

(1)(a) transactions between or among the Loan Parties and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), (b) any merger, amalgamation or consolidation of the Borrower, Holdings Topco or any Parent Holding Company; provided that such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of the Borrower) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose, and (c) any transaction that constitutes a Specified Change of Control;

(2)(a) Restricted Payments permitted by Section 7.05 and (b) Permitted Investments (other than Permitted Investments under clause (13) of the definition thereof);

(3)transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 6.18(a)(i);

(4)payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;

(5)any agreement or arrangement as in effect as of the Closing Date or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement is not materially disadvantageous (as determined in good faith by the senior management of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders) or any transaction or payments contemplated thereby;

(6)[reserved];

(7)the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date or in connection with the Transactions or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the senior management of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date or entered into in connection with the Transactions;

(8)transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and the Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined in good faith by the senior management of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower);

(9)any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring;

(10)the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower;

(11)payments by the Borrower or any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company in good faith or a majority of the disinterested members of the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company in good faith;

(12)any contribution to the capital of the Borrower (other than Disqualified Stock) or any investments by the Sponsor or a direct or indirect parent of the Borrower in Equity Interests (other than Disqualified Stock) of the Borrower (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or a direct or indirect parent of the Borrower in connection therewith);

(13)any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Borrower or any of its Subsidiaries (other than the Borrower or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(14)transactions between the Borrower or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director which is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent of the Borrower, as the case may be, on any matter involving such other Person;

(15)the entering into of any tax sharing agreement or arrangement and any payments pursuant thereto, in each case to the extent permitted by clause (13), (14)(a) or (14)(e) of the second paragraph under Sections 7.05;

(16)transactions to effect the Transactions and payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions;

(17)pledges of Equity Interests of Unrestricted Subsidiaries;

(18)the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company or of a Restricted Subsidiary, as appropriate, in good faith;

(19)(i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Borrower or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries (or of any direct or indirect parent of the Borrower to the extent such agreements or arrangements are in respect of services performed for the Borrower or any of the Restricted Subsidiaries), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries or of any direct or indirect parent of the Borrower and (iii) any payment of compensation or other compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Borrower (including amounts paid pursuant to any equity plan or any other employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of the Borrower, Holdings Topco or any Parent Holding Company or of a Restricted Subsidiary or a direct or indirect parent of the Borrower, as appropriate;

(20)investments by Affiliates in Indebtedness or preferred Equity Interests of the Borrower or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of the Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(21)the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement to which they are a party or become a party in the future;

(22)investments by the Sponsor or a direct or indirect parent of the Borrower in securities of the Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or a direct or indirect parent of the Borrower in connection therewith);

(23)transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(24)any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, in the ordinary course of business;

(25)(i) intellectual property licenses and (ii) intercompany intellectual property licenses and research and development agreements in the ordinary course of business;

(26)transactions pursuant to, and complying with, Section 7.01 (to the extent such transaction complies with Section 6.18(a)(i)) or Section 7.03;

(27)intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Holdings, the Borrower and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein; or

(28)transactions in connection with, and as contemplated by, the Holdco Notes and any warrants of the Borrower, Holdings Topco or any Parent Entity.

Section 6.19.Lender Conference Calls

.  After each date of delivery of the annual or quarterly financial information required pursuant to Section 6.01(a) or (b), the Borrower will hold and participate in a conference call or teleconference at a time selected by the Borrower and reasonably acceptable to the Blackstone Credit Representative, the Ally Representative and the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal year or fiscal quarter of the Borrower and its Subsidiaries.

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized or as to which arrangements reasonably satisfactory to the L/C Issuer that issued (or arranged) such Letters of Credit shall have been made), the Borrower shall not, nor shall it permit any other Restricted Subsidiary to (and with respect to Section 7.09, Holdings shall not):

Section 7.01.Indebtedness

.  Directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for the following (collectively, “Permitted Debt”):

(a)(x) Indebtedness arising under the Loan Documents including any refinancing thereof in accordance with Section 2.18, (y) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (z) Indebtedness of the Loan Parties evidenced by Incremental Equivalent Debt and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(b)Permitted Ratio Debt; provided, that the aggregate amount of Permitted Ratio Debt that may be Incurred (including any Permitted Refinancings thereof) by Restricted Subsidiaries that are not Loan Parties (together with the aggregate amount of Indebtedness (including any Permitted Refinancings thereof) that may be incurred or assumed pursuant to Section 7.01(o) by Restricted Subsidiaries that are not Loan Parties) shall not exceed the greater of (x) $20,000,000 and (y) 3.00% of Consolidated Total Assets, at any one time outstanding;

(c)Indebtedness of the Borrower and its Restricted Subsidiaries (other than Indebtedness described in clause (a) above) that is existing on the Closing Date and listed on Schedule 7.01, and Permitted Refinancings thereof;

(d)Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by the Borrower or any of its Restricted Subsidiaries, to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) and Indebtedness arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (d), not to exceed the greater of (x) $15,000,000 and (y) 2.25% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness permitted under this clause (d) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing; provided that Capitalized Lease Obligations Incurred by the Borrower or any Restricted Subsidiary pursuant to this clause (d) in connection with a Sale/Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale/Leaseback Transaction are used by the Borrower or such Restricted Subsidiary to permanently repay outstanding Term Loans under this Agreement or other Pari Passu Indebtedness that is secured by pari passu Liens on the Collateral on a pro rata basis with any outstanding Term Loans;

(e)Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(f)Indebtedness arising from agreements of the Borrower or the Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Borrower in accordance with this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g)Indebtedness of the Borrower owing to a Restricted Subsidiary; provided that (x) such Indebtedness owing to a Non-Loan Party shall be (i) subordinated in right of payment to the Borrower’s Obligations with respect to this Agreement pursuant to the Intercompany Subordination Agreement, and (ii) no payments shall be permitted to be made on such

Indebtedness if there is an Event of Default that has occurred and is continuing, and (y) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or issuance of such Disqualified Stock not permitted by this clause (g);

(h)shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i)Indebtedness of a Restricted Subsidiary or the Borrower owing to the Borrower or a Restricted Subsidiary; provided that (x) if the Borrower or a Loan Party Incurs such Indebtedness owing to a Non-Loan Party, such Indebtedness is subordinated in right of payment to the Borrower’s Obligations or Guarantee of such Loan Party, as applicable, pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

(j)Swap Contracts and Cash Management Services Incurred (including, without limitation, in connection with any Qualified Receivables Financing), other than for speculative purposes;

(k)obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary;

(l)Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of (x) $25,000,000 and (y) 3.75% of Consolidated Total Assets, provided that the Blackstone Credit Representative shall be given the Right of First Refusal to provide such Indebtedness, at any one time outstanding, plus, in the case of any Permitted Refinancing of any Indebtedness permitted under this clause (l) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, original issue discount, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such Permitted Refinancing (it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (l) but shall be deemed Incurred or issued and outstanding as Permitted Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness as Permitted Ratio Debt (to the extent the Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(m)any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Borrower or such Restricted Subsidiary is permitted under the terms of this Agreement, provided, that such guarantee of such Indebtedness shall be subject to the same limitations that would be applicable hereunder had such Indebtedness been directly Incurred;

(n)the Incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than, Indebtedness Incurred as Permitted Ratio Debt or permitted under clause (c), this clause (n), clause (o) or clause (r) of this Section 7.01 or subclause (y) of clauses (d), (l), (t), (cc) or (dd) of this Section 7.01 (provided that any amounts incurred under this clause (n) as Refinancing Indebtedness of subclause (y) of these clauses shall reduce the amount available under such subclause (y) of such clauses), plus any additional Indebtedness Incurred to pay unpaid accrued interest and the aggregate amount of original issue discount, premiums (including reasonable tender premiums), and underwriting discounts, defeasance costs and fees and expenses in connection therewith (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness constitutes a Permitted Refinancing and:

(1)has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of Extendable Bridge Loans/Interim Debt shall be determined by reference to the notes or loans into which Extendable Bridge Loans/Interim Debt are converted or for which such Extendable Bridge Loans/Interim Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(2)in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of Extendable Bridge Loans/Interim Debt, shall be determined by reference to the notes or loans into which such Extendable Bridge Loans/Interim Debt are converted or for which such Extendable Bridge Loans/Interim Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(3)to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;

(4)shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Loan Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Guarantor, or (y) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

provided that subclauses (1) and (2) will not apply to any refunding or refinancing of any secured Indebtedness;

(o)(1) Indebtedness (i) of the Borrower or any Restricted Subsidiaries Incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person after the Closing Date and (ii) of any Person that is acquired by the Borrower or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement after the Closing Date and (2) Indebtedness Incurred or, in each case, assumed in anticipation of, or in connection with, an acquisition of any assets, business or Person; provided, however, that after giving effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, on a Pro Forma Basis, (I) if such Indebtedness is secured by a Lien on the Collateral that is not junior to the Obligations, (x) the First Lien Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b) shall not exceed 5.00 to 1.00 or (y) the First Lien Net Leverage Ratio of the Borrower is less than or equal to such ratio (or if less, 6.25 to 1.00) immediately prior to such acquisition, merger, consolidation or amalgamation and (II) if such Indebtedness is secured by a Lien on Collateral that is junior to the Obligations or is unsecured, (x) the Consolidated Total Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b) does not exceed 6.00 to 1.00 or (y) the Consolidated Total Net Leverage Ratio of the Borrower is less than or equal to such ratio (or if less, 7.00 to 1.00) immediately prior to such acquisition, merger, consolidation or amalgamation; provided further that in the case of any Indebtedness that is Incurred (other than by way assumption), to the extent any such Indebtedness is Incurred or Guaranteed by any Loan Party, (w) if such Indebtedness is not, or would not be, subordinate in payment priority with the First Out Loan Obligations or is, or would be, secured by a Lien that is not subordinate to each Lien securing the First Out Loan Obligations, such Indebtedness shall be made subject to the priorities and other terms of the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative) and each holder of such Indebtedness shall have become a party to the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative), (x) such Indebtedness shall not be Guaranteed by any Person that is not the Borrower or a Guarantor under the Facilities, and shall be unsecured or, if secured, secured either on a pari passu basis with the Facilities or on a “junior” basis to the Facilities, in each case over the same (or less) Collateral that secures the Facilities, (y) if such Indebtedness is secured, such Indebtedness shall either be subject to an applicable Intercreditor Agreement and (z) Indebtedness in the form of term loans that is secured on a pari passu basis with the Liens securing the Obligations shall be subject to the provisions contained in Section 2.14(f)(iii) as if such Indebtedness were Incurred as a New Term Facility thereunder; provided further, that the aggregate amount of Indebtedness Incurred pursuant to this clause (o) by Subsidiaries that are not Loan Parties (together with the aggregate amount of Indebtedness (including Acquired

Indebtedness) that may be Incurred as Permitted Ratio Debt pursuant Section 7.01(b) by Subsidiaries that are not Loan Parties) shall not exceed $12,500,000, at any one time outstanding;

(p)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(q)Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(r)Contribution Indebtedness;

(s)Indebtedness of the Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(t)Indebtedness of Non-Loan Parties in an aggregate principal amount not to exceed the greater of (x) $20,000,000 and (y) 3.00% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any Permitted Refinancing of any Indebtedness permitted under this clause (t) or any portion thereof, the aggregate amount of accrued and unpaid interest, original issue discount, premiums (including tender premiums), and underwriting discounts, defeasance costs and fees and expenses Incurred in connection with such Permitted Refinancing, outstanding at any one time (it being understood that any Indebtedness Incurred pursuant to this clause (t) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (t) but shall be deemed Incurred or issued and outstanding as Permitted Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness (to the extent the Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(u)Indebtedness of a joint venture owed to the Borrower or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;

(v)Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing or Qualified Receivables Factoring that is not recourse to the Borrower or any Restricted Subsidiary (except for Standard Securitization Undertakings) other than a Receivables Subsidiary;

(w)Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business of the Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Borrower and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(x)Indebtedness consisting of Indebtedness issued by any Loan Party to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings Topco or any Parent Holding Company permitted under Section 7.05;

(y)customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business or consistent with past practice;

(z)Indebtedness Incurred by the Borrower or a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business or consistent with past practice;

(aa)[reserved];

(bb)(i) guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by the Borrower or a Restricted Subsidiary as a result of leases entered into by the Borrower or such Restricted Subsidiary or any Permitted Parent in the ordinary course of business;

(cc)the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness Incurred, or representing guarantees of Indebtedness Incurred by, joint ventures; provided that the aggregate principal amount or liquidation preference, as applicable, of Indebtedness Incurred or guaranteed pursuant to this clause (cc) does not at any one time outstanding exceed the greater of (x) $10,000,000 and (y) 1.50% of Consolidated Total Assets at any one time outstanding, plus, in the case of any refinancing of any Indebtedness permitted under this clause (cc) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness Incurred pursuant to this clause (cc) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (cc) but shall be deemed Incurred or issued and outstanding as Permitted Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness as Permitted Ratio Debt (to the extent the Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(dd)Indebtedness of the Borrower or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed the greater of (x) $30,000,000 and (y) 4.50% of Consolidated Total Assets at any one time outstanding, provided, that the first $10,000,000 incurred and at any time outstanding pursuant to this clause (dd) may rank pari passu with the Revolving Credit Loans for all purposes hereunder (including with respect to the payment priority afforded Revolving Credit Loans under the Agreement Among Lenders), and any excess amounts incurred and at any time outstanding pursuant to this clause (dd) shall be subject to the priorities and other terms applicable to the Term Loans under the Agreement Among Lenders, and each holder of such Indebtedness shall have entered into an agreement acceptable to the First Out Lender Representative and the Last Out Representative with respect to the foregoing, plus, in the case of any refinancing of any Indebtedness permitted under this clause (dd) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness Incurred pursuant to this clause (dd) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (dd) but shall be deemed Incurred or issued and outstanding as Permitted Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness as Permitted Ratio Debt (to the extent the Borrower or such Restricted Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(ee)Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or any Permitted Investment;

(ff)unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law; and

(gg)Disqualified Stock and Preferred Stock constituting Indebtedness; provided, that (i) after giving effect to the Incurrence of such Disqualified Stock and Preferred Stock, the Borrower could incur $1.00 of additional unsecured Permitted Ratio Debt on a Pro Forma Basis after giving effect to such Incurrence, and (ii) if any Indebtedness to which stock may be converted or exchanged (if applicable) is not, or would not be, subordinate in payment priority with the First Out Loan Obligations or is, or would be, secured by a Lien that is not subordinate to each Lien securing the First Out Loan Obligations, such Indebtedness shall be made subject to the priorities and other terms of the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative) and each holder of such Indebtedness shall have become a party to the Agreement Among Lenders (or such other agreement acceptable to the First Out Lender Representative and the Last Out Lender Representative).

For purposes of determining compliance with this Section 7.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt, the Borrower shall, in its sole discretion, at the time of incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 7.01; provided (a) that in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Debt, the Borrower will be entitled to only include the amount of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred substantially simultaneously pursuant to any other clause; and

(b) that all Indebtedness under this Agreement incurred on the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a) and the Borrower shall not be permitted to reclassify all or any portion of Indebtedness Incurred on the Closing Date pursuant to Section 7.01(a).  Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms (including the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock of the same class), the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 7.01.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.01.  Solely for the purpose of calculating the First Lien Net Leverage Ratio or the Consolidated Total Net Leverage Ratio for purposes of any Incurrence of Indebtedness under Section 7.01(o) (other than by assumption) or of Permitted Ratio Debt or any request for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Term Facility or for the issuance of Incremental Equivalent Debt pursuant to Section 2.14, any cash proceeds from such Indebtedness shall be excluded for purposes of cash netting.

Section 7.02.Limitations on Liens

.  Permit the Borrower or any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness, except:

(a)in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and

(b)in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien securing any Junior Financing) the obligations secured by such Subject Lien (provided that, for the avoidance of doubt, such obligations and/or the Liens securing such obligations shall be subject to the Agreement Among Lenders, if such obligations and/or such Liens are required to be subject to the Agreement Among Lenders under the other terms of this Agreement) or (ii) such Subject Lien is a Permitted Lien.

Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause (b) shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

Notwithstanding anything in this Agreement to the contrary, in no event may any Material Real Property (determined without giving effect to the exclusion therein for Excluded Property) owned in fee as of the Closing Date, or the Equity Interests in any Person whose primary asset consists of one or more of such Material Real Property, be encumbered with any Lien (other than (i) Liens granted pursuant to any Loan Document to secure the Obligations, (ii) if a Lien has been granted in a Material Real Property to secure the Obligations, a Lien further encumbering such

Material Real Property that constitutes a Permitted Lien and is junior in priority to each Lien granted to secure the Obligations, (iii) Liens permitted under clause (5) of the definition of Permitted Liens with respect to such Material Real Property and (iv) non-consensual Liens arising solely by operation of applicable Law).

Section 7.03.Fundamental Changes

.  Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, (other than in the case of clause (e) below) so long as no Event of Default would result therefrom:

(a)(i) any Restricted Subsidiary of Holdings Topco may merge, amalgamate or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction in any State of the United States); provided that the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Blackstone Credit Representative, the Ally Representative, the Administrative Agent and the Borrower (or, if not the Borrower, the surviving Person) shall be a corporation or a limited liability company organized under the laws of the United States, any state thereof or the District of Columbia, (ii) any Restricted Subsidiary of Holdings Topco (other than the Borrower or any of the Borrower’s Restricted Subsidiaries) may merge, amalgamate or consolidate with Holdings Topco (including a merger, the purpose of which is to reorganize Holdings Topco into a new jurisdiction in any State of the United States); provided that Holdings Topco shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of Holdings Topco pursuant to documents reasonably acceptable to the Blackstone Credit Representative, the Ally Representative, the Administrative Agent and Holdings Topco (or, if not Holdings Topco, the surviving Person) shall be a corporation or a limited liability company organized under the laws of the United States, any state thereof or the District of Columbia, (iii) any Restricted Subsidiary of Holdings (other than the Borrower or any of the Borrower’s Restricted Subsidiaries) may merge, amalgamate or consolidate with any one or more other Restricted Subsidiaries of Holdings (other than the Borrower or any of the Borrower’s Restricted Subsidiaries), or (iv) any Restricted Subsidiary of the Borrower many merge, amalgamate or consolidate with any one or more other Restricted Subsidiaries of the Borrower; provided that when any Guarantor is merging with another Restricted Subsidiary that is not a Loan Party (A) the Guarantor shall be the continuing or surviving Person, (B) to the extent constituting an Investment, such Investment must be a Permitted Investment (without giving effect to clauses (17) and (18) thereof) or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.01, respectively and (C) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(b)any Restricted Subsidiary may liquidate or dissolve, or the Borrower or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution of a Restricted Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Blackstone Credit

Representative unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Blackstone Credit Representative and (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.01, respectively; provided, further, that the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party;

(d)any Restricted Subsidiary may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect Permitted Investment; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(e)the Borrower and the other Restricted Subsidiaries may consummate any Specified Change of Control;

(f)any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition permitted pursuant to Section 7.04 (other than Dispositions permitted by this Section 7.03); and

(g)any Permitted Investment may be structured as a merger, consolidation or amalgamation, so long as no Event of Default would result therefrom.

Section 7.04.Asset Sales

.  Cause or make an Asset Sale, unless:

(1)the Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided, that the amount of:

(a)any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Borrower) of the Borrower or such Restricted Subsidiary other than liabilities that are by their terms subordinated to the Obligations or are otherwise extinguished or cancelled in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies the Borrower or such Restricted Subsidiary, as the case may be, from further liability;

(b)any notes or other obligations or other securities or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof; and

(c)any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $15,000,000 and (y) 2.25% of Consolidated Total Assets, calculated at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

shall each be deemed to be Cash Equivalents for the purposes of this clause (2).

Within 12 months after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale or Casualty Event, the Borrower or such Restricted Subsidiary shall apply an amount equal to the Net Cash Proceeds from such Asset Sale or such Casualty Event, at its option:

(1)	to prepay Loans and other Permitted Debt in accordance with Section 2.05(b)(ii);
(2)

to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case used or useful in a Similar Business, provided if such investment is made in respect of a Subsidiary that is not a Loan Party, such investment must also qualify as a Permitted Investment hereunder;

(3)

to make an investment (including capital expenditures) in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the businesses, properties and/or assets that are the subject of such Asset Sale or Casualty Event, with any such investment made by way of a capital or other lease valued at the present value of the minimum amount of payments under such lease (as determined by the Borrower in good faith), provided if such investment is made in respect of a Subsidiary that is not a Loan Party, such investment must also qualify as a Permitted Investment hereunder; or

(4)	any combination of the foregoing;

provided that the Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (2) or (3) of this paragraph if and to the extent that, within 12 months after the Asset Sale that generated the Net Cash Proceeds, the Borrower or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clauses (2) and (3) of this paragraph, and that investment is thereafter completed within the later of (x) such 12 month period or (y) 180 days after the end of such 12 month period.

Pending the final application of any such amount of Net Cash Proceeds pursuant to Section 2.05(b)(ii) and this Section 7.04, the Borrower or such Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Agreement.

Section 7.05.Restricted Payments

.  Directly or indirectly:

(1)

declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Borrower (other than (A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its Pro Rata Share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)

purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger, amalgamation or consolidation;

(3)

make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any (i) Subordinated Indebtedness of the Borrower or any Guarantor (other than, subject to the applicable subordination or intercreditor provisions, the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of the Borrower or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 7.01(g) or (i)) or (ii) any Indebtedness that is secured by a security interest in the Collateral that is expressly junior to the Liens securing the Obligations (clauses (i) and (ii), “Junior Financing”); or

(4)	make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)solely with respect to any Restricted Payment made in reliance on (i) clause (c)(ii) below, no Default or Event of Default or (ii) clause (c)(i) below, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)solely with respect to any Restricted Payment made in reliance on clause (c)(ii) below, the Borrower could incur $1.00 of unsecured Permitted Ratio Debt on a Pro Forma Basis immediately after giving effect to such transaction; and

(c)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication,

(i)$12,500,000; plus

(ii)the percentage of Excess Cash Flow (if any) not required to be applied towards repayment of the Term Loans pursuant to Section 2.05(b) (with such amount determined without giving effect to the minimum threshold set forth in Section 2.05(b)(i)(A)), determined for the period (taken as one accounting period) commencing with the fiscal year of the Borrower ending December 31, 2021 (but with respect to the fiscal year ending December 31, 2021, the Excess Cash Flow Period shall be from the Closing Date through December 31, 2021) to the end of the fiscal year most recently ended in respect of which a Compliance Certificate has been delivered pursuant to Section 6.02(b), plus

(iii)100% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Borrower after the Closing Date from the issue or sale of Equity Interests of the Borrower (other than the issuance or sale of Excluded Equity and excluding the receipt of the proceeds thereof or of Excluded Contributions), including such Equity Interests issued upon exercise of warrants or options, plus

(iv)100% of the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value of assets (other than cash) after the Closing Date (other than the issuance or sale of Excluded Equity and excluding the receipt of proceeds thereof and of Excluded Contributions), plus

(v)the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, in each case, of the Borrower or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Borrower or any direct or indirect parent of the Borrower (other than the issuance or sale of Excluded Equity and excluding the receipt of proceeds thereof and of Excluded Contributions), plus

(vi)100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and the Fair Market Value of assets (other than cash) received by the Borrower or any Restricted Subsidiary from:

(A)the sale or other disposition (other than to the Borrower or a Restricted Subsidiary of the Borrower) of Restricted Investments made by the Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments made after the Closing Date,

(B)the sale (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) of the Equity Interests of an Unrestricted Subsidiary, or

(C)any distribution or dividend from an Unrestricted Subsidiary, plus

(vii)in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of the Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (20) of the next succeeding paragraph or constituted a Permitted Investment, plus

(viii)the aggregate amount of Declined Amounts since the Closing Date.

This Section 7.05 will not prohibit:

(1)

the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(2)

(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any direct or indirect parent of the Borrower, or Junior Financing of the Borrower or any Guarantor, in exchange for, or out of the proceeds of a contemporaneous issuance or sale of, Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than the issuance or sale of Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

(b)

the declaration and payment of accrued dividends on the Retired Capital Stock out of the contemporaneously received proceeds of the issuance or sale (other than to a Restricted Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Restricted Subsidiaries) of Refunding Capital Stock; and

(c)

if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph of Section 7.05 and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Borrower or any direct or indirect parent of the Borrower) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision);

(3)

the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of the Borrower or any Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof;

(4)

the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness (1) existing at the time a Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in contemplation of, such Person becoming a Subsidiary or such acquisition;

(5)

the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Borrower or any direct or indirect parent of the Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of the Borrower or any direct or indirect parent of the Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (5), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (5) shall not exceed $10,000,000 in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years in an amount not to exceed $25,000,000); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a)

the cash proceeds received by the Borrower from the issuance or sale of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower that occurs after the Closing Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the immediately preceding paragraph; plus

(b)

the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) after the Closing Date; plus

(c)

the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower that are foregone in return for the receipt of Equity Interests; less

(d)

the amount of cash proceeds described in clause (a), (b) or (c) of this clause (5) previously used to make Restricted Payments pursuant to this clause (5); (provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year);

provided, further, cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Borrower, in connection with a repurchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provisions of this Agreement;

(6)

the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with the covenant described in Section 7.01;

(7)

the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) and the declaration and payment of dividends to the Borrower or any direct or indirect parent of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower issued after the Closing Date; provided, however, that (A) immediately after giving effect to the issuance of such Designated Preferred Stock, (x) the Borrower’s First Lien Net Leverage Ratio does not exceed 3.75 to 1.00 and (y) the Borrower’s Consolidated Total Net Leverage Ratio does not exceed 5.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (7) does not exceed the Net Cash Proceeds actually and contemporaneously received by the Borrower from the sale (or the contribution of the Net Cash Proceeds from the sale) of Designated Preferred Stock;
(8)

any Restricted Payments made in connection with the consummation of the Transactions, including any dividends, payments or loans made to the Borrower or any direct or indirect parent of the Borrower to enable it to make any such payments or any future payments to employees of the Borrower, any Restricted Subsidiary of the Borrower or any direct or indirect parent of the Borrower under agreements entered into in connection with the Transactions;

(9)	[reserved];
(10)

Restricted Payments that are made with Excluded Contributions so long as either (i) such Restricted Payments are made contemporaneously with the receipt of such Excluded Contributions or (ii) if not made contemporaneously, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(11)

other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed when aggregated with the amount of prepayments, redemptions, purchases, defeasement or other satisfaction prior to the scheduled maturity thereof of any Junior Financing, $12,500,000;

(12)	[reserved];
(13)	Permitted Tax Distributions;
(14)

the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to the Borrower or any direct or indirect parent of the Borrower, in the amount required for such entity to, if applicable:

(a)

pay amounts equal to the amounts required for the Borrower or any direct or indirect parent of the Borrower to pay fees and expenses (including Taxes), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of the Borrower or any direct or indirect parent of the Borrower, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Borrower or any direct or indirect parent of the Borrower, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Borrower and its Subsidiaries;

(b)

pay, if applicable, amounts equal to amounts required for the Borrower or any direct or indirect parent of the Borrower to pay interest and/or principal on Indebtedness the proceeds of which have been contributed (collectively, “Debt Contributions”) to the Borrower (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Borrower or any Restricted Subsidiary Incurred in accordance with Section 7.01 (except to the extent any such payments have otherwise been made by any such guarantor);

(c)

pay fees and expenses incurred by the Borrower or any direct or indirect parent of the Borrower related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Agreement, (ii) any unsuccessful equity or debt offering of such parent entity (or any debt or equity offering from which such parent does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by the Borrower or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to the Borrower or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Agreement;

(d)

make payments (i) to the Sponsor pursuant to or contemplated by any management agreement in an amount not to exceed 2.0% of Consolidated EBITDA in any Fiscal Year; provided that no Event of Default shall have occurred and be continuing or would occur as a consequence thereof or (ii) to or on behalf of the Sponsor for any other monitoring, consulting, management, transaction, advisory, financing, underwriting or placement services or in respect of other investment banking activities, termination or similar fees, indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses of the Sponsor including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments are approved in respect of such activities by a majority of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower in good faith;

(e)	pay franchise and excise taxes, and other fees, taxes and expenses in connection with any ownership of the Borrower or any of its Subsidiaries or required to maintain their organizational existences;
(f)

make payments for the benefit of the Borrower or any of its Restricted Subsidiaries to the extent such payments could have been made by the Borrower or any of its Restricted Subsidiaries because such payments (x) would not otherwise be Restricted Payments and also, would not otherwise be provided for under a clause above and (y) would be permitted by Section 6.18(a) or (b)(i); and

(g)

make Restricted Payments to any direct or indirect parent of the Borrower to finance, or to any direct or indirect parent of the Borrower for the purpose of paying to any direct or indirect parent of the Borrower to finance, any Investment that, if consummated by the Borrower or any of its Restricted Subsidiaries, would be a Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of the Borrower causes (i) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or any Restricted Subsidiary or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 7.03) of the Person formed or acquired into the Borrower or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 6.12;

(15)

(i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower; provided that no cash is actually advanced pursuant to this clause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(16)

purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(17)

payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement;

(18)

the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(19)

the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Borrower or any direct or indirect parent of the Borrower;

(20)

Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of $5,000,000 and 0.75% of Consolidated Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(21)	[reserved];
(22)

any Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis, the Borrower’s First Lien Net Leverage Ratio does not exceed (i) 3.75 to 1.00 for Restricted Payments described in clauses (1) and (2) of the definition of Restricted Payments, and (ii) 4.00 to 1.00 for Restricted Payments described in clauses (3) and (4) of the definition of Restricted Payments;

(23)	any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;
(24)	any Restricted Payment made in order to consummate a Specified Change of Control;
(25)

any Restricted Payment made to pay interest on the Holdco Notes not to exceed the lesser of (i) $10,500,000 and (ii) the amount of interest actually required to be paid under the Holdco Notes, in each case, in any fiscal year through 2024 so long as at the time of, and after giving effect to any such Restricted Payment, no Specified Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, that this clause (25) shall only be permitted to be utilized so long as the Holdco Notes remain unsecured and the Borrower and its Subsidiaries are not guarantors thereunder or otherwise provide credit support; and

(26)

any Restricted Payment required to pay outstanding warrants in existence on the Closing Date in amount not to exceed the greater of (x) $10,000,000 and (y) 1.50% of Consolidated Total Assets of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis so long as (i) at the time of, and after giving effect to any such Restricted Payment, no Specified Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis, the Borrower’s First Lien Net Leverage Ratio does not exceed 5.00 to 1.00 provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (11), (18), (20), (22) and (24), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.  For purposes of clauses (13) and (14) above, taxes shall include all interest and penalties with respect thereto and all additions thereto.

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, amend, modify or change any term or condition of (x) any Junior Financing Document equal to or greater than the Threshold Amount or (y) the Holdco Notes in any manner that is, taken as a whole, materially adverse to the interests of the Administrative Agent or the Lenders.

As of the Closing Date, all of the Borrower’s Subsidiaries will be Restricted Subsidiaries.  The Borrower will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.”  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.”  Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

Section 7.06.Burdensome Agreements

.  Permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)(i) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries on its Capital Stock; or (ii) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

(b)make loans or advances to Holdings or any of its Restricted Subsidiaries;

(c)create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; or

(d)sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

contractual encumbrances or restrictions of the Borrower or any of its Restricted Subsidiaries in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to Section 7.01(c);

(2)	applicable law or any applicable rule, regulation or order;
(3)

any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (3), if a Person other than the Borrower or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(4)

customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary;

(5)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(6)

customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(7)

purchase money obligations for property acquired and Capitalized Lease Obligations, to the extent such obligations impose restrictions of the nature discussed in clauses (c) or (d) in the first paragraph of this Section 7.06 on the property so acquired;

(8)

customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business and not entered into in contemplation of this Agreement to the extent such obligations impose restrictions of the type described in clauses (c) or (d) in the first paragraph of this Section 7.06 on the property subject to such lease;

(9)

any encumbrance or restriction effected in connection with a Qualified Receivables Factoring or Qualified Receivables Financing that, in the good faith determination of the Borrower, are necessary or advisable to effect such Qualified Receivables Factoring or Qualified Receivables Financing;

(10)

any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary that is incurred subsequent to the Closing Date pursuant to Section 7.01 and not entered into in contemplation of this Agreement, provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith);

(11)

any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(12)

any encumbrances or restrictions, not relating to any Indebtedness, that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or any Restricted Subsidiary or (y) materially affect the Borrower’s ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrower in good faith;

(13)

customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture and not entered into in contemplation of this Agreement; and

(14)

any encumbrances or restrictions of the type referred to in clauses 7.06(a), (b), (c) and (d) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.06, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Borrower or a Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 7.07.Accounting Changes

.  Make any change in fiscal year; provided, however, that the Borrower or any Subsidiary thereof may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Blackstone Credit Representative, in which case, the Borrower and the Administrative Agent, in consultation with the Blackstone Credit Representative will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Blackstone Credit Representative and the Borrower, to reflect such change in fiscal year.

Section 7.08.Financial Covenant

.  As of the end of each fiscal quarter of the Borrower (commencing with the first full fiscal quarter ending after the Closing Date), permit the First Lien Net Leverage Ratio as of the end of such fiscal quarter of the Borrower to be greater than 7.00 to 1.00 (the “Financial Covenant”).

Section 7.09.Holding Company

. Holdings shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Capital Stock of the Restricted Subsidiaries; (ii) the entry into, and the performance of its obligations with respect to the Loan Documents (including any Specified Refinancing Debt or any New Term Facility), any Refinancing Notes, any Incremental Equivalent Debt, any Junior Financing Document, any Permitted Ratio Debt documentation, any documentation relating to any Permitted Refinancing of the foregoing the Guarantees permitted by clause (v) below; (iii) the consummation of the Transactions; (iv) the performing of activities (including, without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, permitted by this Agreement for Holdings to enter into and perform; (v) the payment of dividends and distributions (and other activities in lieu thereof permitted by this Agreement), the making of contributions to the capital of its Subsidiaries and Guarantees of Indebtedness permitted to be incurred hereunder by any Restricted Subsidiary and the Guarantees of other obligations not constituting Indebtedness; (vi) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Capital Stock (other than Disqualified Stock) including converting into another type of legal entity; (viii) the participation in tax, accounting and other administrative matters as a member of the consolidated group of the Borrower, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (ix) the holding of any cash and Cash Equivalents (but not owning or operating any property); (x) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees and (xi) any activities incidental to the foregoing.

Section 7.10.Division of Loan Parties

. Notwithstanding anything herein or any other Loan Document to the contrary, no Loan Party that is a limited liability company may divide itself into two or more limited liability companies or series thereof (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent (acting at the direction of the Blackstone Credit Representative), except that any Loan Party that is a limited liability company may divide itself into two or more limited liability companies or series thereof (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent so long as all such limited liability companies or series thereof are Borrowers (if the entity divided is a Borrower) or Guarantors (if the entity divided is a Guarantor) and such new Borrowers or new Guarantors, as applicable, comply with the obligations set forth in Section 6.12 and the other applicable further assurances obligations set forth in the Loan Documents.

Section 7.11.Intellectual Property

. In addition and notwithstanding anything in this Agreement to the contrary, (1) any material intellectual property or material intellectual property rights owned (or held, in relation to contractual rights) by a Loan Party, in each case reasonably required for the operation of the business and registered in the U.S., shall not be transferred to or exclusively licensed to any Subsidiary that is not a Guarantor, (2) any material intellectual property owned (or held, in relation to contractual rights) and reasonably required for the operation of the business and registered in the U.S. by any Restricted Subsidiary that is not a Guarantor shall not be invested in, distributed to, disposed of to, transferred or exclusively licensed to any Subsidiary that is not a Guarantor and (3) at no time shall any Unrestricted Subsidiary own, control or hold an exclusive license to any intellectual property that is material to the business of Holdings and its Restricted Subsidiaries.

ARTICLE VIII.
Events of Default and Remedies

Section 8.01.Events of Default

.  Any of the following shall constitute an “Event of Default”:

(a)Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when due and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation, or any fee due hereunder or under any other Loan Document, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)Specific Covenants.  The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrower), 6.11 or in any Section of Article VII (subject to, in the case of Section 7.08, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)) or

Holdings fails to perform or observe any term, covenant or agreement contained in Section 7.09; or

(c)Other Defaults.  Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Borrower; or

(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect to the extent any such representation or warranty is already qualified by materiality) when made or deemed made (provided that the failure of any representation or warranty to be true and correct on the Closing Date will not constitute a Default or an Event of Default); or

(e)Cross-Default.  Any Loan Party or any Restricted Subsidiary (or, with respect to clauses (A)(y) and (B)(y) only, Parent or any of its Subsidiaries) (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (x) any Indebtedness (other than the Obligations and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the Threshold Amount or (y) the Holdco Notes so long as the Holdco Notes have an aggregate outstanding principal amount equal to or greater to the Threshold Amount or (B) fails to observe or perform any other agreement or condition, or any event or condition occurs that results, in each case relating to (x) any Indebtedness (other than the Obligations and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the Threshold Amount or (y) the Holdco Notes so long as the Holdco Notes have an aggregate outstanding principal amount equal to or greater to the Threshold Amount, in each case the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its Stated Maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Disqualified Stock or Preferred Stock) in accordance with its terms; provided further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f)Insolvency Proceedings, Etc.  Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction; or

(h)Judgments.  There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) equal to or greater than $20,000,000 (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage or (ii) an enforceable indemnity which is likely to be collectable to the extent that such Loan Party or Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA.  (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which event or events or unfunded liability or unfunded liabilities results or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (iii) with respect to a Foreign Plan, termination, withdrawal, imposition of a Lien or noncompliance with applicable Law or plan terms that would reasonably be expected to result in a Material Adverse Effect; or

(j)Invalidity of Certain Loan Documents.  Any material provision of any Collateral Document, any Guaranty, the Intercompany Subordination Agreement and/or any Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement (in each case, subject to the Legal Reservations and the Perfection Exceptions), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) or any Lien on a material portion of the Collateral ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document, any Guaranty, the Intercompany Subordination Agreement and any Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document or the Liens created thereby cease having the priority required by this Agreement or other applicable Loan Document (except as otherwise expressly provided in this Agreement or the Collateral Documents), except in each case (i) as a result of the failure of the Administrative Agent or Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents, or (ii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurers have not denied or failed to acknowledge coverage; or

(k)Change of Control.  There occurs any Change of Control that is not a Specified Change of Control.

Section 8.02.Remedies Upon Event of Default

.  If any Event of Default occurs and is continuing (including any Event of Default arising by virtue of the termination and declaration contemplated by the proviso to Section 8.01(b)), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or other groups of directing Lenders as provided in the Agreement Among Lender), take any or all of the following actions:

(a)declare the commitment (including, for the avoidance of doubt, Delayed Draw Commitment) of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon (including, without limitation, any Make-Whole Amount or prepayment premium), and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03.Right to Cure

.

(a)Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Borrower fails to comply with the requirements of the Financial Covenant, then (A) from the end of the most recently ended fiscal quarter of the Borrower until the expiration of the tenth Business Day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to Section 6.02(b) (the last day of such period being the “Anticipated Cure Deadline”), Holdings Topco shall have the right (the “Cure Right”) to issue common Equity Interests, preferred equity certificates and/or convertible preferred equity certificates (so long as such preferred equity certificates and convertible preferred equity certificates do not constitute Disqualified Stock) or in another form reasonably acceptable to the Blackstone Credit Representative for cash and contribute the proceeds therefrom in the form of common Equity Interests, to the Borrower or obtain a contribution to Holdings Topco’s equity (which shall be in the form of common Equity Interests, preferred equity certificates and/or convertible preferred equity certificates (so long as such preferred equity certificates and convertible preferred equity certificates do not constitute Disqualified Stock) or otherwise in a form reasonably acceptable to the Blackstone Credit Representative (the “Cure Equity”) and contribute the proceeds therefrom in the form of common Equity Interests to the Borrower), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrower of such Cure Right, the calculation of Consolidated EBITDA as used in the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i)Consolidated EBITDA for such fiscal quarter (and for any subsequent period that includes such fiscal quarter) shall be increased, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of amounts available under Section 7.05) or determining the Applicable Commitment Fee or Applicable Rate, provided that, in determining the Applicable Commitment Fee or the Applicable Rate, effect shall be given to the relevant Cure Amount for purposes of clause (y) in the respective definitions thereof, such that no Event of Default shall be deemed to have occurred and be continuing), by an amount equal to the Cure Amount; provided that (1) the receipt by the Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable Commitment Fee or Applicable Rate, provided that, in determining the Applicable Commitment Fee or the Applicable Rate, effect shall be given to the relevant Cure Amount for purposes of clause (y) in the respective definitions thereof, such that no Event of Default shall be deemed to have occurred and be continuing) and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the applicable period for purposes of calculating the Financial Covenant or calculating the First Lien Net Leverage Ratio, nor shall any Cure Amount held by the Borrower Parties qualify as “unrestricted cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities under the terms of this Agreement; and

(ii)if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for the purposes of this Agreement (and any other Default or Event of Default as a result thereof, including the failure to meet any condition requiring no Default or Event of Default based solely on the basis of any actual or purported Event of Default under the Financial Covenant); and

(iii)upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Lenders and in the case of clause (ii) below, the L/C Issuers (i) shall not be permitted to accelerate Loans held by them, to terminate the Revolving Credit Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the Financial Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline and (ii) shall not be obligated to make any Credit Extension under the Revolving Credit Facility.

(b)Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Facilities and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the Financial Covenant.

Section 8.04.Application of Funds

.  After the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order (or such other order as provided in the Agreement Among Lenders, which shall govern over this Section 8.04):

(a)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;

(b)second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

(c)third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;

(d)fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;

(e)fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Borrowings and obligations of the Loan Parties then owing under Secured Hedge Agreements and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16, ratably among the Lenders, the L/C Issuers, the Approved Counterparties party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (e) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit without any pending drawing, the Pro Rata Share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;

(f)sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

(g)last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrower or as otherwise required by Law;

provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.

If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above.  Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Approved Counterparty, as the case may be.  Each Cash Management Bank or Approved Counterparty not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent and Collateral Agent shall have no liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

ARTICLE IX.
Administrative Agent and Other Agents

Section 9.01.Appointment and Authorization of Agents

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(a)Each Lender and L/C Issuer hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as Administrative Agent hereunder and under the other Loan Documents (subject to the provisions in Section 9.09), and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement, each other Loan Document and the Agreement Among Lenders and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, any other Loan Document, or any other group authorized to issue instructions under the Agreement Among Lenders, together with such actions and powers as are reasonably incidental thereto.  The Administrative Agent may perform any of its duties through its officers, directors, agents, employees, or affiliates.  The provisions of this Article are solely for the benefit of the

Administrative Agent and the Lenders (and, to the extent expressly set forth in this Article, each Cash Management Bank and each Approved Counterparty), and no Loan Party shall have rights as a third party beneficiary of any of such provisions.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or the Agreement Among Lenders or otherwise exist against any Agent.  Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued (or arranged) by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents (or any of them) in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued (or arranged) by it or proposed to be issued (or arranged) by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Approved Counterparty party to a Secured Hedge Agreement) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or in trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent as Collateral Agent (and any co-agents, sub-agents and attorneys-in- fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents and the Agreement Among Lenders) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent.  Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent as Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Approved Counterparty party to a Secured Hedge Agreement).

(d)Any corporation or association into which any Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which such Agent is a party, will be and become the successor Agent, as applicable, under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 9.02.Delegation of Duties

.  The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement, any other Loan Document or the Agreement Among Lenders (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction.  The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.03.Liability of Agents

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(a)No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any other Loan Document, the Agreement Among Lenders or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Blackstone Credit Representative, the Ally Representative, the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein, in any other Loan Document or in the Agreement Among Lenders, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement, any other Loan Document or the Agreement Among Lenders, (iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document or the Agreement Among Lenders to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral or (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Loan Document or the Agreement Among Lenders, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.  The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Affiliate Lenders, Debt Fund Affiliates or Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution, a Debt Fund Affiliate or an Affiliate Lender or (y) have any liability with respect to or arising out of any assignment or participant of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Institution, Debt Fund Affiliate or Affiliate Lender. For the avoidance of doubt, no Agent shall be obligated to calculate or confirm the calculations of any financial covenants set forth herein or the other Loan Documents or in any of the financial statements of the Loan Parties. No Agent shall be liable to the Lenders for any apportionment or distribution of payments made by it to such Lenders in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover pro rata from the other Lenders any payment equal to the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

(b)The Administrative Agent shall not have any duty to (i) take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents or the Agreement Among Lenders that such Agent is required to exercise as directed in writing by the Blackstone Credit Representative and the Ally Representative, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents or the Agreement Among Lenders); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document, the Agreement Among Lenders or applicable Law; and (ii) to disclose, except as expressly set forth herein, in the other Loan Documents and in the Agreement Among Lenders, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

(c)Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution, a Debt Fund Affiliate or an Affiliate Lender.  No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions, Debt Fund Affiliates or Affiliate Lenders.

(d)In no event shall any Agent be liable for any failure or delay in the performance of their respective obligations under this Agreement or any related documents because of circumstances beyond such Agent’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Agent’s control whether or not of the same class or kind as specified above.

(e)Nothing in this Agreement or any other Loan Document shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

(f)The Agents shall have no obligation for (a) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby; (b) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times; or (c) providing, maintaining, monitoring, or preserving insurance on or the payment of taxes with respect to any Collateral.

Section 9.04.Reliance by Agents

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(a)Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons.  Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document or the Agreement Among Lenders, unless it shall first receive such advice or concurrence of the Required Lenders (or such other number of Lenders as may be expressly provided hereby or by the Agreement Among Lenders in any instance) and/or the Blackstone Credit Representative and/or the Ally Representative (as applicable) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, any other Loan Document or the Agreement Among Lenders in accordance with a request or consent of the Blackstone Credit Representative or the Required Lenders (or such other number of Lenders as may be expressly provided hereby or thereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.

Section 9.05.Notice of Default

.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or the Required Revolving Lenders, as applicable, (or, if so specified by this Agreement, all Lenders or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents) in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders or the holders of a particular Tranche.

Section 9.06.Credit Decision; Disclosure of Information by Agents

.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents and warrants to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement, the other Loan Documents and the Agreement Among Lenders and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents and warrants that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Loan Documents and the Agreement Among Lenders, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein (which in any event, shall be deemed to be furnished without representation or warranty of any kind), such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07.Indemnification of Agents

.  Whether or not the transactions contemplated hereby are consummated, each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities (determined as of the time that the applicable indemnity payment is sought (or if such indemnity payment is sought after the date on which the Total Outstandings have been paid in full and the Commitments have terminated, in accordance with their respective Pro Rata Shares of the Facilities immediately prior to the date on which the Total Outstandings are paid in full and the Commitments have terminated)), indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party upon an Agent’s demand and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person (including, for the avoidance of doubt, any such Agent-Related Person in its capacity as L/C Issuer); provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Blackstone Credit Representative, the Ally Representative, the Required Lenders (or such other number or percentage of the Lenders as shall be provided by the Loan Documents or the Agreement Among Lenders) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent any L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer under this Section 9.07 (which indemnity shall be provided by such Lenders based upon their respective Pro Rata Share of the Revolving Credit Facility).  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person.

Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of all the Facilities (determined as of the time that the applicable reimbursement payment is sought (or if such reimbursement payment is sought after the date on which the Total Outstandings have been paid in full and the Commitments have terminated, in accordance with its Pro Rata Shares of the Facilities immediately prior to the date on which the Total Outstandings are paid in full and the Commitments have terminated)) of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Agreement Among Lenders, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof.  Each Lender hereby authorizes the Administrative Agent and Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or the Collateral Agent to such Lender from any source against any amount due to the Administrative Agent or the Collateral Agent under this Section 9.07. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

Section 9.08.Agents in their Individual Capacities

.  Any Agent and its Affiliates may make loans to, issue (or arrange) letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them.  With respect to its Loans, if applicable, such Agent shall have the same rights and powers under this Agreement, the other Loan Documents and the Agreement Among Lenders as any other Lender and may exercise such rights and powers as though it were not, if applicable, an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include, if applicable, such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).

Section 9.09.Successor Agents

.

(a)The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Borrower and the Lenders.  If the Administrative Agent or Collateral Agent or a controlling Affiliate of the Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Required Lenders or the Borrower may remove such Agent from such role upon ten (10) days’ written notice to the Lenders. In addition, as long as Blackstone Credit Entities constitute the Required Lenders, the Required Lenders may remove the Administrative Agent at any time, with or without cause and without the consent of the Borrower (provided, the foregoing shall have no effect on the rights of the Borrower in the immediately succeeding sentence with respect to consent over appointment of a replacement Administrative Agent).  Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f), or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent (other than to the extent subject to an Agent-Related Distress Event or if the Administrative Agent is being removed as a result of it being a Disqualified Institution), as applicable, may (but shall not be required to) appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring or removed Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated.  After the retiring Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal, the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder, under the Agreement Among Lenders, and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent.  Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than as specifically set forth in clause (i) above of this Section 9.09(a) but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring or removed Agent was acting as Administrative Agent or Collateral Agent, as applicable (and in performing its duties and obligations under clause (i) above of this Section 9.09(a)).  At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the

Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the Borrower and the Required Lenders.

(b)[Reserved].

Section 9.10.Administrative Agent May File Proofs of Claim

.  In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligation and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel to the extent provided for herein and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11.Collateral and Guaranty Matters

.  Each of the Lenders (including in their capacities as potential Approved Counterparties party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement) and the L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall to the extent requested by the Borrower or, solely in the case of clause (d) below, to the extent provided for under this Agreement,

(a)release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration without any pending drawing or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party nor is required to become a Loan Party (but no release of such Lien shall occur on account of this Section 9.11(a) as a result of any foreclosure of a Lien to the extent such foreclosure would otherwise be a permitted disposition or other permitted transaction hereunder), (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) that constitutes Excluded Property as a result of an occurrence not prohibited hereunder, (v) any equity interests in a Person that becomes and continues to be an Immaterial Subsidiary or an Excluded Subsidiary (other than by operation of clause (b) of the definition; except if (1) any Subsidiary that becomes a non-Wholly Owned Subsidiary after the Closing Date as a result of (x) the issuance or other Disposition of Equity Interests of such Subsidiary in either case to a Person that is not a Loan Party or an Affiliate of a Loan Party, (y) such issuance or Disposition was not entered into in contemplation of such Subsidiary’s ceasing to constitute a Loan Party or in contemplation of this release provision and (z) such issuance or Disposition was pursuant to a bona fide joint venture otherwise permitted to exist under the other terms of this Agreement and (2) no Event of Default has occurred and is continuing or would be reasonably expected to result therefrom, then such Person becoming and continuing to be an Excluded Subsidiary may be released hereby) or (vi) owned by a Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b)release or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1) (solely with respect to cash deposits), (4) (solely with respect to cash deposits), (5) (solely to subordinate to such Lien, but not to release any assets subject to it), (6) (only with regard to Section 7.01(d)), (9), (11) (solely with respect to cash deposits), (16), (17) (other than with respect to self-insurance arrangements), (18) (solely to the extent constituting Excluded Property), (21), (23) (solely to the extent relating to a lien of the type allowed pursuant to clause (9) of the definition thereof), (25) (solely to the extent relating to a lien of the type allowed pursuant to clause (6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant to Section 7.01(d)), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, required or permitted to be senior to or pari passu with such Liens), (29) (solely with respect to cash deposits), (34), (39) (only for so long as required to be secured for such letter of intent or investment), (45), (46) (solely to subordinate to such Lien, but not to release any assets subject to it) and (48) of the definition thereof;

(c)release any Guarantor from its obligations under the applicable Guaranty if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes and continues to be an Excluded Subsidiary (other than by operation of clause (b) of the definition; except if (1) any Subsidiary that becomes a non-Wholly Owned Subsidiary after the Closing Date as a result of (x) the issuance or other Disposition of Equity Interests of such Subsidiary in either case to a Person that is not a Loan Party or an Affiliate of a Loan Party, (y) such issuance or Disposition was not entered into in contemplation of such Subsidiary’s ceasing to constitute a Loan Party or in contemplation of this release provision and (z) such issuance or Disposition was pursuant to a bona joint venture otherwise permitted to exist under the other terms of this Agreement and (2) no Event of Default has occurred and is continuing or would be reasonably expected to result therefrom, then such Person becoming and continuing to be an Excluded Subsidiary may be released hereby) as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Refinancing Debt, any Refinancing Notes, any Incremental Equivalent Debt or, to the extent incurred by a Loan Party, any other Indebtedness, in each case, with an aggregate outstanding principal amount in excess of $5,000,000; and

(d)enter into any Intercreditor Agreement contemplated by this Agreement without any further approval of the Lenders.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.  In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.  Additionally, upon reasonable request of the Borrower, the Collateral Agent will return possessory Collateral held by it that is released from the security interests created by the Collateral Documents pursuant to this Section 9.11; provided that in each case of this Section 9.11, the Borrower shall have delivered to the Administrative Agent and Collateral Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents and that such release is permitted hereby (and the Secured Parties hereby authorize and direct the Agents to rely on such certificate in performing their obligations under this Section 9.11); provided, that in the event that the Collateral Agent loses or misplaces any possessory collateral delivered to the Collateral Agent by the Borrower, upon reasonable request of the Borrower, the Collateral Agent shall provide a loss affidavit to the Borrower, in the form customarily provided by the Collateral Agent in such circumstances.

Section 9.12.No Other Duties, No Fiduciary Relationship

.  Anything herein to the contrary notwithstanding, neither of the Administrative Agent, Ally Representative nor the Blackstone Credit Representative shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. None of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13.Secured Cash Management Agreements and Secured Hedge Agreements

.  Except as expressly set forth herein, no Cash Management Bank or Approved Counterparty that obtains the benefits of Section 8.04, the waterfall set forth in the Agreement Among Lenders, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Each Cash Management Bank and Approved Counterparty, upon the Administrative Agent’s receipt of a Secured Party Designation Notice, shall be an intended third-party beneficiary of the provisions hereof and of the other Loan Documents that expressly benefit the Cash Management Banks and Approved Counterparties, as applicable.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Approved Counterparty, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Maturity Date.

Section 9.14.Appointment of Supplemental Agents, Incremental Arrangers, Incremental Equivalent Debt Arrangers and Specified Refinancing Agents

.

(a)It is the purpose of this Agreement, the other Loan Documents and the Agreement Among Lenders that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement, any of the other Loan Documents or the Agreement Among Lenders, and in particular in case of the enforcement of any of the Loan Documents or the Agreement Among Lenders, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or in the Agreement Among Lenders or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent, as applicable (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b)In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent, to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents or in the Agreement Among Lenders and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent and the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Supplemental Agent, as the context may require.

(c)Should any instrument in writing from Holdings Topco, the Borrower or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Holdings Topco or the Borrower, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent.  In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Agent.

(d)In the event that the Borrower appoints or designates any Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent pursuant to Sections 2.14, 2.15 and 2.18, as applicable, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, as applicable, shall be exercisable by and vest in such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to the extent, and only to the extent, necessary to enable such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to exercise such rights, powers and privileges with respect to the New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, as applicable, and to perform such duties with respect to such New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent shall run to and be enforceable by either the Administrative Agent or such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent, as the context may require, provided that the Administrative Agent shall have the sole and exclusive right to designate counsel for purposes of any reimbursement limitation hereunder.  Each Lender and L/C Issuer hereby irrevocably appoints any Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to act on its behalf hereunder and under the other Loan Documents pursuant to Sections 2.14, 2.15 and 2.18, as applicable, and designates and authorizes such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto.

Section 9.15.Intercreditor Agreement

.  The Administrative Agent and the Collateral Agent are authorized by the Lenders and each other Secured Party to, (a) enter into the Agreement Among Lenders and (b) to the extent required by the terms of the Loan Documents, (i) enter into any Intercreditor Agreement contemplated by this Agreement, (ii) enter into any Collateral Document, or (iii) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any Intercreditor Agreement, Collateral Document, consent, filing or other action will be binding upon them.  Each Lender and each other Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Agreement Among Lenders and any Intercreditor Agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Agreement Among Lenders and any Intercreditor Agreement contemplated by this Agreement or Collateral Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

Section 9.16.Withholding Tax

.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph.  The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

Section 9.17.Certain ERISA Matters

.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent, the Ally Representative, the Blackstone Credit Representative and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent (in consultation with the Blackstone Credit Representative and the Ally Representative), in its sole discretion, and such Lender.

(b)In addition, unless either subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent, the Blackstone Credit Representative, the Ally Representative and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: none of the Administrative Agent, the Collateral Agent, the Ally Representative, the Blackstone Credit Representative or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X.
Miscellaneous

Section 10.01.Amendments, Etc.

Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letters and the Agreement Among Lenders), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent or Collateral Agent, as applicable, at the instruction of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent or Collateral Agent, as applicable, to the extent it is not a Defaulting Lender (other than with respect to any amendment or waiver contemplated in (i) clause (h) below, which shall only require the consent of the Required Revolving Lenders or (ii) clause (i) below, which shall only require the consent of the Required Delayed Draw Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of (or amendment to the terms of) any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under the last two paragraphs of this Section 10.01), it being understood that the waiver of any obligation to pay interest at the Default Rate, or the amendment or waiver of any mandatory prepayment of Loans under the Term Facilities shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;

(c)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or (subject to clause (ii) of the proviso following clause (g) below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of First Lien Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in any fees based thereon; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)modify the provisions of Section 2.05(a), 2.12(a), 2.13 or 8.04 in a manner that would by its terms alter the pro rata sharing or application of payments required thereby without the written consent of each Lender directly and adversely affected thereby and, in the case of any modification of Section 8.04 or the waterfall set forth in the Agreement Among Lenders, the written consent of each Cash Management Bank and each Approved Counterparty directly and adversely affected thereby;

(e)change (i) any provision of this Section 10.01 (other than the last two paragraphs of this Section), or the definition of Required Lenders or Majority Lenders, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e) or modifications in connection with repurchases of Term Loans, amendments with respect to the New Term Facilities and amendments with respect to extensions of maturity, which shall only require the written consent of each Lender directly and adversely affected thereby), without the written consent of each Lender and, in the case of any amendment to this Section 10.01 that adversely affects any Cash Management Bank or Approved Counterparty such Cash Management Bank or Approved Counterparty, as the case may be,  or (ii) the definition of “Required Revolving Lenders,” without the written consent of each Revolving Credit Lender;

(f)other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g)other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;

(h)waive any condition precedent set forth in Section 4.02 with respect to Credit Extensions involving the Revolving Credit Facility, in each case, without the written consent of the Required Revolving Lenders; provided, however, that the amendments, modifications waivers and consents described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders;

(i)(x) change the definition of Required Delayed Draw Lenders or (y) waive any condition precedent set forth in Section 4.02 without the consent of the Required Delayed Draw Lenders; provided, however, that the amendments, modifications waivers and consents described in this clause (i) shall not require the consent of any Lenders other than the Required Delayed Draw Lenders; or

(j)subordinate the payment priority of the Obligations or subordinate the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) in the Collateral without the written consent of each Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrower and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application or other Issuer Document relating to any Letter of Credit issued (or arranged) or to be issued (or arranged) by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in their respective capacities as such, in addition to the Borrower and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document (provided, that any amendment or modification to the Agent Fee Letter, or waiver of any rights or privileges thereunder, shall only require the consent of the Borrower and the Agents party thereto); (iii) the lenders may enter into a separate agreement among lenders from time to time, subject in the case of any modification of the waterfall set forth in the Agreement Among Lenders (or any separate agreement among lenders having the effect of such a modification), to the written consent of each Cash Management Bank and each Approved Counterparty directly and adversely affected thereby; and (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification and (v) no amendment, waiver or other modification of the Loan Documents that causes all obligations under Secured Cash Management Agreements or Secured Hedge Agreements to be guaranteed and secured other than, subject to the terms of the Agreement Among Lenders (as in effect on the date hereof or modified in accordance with this Section 10.01), on a pari passu basis with all of the Obligations hereunder, or to be secured by less than all of the collateral securing the Obligations hereunder, shall be effective without the consent of each Cash Management Bank and Approved Counterparty directly and adversely affected thereby.  Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Affiliate Lenders (other than Debt Fund Affiliates), except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender or Affiliate Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender or Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or Affiliate Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender or Affiliate Lender.  Notwithstanding anything to the contrary herein, any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of only the Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time.

This Section 10.01 shall be subject to any contrary provision of Section 2.14 or Section 2.18.  In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) amendments and modifications in connection with any incurrence of New Term Loans or any increase to an existing Term Loan Tranche, in each case, in transactions provided for by Section 2.14 in order to increase the interest rate margin, increase the interest rate floor, increase, extend or add any prepayment premium, increase, extend or add any call protection or increase the amortization schedule with respect to any existing Term Loan Tranche, in each case, in order to cause any such New Term Loans or increase to such Term Loan Tranche to be fungible with such existing Term Loan Tranche may be effected without such Lenders’ consent, and amendments and modifications in connection with the transactions provided for by Section 2.14 or 2.18 that benefit existing Lenders may be effected without such Lenders’ consent, (b) if the Blackstone Credit Representative, the Ally Representative and the Borrower shall have (x) reasonably agreed to enter into any technical amendments or modifications in connection with a Specified Change of Control or (y) jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent (acting at the direction of the Blackstone Credit Representative and the Ally Representative) and the Borrower shall be permitted to amend or modify such provision, if in the case of amendments or modifications contemplated by this clause (b) the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof, (c) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to be consistent with this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document and (d) the amendments referred to in Section 3.09 may be effected in accordance with the terms of such section.

Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts actually included in determining whether the threshold in the definition of “Required Lenders” has been satisfied.  The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrower may make one or more loan modification offers to (i) all of the specified Lenders of any Facility that would, if and to the extent accepted by any such Lender (each, an “Accepting Lender”), (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and/or change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of Accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement (which new “Facility” (along with the Lenders providing it) shall, for the avoidance of doubt, be subject to (and bound by) the terms of the Agreement Among Lenders); provided that (x) such loan modification offer is made to each Lender offered on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Blackstone Credit Representative and the Ally Representative) and (y) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, the Collateral Agent or any L/C Issuer, without its prior written consent or (ii) the specified Lenders of any Facility that would, if and to the extent accepted by any Accepting Lender, (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and, if applicable, change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such

Facility (in each case solely with respect to the Loans and Commitments of Accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided that (w) in no event shall such extended Loans and Commitments (1) have covenants that are more restrictive to the Borrower than the terms applicable to the non-extended Loans and Commitments of the original Facility from which such Loans and Commitments are extended (the “Non-Extended Loans and Commitments”), (2) have a higher Applicable Rate and/or fees than the Non-Extended Loans and Commitments or (3) receive a greater than ratable share of any optional or mandatory prepayments than such Non-Extended Loans and Commitments, in each case, prior to the final maturity date of such Non-Extended Loans and Commitments applicable at the time of such loan modification, (x) such loan modification offer is made to the Accepting Lenders under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Accepting Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Blackstone Credit Representative and the Ally Representative), (y) if the aggregate principal amount of Revolving Credit Commitments or Term Loans in respect of which Lenders shall have accepted the relevant loan modification offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments or Term Loans of such Accepting Lenders, as applicable, subject to the loan modification offer, then the Revolving Credit Commitments or Term Loans, as applicable, of the Lenders of the applicable Facility who were not provided with the opportunity to extend their Revolving Credit Commitments or Term Loans may have their Revolving Credit Commitments terminated or Term Loans repaid on a non-ratable basis up to such maximum amount based on the respective principal amounts with respect to which the Accepting Lenders have accepted such loan modification offer and (z) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, the Collateral Agent or any L/C Issuer, without its prior written consent.

In connection with any such loan modification offer, the Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent (acting at the direction of the Blackstone Credit Representative and the Ally Representative) such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrower and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer)) to the extent necessary or appropriate, in the judgment of the Blackstone Credit Representative or the Ally Representative, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” hereunder).  No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion.  On the effective date of any loan modification applicable to the Revolving Credit Facility, the Borrower shall prepay any Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders) outstanding on such effective date (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders), as the case may be, ratable with any revised Pro Rata Share of a Revolving Credit Lender in respect of the Revolving Credit Facility arising from any non-ratable loan modification to the Revolving Credit Commitments under this Section 10.01.  Notwithstanding the foregoing, no modification referred to above shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, Section 6.14 and/or Section 6.16 with respect to Holdings, the Borrower, all material Guarantors and each other Guarantor that is organized in a jurisdiction for which local counsel to the Administrative Agent in such jurisdiction advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction.

Section 10.02.Notices; Electronic Communications

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(a)General.  Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to Holdings, the Borrower, any other Loan Party, the Administrative Agent, the Collateral Agent, the Blackstone Credit Representative, the Ally Representative or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and

(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT- RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc.  Each of Holdings, the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and each L/C Issuer may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders.  The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof except to the extent such reliance is deemed to be gross negligence or willful misconduct of the Administrative Agent, Collateral Agent, L/C Issuer or Lender in a final non-appealable judgment of a court of competent jurisdiction.  The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower to the extent required by Section 10.05.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03.No Waiver; Cumulative Remedies; Enforcement

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(a)No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 8.02 for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, or (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13); and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.  In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Section 10.04.Expenses

.  The Borrower agrees (a) to pay or reimburse the Administrative Agent, Blackstone Credit, Ally and the other Agents for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable and documented fees, disbursements and other charges of (x) one primary counsel to Administrative Agent and the Collateral Agent and, if necessary, one local counsel to the Administrative Agent and Collateral Agent in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty, in each case, in jurisdictions material to the interests of the Agents or the Lenders, (y) one primary counsel to Blackstone Credit and the Blackstone Credit Representative, and, if necessary, one local counsel to Blackstone Credit and the Blackstone Credit Representative in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty, in each case, in jurisdictions material to the interests of the Lenders) and (z) one primary counsel to Ally and the Ally Representative, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, Blackstone Credit, the Blackstone Credit Representative, Ally, the Ally Representative, the other Agents and each Lender (including for the avoidance of doubt, each L/C Issuer) for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of (x) one primary counsel to the Administrative Agent and the Collateral Agent and, if necessary, one local counsel to the Administrative Agent and the Collateral Agent in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty, in each case, in jurisdictions material to the interests of the Agents or the Lenders, (y) one primary counsel to Blackstone Credit, the Blackstone Credit Representative, the other Agents and the Lenders (other than Ally) taken as a whole, and, if necessary, of one local counsel to Blackstone Credit and the Blackstone Credit Representative in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of special counsel for each relevant specialty, in each case, in jurisdictions material to the interests of the Lenders and (z) one primary counsel to Ally and the Ally Representative, and, in the event of any actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of similarly affected Lenders or Agents subject to such conflict after notification to the Borrower).  The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent.  All amounts due under this Section 10.04 shall be paid within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least three Business Days prior to the Closing Date).  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrower shall immediately reimburse the Administrative Agent, as applicable.  This Section 10.04 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax cost or expense.  For purposes of this Section 10.04, the Agreement Among Lenders shall constitute a Loan Document.

Section 10.05.Indemnification by the Borrower

.  The Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender, each L/C Issuer, Blackstone Credit, Ally and each of their respective Affiliates (including (x) with respect to Blackstone Credit and any other Blackstone Credit Entity that is an Agent, the Blackstone Credit Representative or a Lender, any other Blackstone Credit Entity and (y) with respect to Ally and any Affiliate thereof that is an L/C Issuer, the Ally Representative or a Lender), and each partner, director, officer, employee, counsel, advisor, controlling person and other representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable and documented fees, disbursements and other charges of (i) one counsel to the Administrative Agent, the Collateral Agent and their respective Related Parties, (ii) one counsel to the other Indemnitees taken as a whole, (iii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders, (iv) if necessary, one local counsel to the Administrative Agent, the Collateral Agent and their respective Related Persons in each jurisdiction material to the interests of such Persons (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) and (v) if necessary, one local counsel to the other Indemnities in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or threatened claim, litigation, investigation or Proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or other Proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document, the Agreement Among Lenders, or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (A) the bad faith (other than in the case of the Administrative Agent, the Collateral Agent or their respective Related Parties), gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of its officers, directors, employees, agents, advisors, or members of any of the foregoing (as determined by a final and non-appealable judgment by a court of competent jurisdiction) or (B) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent or any other Agent or any L/C Issuer, in each case in their respective capacities as such) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrower or its Subsidiaries; or (y) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property currently or formerly owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, ((x) and (y), collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee regardless of whether such Indemnitee is a party thereto, and whether or not such Proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith (other than in the case of the Administrative Agent, the Collateral Agent or their respective Related Parties) or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05.  In the case of an investigation, litigation or other Proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or other Proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto.  Should any investigation, litigation or other Proceeding be settled, or if there is a judgment in any such investigation, litigation or other Proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrower shall not be liable for any settlement (other than by the Administrative Agent, the Collateral Agent or their respective Related Parties) effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).  All amounts due under this Section 10.05 shall be payable within 30 days after demand therefor.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.  This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  For purposes of this Section 10.05, the Agreement Among Lenders shall constitute a Loan Document.

Section 10.06.Payments Set Aside

.  To the extent that any payment by or on behalf of the Borrower is made to any Agent, to any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender, in each case in their capacities as such, exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07.Successors and Assigns

.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution to the extent the list of Disqualified Institutions has been made available to the Lenders) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it; provided that, for the avoidance of doubt, Delayed Draw Term Loans, and any rights and obligations with respect thereto, may be traded separate from any Delayed Draw Commitments, and any rights and obligations with respect thereto); provided that:

(i)(A) in the case of an assignment (x) of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or (y) to another Lender, an Affiliate of a Lender, an Approved Fund

(other than any Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the Lenders), or to funds and accounts managed, advised or sub-advised by Blackstone Credit, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date of the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, in the case of any assignment in respect of each of the Revolving Credit Facility or a Term Facility, in each case unless each of the Blackstone Credit Representative, the Ally Representative and, so long as no Event of Default under Section 8.01(a) or (solely with respect to the Borrower) (f) or (g) has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.07 and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided that (x) the Borrower shall have an absolute consent right with regards to any proposed assignment to a Disqualified Institution and (y) investment objectives and/or history of any proposed lender or its Affiliates, shall be a reasonable basis for the Borrower to withhold consent) shall be required for any assignment provided that Borrower’s consent shall not be required if: (1) an Event of Default under Section 8.01(a) or (solely with respect to the Borrower) (f) or (g) has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund (other than any Disqualified Institution), to funds and accounts managed, advised or sub-advised by Blackstone Credit or any Blackstone Credit Investor or (3) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender (provided that such Affiliate must be a controlled bank affiliate and not a loan syndicate affiliate), or in the case of Blackstone Credit, (w) to another Revolving Credit Lender, (x) an Affiliate of such other Revolving Credit Lender (provided that such Affiliate must be a controlled bank affiliate and not a loan syndicate affiliate), (y) an Approved Fund other than any Disqualified Institution), or (z) to funds and accounts managed, advised or sub-advised by Blackstone Credit or any Blackstone Credit Investor; provided further that (1) the Borrower shall be deemed to have consented to any assignment unless the Borrower objects thereto by written notice to the

Administrative Agent within ten (10) Business Days after having received notice thereof and other than any Disqualified Institution) and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless (1) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate or a Lender or an Approved Fund or to funds and accounts managed, advised or sub-advised by Blackstone Credit or (2) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender or an Affiliate or a Revolving Credit Lender (provided that such Affiliate must be a controlled bank affiliate and not a loan syndicate affiliate), or in the case of Blackstone Credit, (w) to another Revolving Credit Lender, (x) an Affiliate of such other Revolving Credit Lender (provided that such Affiliate must be a controlled bank affiliate and not a loan syndicate affiliate), (y) an Approved Fund other than any Disqualified Institution), or (z) to funds and accounts managed, advised or sub-advised by Blackstone Credit (provided that in each case the Administrative Agent shall acknowledge any such assignment) and (C) the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; provided, however, that the consent of each L/C Issuer shall not be required for any assignment) in respect of a Term Loan;

(iv)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (except (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments, (y) no processing and recordation fee shall be payable in the case of assignments by a Blackstone Credit Entity (or an Approved Fund of a Blackstone Credit Entity) to another Blackstone Credit Entity, a Blackstone Credit Investor, or (for the avoidance of doubt) an Approved Fund of a Blackstone Credit Entity and (z) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment).  Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire and its applicable tax form;

(v)no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (B) to any natural person, (C) to any Disqualified Institution, (D) to Holdings or any of its Subsidiaries except as permitted under clause (j) below or (E) to any Affiliate Lender except as permitted under Section 10.07(i);

(vi)no Revolving Credit Commitments, Revolving Credit Loans or Delayed Draw Term Loans may be assigned to any Affiliate Lender;

(vii)the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower evidencing such Loans to the Borrower or the Administrative Agent; and

(viii)in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any L/C Issuer or Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08).  Upon request, and the surrender by the assigning Lender of its Note (or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).  In connection with obtaining the Borrower’s consent to assignments in accordance with this clause (b), the Borrower shall be permitted to designate up to three additional individuals (which, for the avoidance of doubt, may include officers or employees of the Sponsor) who shall be copied on any consent requests (or receive separate notice of such proposed assignments) from the Administrative Agent; provided that a failure to so copy such individuals shall not render such assignments invalid or ineffective.

(c)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The Administrative Agent may, from time to time, update the Register (and shall, if updated, provide notice of such update to each applicable Lender having a Delayed Draw Commitment, solely to the extent such update relates to any Delayed Draw Term Loan or Delayed Draw Commitment held by such Lender) to reflect that any Delayed Draw Term Loans issued on a given date have been de-linked from the related remaining Delayed Draw Commitment (which, for the avoidance of doubt, shall have been reduced by the aggregate amount of all related Delayed Draw Term Loans).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender.  The Register shall be available for inspection by the Borrower, any Agent and any Lender (but only to entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice.  This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d)Any Lender may at any time, without the consent of, or notice (other than as set forth in clause (iv) below) to, the Borrower, the Administrative Agent or the L/C Issuers, sell participations to any Person (other than a natural person, an Affiliate Lender (other than a Debt Fund Affiliate), a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender, or a Disqualified Institution, to the extent the list of Disqualified Institutions has been made available to the selling Lender at its request) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) prior to selling any participation in any Revolving Credit Commitments, such Lender shall have provided the Borrower with not less than five Business Days’ advance notice of such sale.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (in the case of any amendment, waiver or other modification described in clause (a), (b) or (c) of such proviso, that directly and adversely affects such Participant).  Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections (it being understood that the documentation required under Section 3.01(g) shall be delivered solely to the participating Lender) and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)A Participant (i) agrees to be subject to the provisions of Section 3.08 as if it were an assignee pursuant to Section 10.07(b) and (ii) shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.

(f)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution or a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b).  Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including under Section 3.01, 3.04 or 3.05), except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place.  Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder.  Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)Notwithstanding anything to the contrary herein, so long as no Default or Event of Default exists, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to any Other Affiliate (including any Debt Fund Affiliate), but only if:

(i)the assigning Lender and Other Affiliate purchasing such Lender’s Term Loans, Specified Refinancing Term Loans or New Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto in lieu of an Assignment and Assumption together with (x) a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and (y) if the Other Lender is not an existing Lender, an Administrative Questionnaire and all applicable tax forms required pursuant to Section 3.01(g);

(ii)after giving effect to such assignment, Other Affiliates (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans, pari passu Specified Refinancing Term Loans and New Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Term Loans, pari passu Specified Refinancing Term Loans and New Term Loans then outstanding (calculated as of the date of such purchase); and

(iii)such Other Affiliate (other than Debt Fund Affiliates) shall at all times thereafter be subject to the voting restrictions specified in Section 10.01.

(j)Notwithstanding anything to the contrary herein, so long as no Default or Event of Default, in each case, pursuant to Sections 8.01(a), (f) or (g) exists, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to Holdings or any of its Subsidiaries, but only if:

(i)(A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis or (B) such assignment is made as an open market purchase;

(ii)the Borrower and its Subsidiaries do not use the proceeds of the Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or refinanced pursuant to Section 2.18) or the Delayed Draw Term Loans to acquire such Term Loan or such Delayed Draw Term Loan, as applicable; and

(iii)any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries.

In connection with any assignment pursuant to Section 10.07(i) or (j), each Lender acknowledges and agrees that, in connection therewith, (1) the Other Affiliates, the Borrower and/or any of its Subsidiaries may have, and later may come into possession of, information regarding the Sponsor, the Borrower, any of its Subsidiaries and/or any of their respective Affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such assignment (including material non-public information) (“Excluded Information”), (2) such Lender, independently and, without reliance on the Other Affiliates, the Borrower, any of its Subsidiaries, any Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Other Affiliates, the Borrower, any of its Subsidiaries, any Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Other Affiliates, the Borrower, any of its Subsidiaries, any Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.

(k)Notwithstanding anything to the contrary herein, (i) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender to which representatives of the Borrower are not then present, (ii) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by the Administrative Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, (iii) no assignments in respect of the Revolving Credit Facility may be made to the Sponsor or any Affiliate of the Sponsor and (iv) neither the Sponsor nor any Affiliate of the Sponsor (other than Debt Fund Affiliates) may be entitled to receive advice of counsel to the Agents or other Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or other Lender.  Each of the Borrower and each Affiliate Lender (other than any Debt Fund Affiliates) hereby agrees that if a case under Title 11 of the Bankruptcy Code is commenced against the Borrower, such Affiliate Lenders, with respect to any plan of reorganization that does not adversely affect any Affiliate Lender in any material respect as compared to other Lenders of a Tranche, shall be deemed to have voted in the same proportion as the Lenders of the same Tranche that are not Affiliate Lenders voting on such matter (provided, that any Debt Fund Affiliate will not be subject to such voting limitations and will be entitled to vote as if it was a Lender), except that for any Required Lender vote, Debt Fund Affiliates may not, in the aggregate, account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment or waiver; and each Affiliate Lender (other than any Debt Fund Affiliates) hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code.

(l)Notwithstanding anything to the contrary herein, any L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer; provided that absent the expiration or the termination of the Revolving Credit Commitments for which such L/C Issuer is also a Lender, (x) on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and (y) the effectiveness of such resignation pursuant to this paragraph shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer.  If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)).  Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(m)The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the principal amounts (and stated interest) of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended, successor or final version).  The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(n)In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrower and any other Loan Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.

Section 10.08.Confidentiality

.  Each of the Agents and the Lenders severally (and not jointly) agree to maintain the confidentiality of the Information, except that Information may be disclosed (a) (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices) (ii) if such Person is a Blackstone Credit Entity, to any other Blackstone Credit Entity; (iii) in each case, to each of the foregoing’s permitted, actual or potential, assignees and transferees; and (iv) in each case, to each of the following as they relate to any Persons referred to in the foregoing subclauses (i) through (iii): managers, administrators, directors, officers, employees, trustees, partners, funding sources, current and prospective investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing Person shall be responsible for compliance with this Section 10.08 by the Persons to whom such disclosure is made pursuant to this clause (a)); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to promptly notify the Borrower prior to such disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of Holdings Topco; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Agent or Lender or any Affiliate of any Agent or Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Agent or Lender);

(k) to any contractual counterparty (or prospective contractual counterparty) in any swap, hedge, or similar agreement or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor (other than a Disqualified Institution); or (l) to any other party to this Agreement. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement on a confidential basis to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided, that such Person is advised and agrees to be bound by the provisions of this Section 10.08.

For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent, each Lender and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning Holdings or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

Section 10.09.Setoff

.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent (acting at the direction of the Blackstone Credit Representative), without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll or trust fund accounts, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document (or other Secured Document (as defined in the Security Agreement)), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Secured Document (as defined in the Security Agreement)) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have.  Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary or FSHCO, in each case, constitute security for, or shall the proceeds of such assets be available for, payment of the Obligations of the Borrower, it being understood that the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

Section 10.10.Interest Rate Limitation

.  Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11.Counterparts

.  This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12.Integration; Effectiveness

.  This Agreement, the other Loan Documents and the Agreement Among Lenders, and those provisions of the Commitment Letter (as defined in the Blackstone Credit Fee Letter) and the Blackstone Credit Fee Letter that, by their terms, survive the termination or expiration of the Commitment Letter or the Closing Date, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  It is expressly agreed and confirmed by the parties hereto that the provisions of the Fee Letters shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date, and shall continue in effect thereafter in accordance with their terms.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the

Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.

Section 10.13.Survival of Representations and Warranties

.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized).

Section 10.14.Severability

.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15.Governing Law; Jurisdiction; Etc.

(a)Governing Law.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)Submission to Jurisdiction.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY OTHER JURISDICTION), AND EACH OF THE PARTIES HERETO

IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)Waiver of Venue.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 10.15.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16.Service of Process

.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.17.Waiver of Right to Trial by Jury

.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18.Binding Effect

.  When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 7.03.

Section 10.19.No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and Holdings acknowledge and agrees, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of Holdings and its Subsidiaries and any Agent, Ally Representative or Blackstone Credit Representative is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent, Ally Representative or Blackstone Credit Representative has advised or is advising Holdings and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents, Ally Representative and Blackstone Credit Representative are arm’s-length commercial transactions between Holdings and its Subsidiaries, on the one hand, and the Agents, the Ally Representative and Blackstone Credit Representative on the other hand, (C) the Borrower and Holdings have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower and Holdings are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Agent and the Blackstone Credit Representative is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or any of its respective Affiliates, or any other Person and (B) neither any Agent, the Ally Representative or the Blackstone Credit Representative has any obligation to Holdings or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Ally Representative, the Blackstone Credit Representative and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their respective Affiliates, and neither any Agent, the Ally Representative or the Blackstone Credit Representative has any obligation to disclose any of such interests and transactions to Holdings, the Borrower or its respective Affiliates.  To the fullest extent permitted by law, Holdings and the Borrower hereby waives and releases any claims that it may have against the Agents, Blackstone Credit Representative and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and neither any Agent nor any Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  No Lender shall have any liability for the acts of any other Lender.  No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

Section 10.20.Affiliate Activities

. The Borrower and Holdings acknowledge that each of Agent and Blackstone Credit (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals.  In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments.  Such investment and other activities may involve securities and instruments of Holdings and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of Holdings and its Affiliates or (iii) have other relationships with Holdings and its Affiliates.  In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons.  It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Holdings and its Affiliates or such other entities.  The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.

Section 10.21.Electronic Execution of Assignments and Certain Other Documents

.  The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22.USA PATRIOT Act; Beneficial Ownership

.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.  Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.  At any time or from time to time upon the request of the Administrative Agent, each Loan Party will, at its expense, promptly provide Lenders with any information and documentation reasonably requested for purposes of compliance with the Beneficial Ownership Regulation (31 C.F.R. 1010.230, as amended) or other applicable anti-money laundering laws under 31 U.S.C. 5318(h) and its implementing regulations.

Section 10.23.Judgment Currency

.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the

Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the relevant Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.24.Acknowledgement and Consent to Bail-In of EEA Financial Institutions

.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.25.Acknowledgement Regarding Any Supported QFCs

.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)	As used in this Section 10.25, the following terms have the following meanings:

(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with 12 U.S.C. 1841(k)) of such party.

(ii)“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with 12 C.F.R § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

LD LOWER HOLDINGS, INC.

By:	/s/ Dawn M. Wilson Name:Dawn M. Wilson Title:Secretary and Treasurer

LD TOPCO, INC.

By:	/s/ Dawn M. Wilson Name:Dawn M. Wilson Title: Treasurer

LD Intermediate Holdings, Inc.

By:	/s/ Dawn M. Wilson Name:Dawn M. Wilson Title: Secretary and Treasurer

WVLD ACQUISITION CORP.

By:	/s/ Dawn M. Wilson Name:Dawn M. Wilson Title: Secretary and Treasurer

[Signature Page to Credit Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ Nicole Kroll Name:Nicole Kroll Title:Assistant Vice President

[Signature Page to Credit Agreement]

BLACKSTONE SECURED LENDING FUND, as a Lender

By:	/s/ Marisa Beeney Name:Marisa Beeney Title:Authorized Person

[Signature Page to Credit Agreement]

BLACKSTONE PRIVATE CREDIT FUND, as a Lender

By:	/s/ Marisa Beeney Name:Marisa Beeney Title:Authorized Person

[Signature Page to Credit Agreement]

BLACKSTONE HOLDINGS FINANCE CO. L.L.C., as a Lender

By: Blackstone Holdings I L.P., as Sole Member

By: Blackstone Holdings I/II GP., Inc., as General Partner

By:	/s/ Eric Liaw Name:Eric Liaw Title:Authorized Person

[Signature Page to Credit Agreement]

BGSL BIG SKY FUNDING LLC, as a Lender

BGSL BRECKENRIDGE FUNDING LLC, as a Lender

BGSL JACKSON HOLE FUNDING LLC, as a Lender

In each case, by: Blackstone Secured Lending Fund, as sole member

By:	/s/ Marisa Beeney Name:Marisa Beeney Title:Authorized Person

[Signature Page to Credit Agreement]

EMERALD DIRECT LENDING 1 LIMITED PARTNERSHIP, as a Lender

EMERALD MURRAY STREET LP, as a Lender EMERALD SPRING STREET LP, as a Lender

GN LOAN FUND LP, as a Lender

In each case, by: Blackstone Alternative Credit Advisors LP, its investment manager

By:	/s/ Marisa Beeney Name:Marisa Beeney Title:Authorized Person

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Danielle Spar Name:Danielle Spar Title:Authorized Signatory

[Signature Page to Credit Agreement]

ALLY BANK, as Ally Representative, a Lender and an L/C Issuer

By:	/s/ Robert J. Shusterman Name:Robert J. Shusterman Title:Authorized Signatory

[Signature Page to Credit Agreement]